                                                                    EXHIBIT 2.01

                           ASSET PURCHASE AGREEMENT
                           ------------------------

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") dated as of April 13, 1998, is by and between NEW INSPIRATION BROADCASTING COMPANY, INC., a California
                        ------------------------------------------
corporation ("Buyer"), and FIRST SCIENTIFIC EQUITY DEVICES TRUST, a Connecticut
                           -------------------------------------
trust ("Seller").

                                   RECITALS:

     1. Seller has entered into a Stock Purchase Agreement dated as of April 13, 1998 (the "Stock Purchase Agreement") to acquire all of the issued and outstanding capital stock of Southern California Broadcasting Company (the "Company"), the licensee of KIEV-AM, Glendale, California (the "Station"), which capital stock is owned in the aggregate by Fred S. Beaton as Trustee of the Fred
S. Beaton Revocable Trust, Ronald W. Beaton and Carolyn M. Beaton as Co-Trustees of the Ronald W. Beaton Inter Vivos Trust, Fred S. Beaton and Ronald W. Beaton as Co-Trustees of the William J. Beaton Family Trust, James G. Damon and Tessie
A. Damon.

     2. Buyer desires to acquire substantially all the assets of the Station, and Seller is willing to direct the conveyance of such assets by the Company to Buyer, on then terms and subject to the conditions of this Agreement.

     3. Seller and Buyer acknowledge that the acquisition of the Station described herein is subject to prior approval of the FCC, prior approval of the FCC to the acquisition by Buyer of all of the issued and outstanding stock of the Company and the consummation of the acquisition of such stock.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, the parties hereto agree as follows:


                                   ARTICLE I

                                  TERMINOLOGY
                                  -----------

     1.1  Act.  The Communications Act of 1934, as amended.
          ---

     1.2  Assets.  Such term shall have the meaning defined in Section 3.6.
          ------

     1.3  Assumed Obligations.  Such term shall have the meaning defined in
          -------------------
Section

     1.4  Business Day.  Any calendar day, excluding Saturdays and Sundays, on
          ------------
which federally chartered banks in the City of Los Angeles, California, are regularly open for business.


     1.5  Reserved.
          --------

     1.6  Buyer's Threshold Limitation.  As provided in Section 9.3(b), the
          ----------------------------
threshold dollar amount for the aggregate of claims, liabilities, damages, losses, costs and expenses that must be incurred by Buyer before Seller shall be obligated to indemnify Buyer. The Buyer's Threshold Limitation shall be Fifty Thousand Dollars ($50,000).

     1.7  Cash Purchase Price.  Such term shall have the meaning defined in
          -------------------
Section 2.4.

     1.8  Closing.  The closing with respect to the transactions contemplated by
          -------
this Agreement.

     1.9  Closing Date.  The date determined as the Closing Date as provided in
          ------------
Section 8.1.

     1.10 Disclosure Schedule.  Such term shall have the meaning defined in the
          -------------------
preface to Article III.

     1.11 Documents.  This Agreement and all Exhibits and Schedules hereto, and
          ---------
each other agreement, certificate or instrument delivered pursuant to or in connection with this Agreement, including amendments thereto that are expressly permitted under the terms of this Agreement.

     1.12 Earnest Money.  Such term shall have the meaning defined in Section
          -------------
2.6.

     1.13 Environmental Assessment.  Such term shall have the meaning defined in
          ------------------------
Section 5.10.

     1.14 Environmental Claim.  Such term shall mean any claim, demand,
          -------------------
assessment, fine, penalty, liability, loss, damage, cost, expense, action, suit, litigation, investigation or formal inquiry, review or proceeding (including, without limitation, any administrative proceeding) under any Environmental Law or with respect to the presence, use, release, manufacture, generation, storage, transportation or disposal of any Hazardous Materials.

     1.15 Environmental Laws.  The Comprehensive Environmental Response,
          ------------------
Compensation, and Liability Act, the Resource Conservation and Recovery Act, the Clean Water Act and the Toxic Substances Control Act, each as amended, and any other applicable federal, state and local laws, statutes, rules or regulations concerning the treating, producing, handling, storing, releasing, spilling, leaking, pumping, pouring, emitting or dumping of Hazardous Materials.

     1.16 Escrow Agent.  Blackburn & Company, Incorporated.
          ------------

     1.17 Escrow Agreement.  The Escrow Agreement in the form attached as
          ----------------
Exhibit A which Seller, Buyer and the Escrow Agent have entered into concurrently with the execution of this Agreement relating to the deposit, holding, investment and disbursement of the Earnest Money.

     1.18 Excluded Assets.  Such term shall have the meaning defined in Section
          ---------------
2.2.

     1.19 FCC.  Federal Communications Commission.
          ---

     1.20 FCC Licenses.  The licenses, permits and authorizations of the FCC for
          ------------
the operation of the Station as listed on Schedule 3.11.

     1.21 FCC Order.  An order, public notice or decision of the FCC granting
          ---------
its consent to the assignment of the FCC Licenses to Buyer.

     1.22 Final Action.  An action of the FCC that has not been reversed,
          ------------
stayed, enjoined, set aside, annulled or suspended; with respect to which no timely petition for reconsideration or administrative or judicial appeal or sua sponte action of the FCC with comparable effect is pending and as to which the time for filing any such petition or appeal (administrative or judicial) or for the taking of any such sua sponte action of the FCC has expired.

     1.23 Hazardous Materials.  Toxic materials, hazardous wastes, hazardous
          -------------------
substances, pollutants or contaminants, asbestos or asbestos-related products, polychlorinated biphenyls, petroleum, crude oil or any fraction or distillate thereof (as such terms are defined in any applicable Environmental Laws, and including any other terms which are or may be used in any applicable environmental laws to define prohibited or regulated substances).

     1.24 HSRA.  The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as
          ----
amended, and the regulations adopted thereunder.

     1.25 Indemnified Party.  Any party described in Article IX against which
          -----------------
any claim or liability may be asserted by a third party which would give rise to a claim for indemnification under the provisions of this Agreement by such party.

     1.26 Indemnifying Party. The party to this Agreement that, in the event of
          ------------------
a claim or liability asserted by a third party against an Indemnified Party which would give rise to a claim by such Indemnified Party for indemnification under the provisions of this Agreement (i) may be obligated to indemnify such Indemnified Party against such claim and (ii) may at its own expense, and upon written notice to such Indemnified Party, compromise or defend such claim.

     1.27 Lease Agreement; Purchase Agreement.  The Lease Agreement in the form
          -----------------------------------
attached hereto as Exhibit B-1 and the Purchase Agreement attached hereto as Exhibit B-2 which Eagle Rock Towers, LLC and Seller shall enter into on the closing date of the Stock Purchase Agreement relating to the lease and purchase of the site upon which the Station's transmitter is situated and which Seller shall assign to Buyer on the Closing Date.

     1.28 Lien.  Any mortgage, deed of trust, pledge, hypothecation, security
          ----
interest, encumbrance, lien, lease or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any assets or property, including any written or oral agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement with respect to any assets or property under the Uniform Commercial Code or comparable law of any jurisdiction.

     1.29 Material Adverse Condition.  A condition which would materially
          --------------------------
restrict, limit, increase the cost or burden of or otherwise materially and adversely affect or materially impair the right of Buyer to the ownership, use, control, enjoyment or operation of the Station or the proceeds therefrom; provided, however, that any condition which requires that the Station be operated in accordance with a condition similar to those contained in the present FCC licenses issued for operation of the Station, shall not be deemed a Material Adverse Condition.

     1.30 OSHA Laws.  The Occupational Safety and Health Act of 1970, as
          ---------
amended, and all other federal, state or local laws or ordinances, including orders, rules and regulations thereunder, regulating or otherwise affecting health and safety of the workplace.

     1.31 Permitted Lien.  Any statutory lien which secures a payment not yet
          --------------
due that arises, and is customarily discharged, in the ordinary course of the Company's business; any non-monetary lien, including, without limitation, any easement, agreement, restriction of record, right-of-way or any similar imperfection, in the Company's title to its assets or properties that, individually and in the aggregate, are not material in character or amount and do not and are not reasonably expected to materially impair the value or materially interfere with the use of any asset or property of the Company material to the operation of its business as it has been and is now conducted.

     1.32 Real Property.  Such term shall have the meaning defined in Section
          -------------
3.7.

     1.33 Rules and Regulations.  The rules of the FCC as set forth in Volume 47
          ---------------------
of the Code of Federal Regulations, as well as such other policies of the Commission, whether contained in the Code of Federal Regulations or not, that apply to the Station.

     1.34 Assets.  All of the tangible and intangible assets to be transferred
          ------
by the Company to Buyer as set forth in Section 2.1.

     1.35 Station Agreements.  The agreements, commitments, contracts and other
          ------------------
items described in Section 2.1(d) which relate to operation of the Station.

     1.36 Seller's Threshold Limitation.  As provided in Section 9.4(b), the
          -----------------------------
threshold dollar amount for the aggregate of claims, liabilities, damages, losses, costs and expenses that must be incurred by Seller before Buyer shall be obligated to indemnify Seller. Seller's Threshold Limitation shall be Fifty Thousand Dollars ($50,000).

     1.37  Survival Period.  The twelve (12) month period following the Closing
           ---------------
Date during which all representations, warranties, covenants and agreements of the parties under this Agreement shall survive, unless otherwise provided with respect to any particular representation, warranty, covenant or agreement.

     1.38 Tangible Personal Property.  The personal property described in
          --------------------------
Section 2.1(a).

     1.39 Trade Agreements.  All contracts for sale of time on the Station for
          ----------------
other than monetary consideration.


                                   ARTICLE II

                               PURCHASE AND SALE
                               -----------------

     2.1  Sale and Purchase of Assets.  Subject to the terms and conditions of
          ---------------------------
this Agreement, at the Closing (as defined in this Agreement), Seller will cause the Company to sell, transfer, assign and convey to Buyer, or Seller will sell, transfer, assign and convey to Buyer, and Buyer will purchase from the Company or Seller, as applicable, free and clear of all Liens (except Permitted Liens), all of the Company's or Seller's right, title and interest, legal and equitable, as applicable, in and to all tangible and intangible assets (except Excluded Assets) used or useful primarily in the operation of the Station as it has been and is now operated, including the following (the "Assets"):

     (a) Tangible Personal Property.  All equipment, parts, supplies, furniture,
         --------------------------
fixtures, music library and other tangible personal property now or hereafter located at the Station's facilities and owned by the Company and used and/or useful primarily in the operation of the Station as it has been and is now operated, including but not limited to the items listed on Section 3.9 of the Disclosure Schedule, together with such modifications, replacements, improvements and additional items, and subject to such deletions therefrom, made or acquired between the date hereof and the Closing Date in accordance with the terms and provisions of this Agreement.

     (b) Real Property.  The Company's interests in the Real Property and any
         -------------
other real estate or interests therein acquired by the Company between the date hereof and the Closing Date in accordance with the terms and provisions of this Agreement.

     (c) Licenses and Permits.  The FCC Licenses and all other assignable or
         --------------------
transferable governmental permits, licenses and authorizations (and any renewals, extensions, amendments or modifications thereof) now held by the Company for use in the operation of the Station or hereafter obtained by the Company between the date hereof and the Closing Date, to the extent such other permits, licenses and authorizations pertain to or are used in the operation of the Station.

     (d) Station Agreements.  All agreements, leases, advertising contracts,
         ------------------
Trade Agreements (including all non-cash receivables therefrom), orders and other commitments which the Company is a party to or bound by which are listed or stated on Section 3.12 of the Disclosure Schedule; any renewals, extensions, amendments or modifications of those agreements being assumed which are made in the ordinary course of the Company's operation of the Station and in accordance with the terms and provisions of this Agreement; and any additional such agreements, contracts, leases, commitments or orders (and any renewals, extensions, amendments or modifications thereof) made or entered into between the date hereof and the Closing Date in accordance with the terms and provisions of this Agreement and which Buyer elects to assume in writing.

     (e) Records.  All of the Company's books, records, accounts, files, logs,
         -------
ledgers, reports of engineers and other consultants or independent contractors, pertaining to or used in the operation of the Station.

     (f) Intellectual Property.  All trade names, trademarks, service marks,
         ---------------------
symbols, logos, copyrights and any other proprietary material or trade right owned or held by the Company and used primarily in the operation of the Station, and all registrations, applications and licenses for any of the foregoing, including, without limitation, those set forth on Section 3.13 of the Disclosure Schedule, the call letters KIEV and jingles and slogans pertaining to the Station; and any additional such items acquired or used primarily in connection with the operation of the Station between the date hereof and the Closing Date.

     (g) Miscellaneous Assets.  Any other tangible or intangible assets,
         --------------------
properties or rights of any kind or nature not otherwise described above in this
Section 2.1 and now or hereafter located at the Station's facilities and owned and used by the Company primarily in the operation of the Station, including but not limited to the call letters of the Station and all goodwill of the Station.

     2.2  Excluded Assets.  Notwithstanding any provision of this Agreement to
          ---------------
the contrary, the Company shall not transfer, convey or assign to Buyer, but shall retain all of its right, title and interest in and to, the following assets owned or held by it on the Closing Date ("Excluded Assets").

     (a) Any and all cash, cash equivalents, cash deposits to secure contract obligations, all accounts receivable (other than non-cash receivables under Trade Agreements), bank deposits and securities held by the Company in respect of the Station at the Closing Date.

     (b) Any and all claims of the Company with respect to transactions prior to the Closing including, without limitation, claims for tax refunds and refunds of fees paid to the FCC.

     (c) Any prepaid expenses not subject to proration under Section 2.8.

     (d) All contracts of insurance and claims against insurers.

     (e) All employee benefit plans and the assets thereof and all employment contracts.

     (f) All contracts that are terminated in accordance with the terms and provisions of this Agreement or have expired prior to the Closing Date in the ordinary course of business; and all loans and loan agreements.

     (g) All tangible personal property disposed of or consumed between the date hereof and the Closing Date in accordance with the terms and provisions of this Agreement.

     (h) The Company's corporate records except to the extent such records pertain to or are used in the operation of the Station, in which case Seller shall cause the Company to deliver accurate copies thereof to Buyer.

     (i) All commitments, contracts and agreements not specifically assumed by Buyer pursuant to Section 2.1(d) above.

     2.3  Assumption of Liabilities.
          -------------------------

     (a) At the Closing, Buyer shall assume and agree to perform, without duplication of the Company's performance, the following liabilities and obligations of the Company and/or of Seller (the "Assumed Obligations"):

          (i) The obligation under any Trade Agreements to provide advertising on the Station on and after the Closing Date.

          (ii) Liabilities and obligations arising under the Station Agreements assumed by and transferred to Buyer in accordance with this Agreement, but only to the extent such liabilities and obligations relate to any period of time after the Closing Date.

          (iii) The obligations imposed of Seller under Section 9.7 of the Stock Purchase Agreement.

     (b) Except for the Assumed Obligations, Buyer shall not assume or in any manner be liable for any duties, responsibilities, obligations or liabilities of the Company or of Seller of any kind or nature, whether express or implied, known or unknown, contingent or absolute, including, without limitation, any liabilities to or in connection with the Company's employees whether arising in connection with the transaction contemplated hereunder or otherwise.

     2.4  Consideration.  The consideration to be paid by Buyer for the Assets
          -------------
shall consist of cash in the amount of Thirty Million Four Hundred Thousand Dollars ($30,400,000), subject to adjustment as provided in Sections 2.6 and 2.8 hereof (as adjusted, the "Cash Purchase Price").

     2.5  Reserved.
          --------

     2.6  Earnest Money.
          -------------

     (a) Concurrently with the execution of this Agreement, Buyer shall deposit with the Escrow Agent under the Escrow Agreement, in immediately available funds, the sum of One Million Five Hundred Thousand Dollars ($1,500,000) (which amount is hereinafter referred to as the "Earnest Money"). The Escrow Agent shall hold the Earnest Money under the terms of the Escrow Agreement in trust for the benefit of the parties hereto. Interest and other earnings on the Earnest Money shall be distributed by the Escrow Agent to Buyer from time to time upon the request of Buyer.

     (b) If Closing does not occur, the Earnest Money shall be delivered to Seller or returned to Buyer in accordance with Section 10.2, and if Closing does occur, the Earnest Money shall be applied toward payment of the Cash Purchase Price at Closing as provided in Section 2.7.

     2.7  Payment of Cash Purchase Price.
          ------------------------------

     (a) The Cash Purchase Price shall be paid by Buyer as follows:

          (i) At the Closing, the Earnest Money shall, subject to execution and delivery of the closing documents described in Section 8.2, become the property of the Company and shall, pursuant to the Escrow Agreement, be disbursed to the Company by cashier's check or wire transfer of immediately available funds.

          (ii) The amount of the Cash Purchase Price, less the amount of the Earnest Money disbursed to the Company and less or plus prorations and adjustments made pursuant to Section 2.8, shall be paid to the Company at Closing by wire transfer of immediately available funds.

     2.8  Proration.  All prepaid income and expense items arising from the
          ---------
operation of the Station including, but not limited to, state and local taxes (excluding income taxes), real and personal, upon the Assets, license fees, frequency discounts, rents, prepaid amounts in respect of any Station Agreement or Trade Agreement, non-cash receivables pursuant to Trade Agreements, insurance and prepayments for advertising and broadcast time, utility charges, and the FCC's annual license fee, if any, shall be prorated as of the Closing Date and accounted for and paid insofar as practicable as between Seller and Buyer at the Closing. Within sixty (60) days following the Closing Date, Seller shall furnish to Buyer a good faith computation of any proration items not determinable as of the Closing Date and a restatement of the proration items determined as of the Closing Date in accordance with the previous sentence the "Computation and Restatement"). Buyer shall notify Seller within ten (10) days whether or not Buyer agrees with such Computation and Restatement. Should Buyer notify Seller of its agreement with such Computation and Restatement, a final adjustment payment shall be made by Buyer to Seller or Seller to Buyer, as the case may be, within twenty (20) days after the provision of such notice to Seller. Should Buyer fail to agree with such Computation and Restatement, Seller and Buyer shall promptly retain a mutually agreeable accounting firm for the purpose of computing all items to be prorated as of the Closing Date pursuant to the terms of this Section 2.8. Said accounting firm shall be instructed to compute such proration items as promptly as reasonably possible and to send a letter to Buyer and Seller providing its conclusion as to the computation of such proration items and a summary of the basis for its conclusion (the "Proration Notice"). The amounts stated in the Proration Notice shall be conclusive and binding for all purposes hereunder, and within twenty (20) days after the date of the Proration Notice, a final adjustment payment shall be made by Buyer to Seller or Seller to Buyer, as the case may be. Buyer and Seller shall each bear fifty (50) percent of the accounting firm's costs and expenses incurred in connection with preparation of the Proration Notice.

     2.9  Allocation of the Purchase Price.  Prior to Closing, Buyer and Seller
          --------------------------------
shall use good faith efforts to agree to an allocation of the Purchase Price. Buyer and Seller shall use such allocation, if agreed upon, for all reporting purposes in connection with federal, state and local income and, to the extent permitted under applicable law, franchise taxes. Buyer and Seller agree to report such allocation to the Internal Revenue Service in the form required by Treasury Regulation 1.1060-IT.


                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     To induce Buyer to enter into this Agreement, Seller hereby represents and warrants to Buyer that the statements contained in this Article 3 are correct and complete as of the date hereof and will be correct and complete as of the Closing Date, except as specified to the contrary in the disclosure schedule prepared by Seller and attached hereto as Exhibit C (the "Disclosure Schedule"). The Disclosure Schedule is arranged in Sections corresponding to the numbered and lettered Sections contained in this Article 3.

     3.1  Organization and Good Standing.
          ------------------------------

     (a) Seller is a trust validly existing and in good standing under the laws of the State of Connecticut. The Company is a corporation validly existing and in good standing under the laws of the State of California, and is qualified to do business and in good standing under the laws of all other jurisdictions where the failure to be qualified to do business and in good standing would result in the occurrence of a Material Adverse Condition. The Company has all requisite power to own, operate and lease its properties, to perform all of its obligations under the agreements and instruments to which it is a party or by which it is bound, and to carry on its business as it is now being conducted and as the same will be conducted until the Closing.

     (b) The Company does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business trust, association or other legal entity, except as shown on
Section 3.1 of the Disclosure Schedule

     3.2  Authorization and Binding Effect of Documents.  This Agreement and
          ---------------------------------------------
each of the other Documents have been duly authorized by all necessary action on the part of Seller, and have been, or at or prior to the Closing will be, duly executed and delivered by Seller and is, or at or prior to the Closing will be, the legal, valid and binding obligation of Seller enforceable in accordance with their respective terms. As of the Closing Date, Seller will have the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder and each of the other Documents and to consummate the transactions hereby and thereby contemplated. This Agreement constitutes (and each of the other Documents, when so executed and delivered, will constitute) legal and valid obligations of Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights or remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     3.3  Reserved.
          --------

     3.4  Absence of Conflicts.  The execution and delivery of this Agreement
          --------------------
and the Escrow Agreement by Seller and, provided that all consents and waiting periods contemplated by Sections 5.1 and 5.2 have been obtained or have expired, the execution and delivery by Seller of the other Documents, the performance of its obligations under this Agreement and each of the other Documents and the consummation by Seller of the transactions contemplated by this Agreement and the other Documents:

          (a) do not violate in any respect, with or without the giving of notice or the passage of time or both (or result in the creation of any Lien other than a Permitted Lien on any of the Assets under), any provision of law, rule or regulation or any order, judgment, injunction, decree or ruling applicable to Seller or the Company in any manner which would have a material adverse effect on the Assets, the Station or the Company;

          (b) except as set forth on Section 3.4 of the Disclosure Schedule, do not conflict with or result in a breach or termination of, or constitute a default or give rise to a right of termination or acceleration under the articles of incorporation or bylaws of the Company or pursuant to any lease, agreement, commitment or other instrument which Seller or the Company is a party to or bound by or which any of the Assets may be bound, or result in the creation of any Lien other than a Permitted Lien upon any of the Assets.

     3.5  Governmental Consents and Consents of Third Parties.  Except as set
          ---------------------------------------------------
forth on Sections 3.5 and 3.11 of the Disclosure Schedule and except for the consents and waiting periods contemplated by Sections 5.1 and 5.2 hereof, the execution and delivery of, and the performance of its obligations under, this Agreement and each of the other Documents by Seller, and the consummation by Seller of the transactions contemplated hereby and thereby, do not require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration or filing with, any court or public agency or other authority, or the consent of any person under any agreement, arrangement or commitment of a nature which Seller is a party to or bound or by which the Assets are bound by or subject to, the failure of which to obtain would have a material adverse effect on the Assets or the operation of the Station.

     3.6  The Assets.  The Assets include all of the assets, properties and
          ----------
rights of every type and description, real, personal and mixed, tangible and intangible, that are used to a material extent in the conduct of the business of owning and operating the Station in the manner in which that business has been and is now conducted described in Section 2.1, with the exception of the Excluded Assets.

     3.7  Title to the Assets.  The Assets constitute all of the assets of the
          -------------------
Company, with the exception of the Excluded Assets. The Company has (or will have at Closing) good, valid and marketable title to the Assets. The Assets are (or will be at Closing) free and clear of all Liens (except Permitted Liens). There is no real property or personal property used in the business of the Company that is not owned by the Company or possessed by the Company pursuant to a binding written agreement therefor permitting the use of such property in the manner used by the Company. Any such agreement is set forth in Section 3.7 of the Disclosure Schedule.

     3.8  Reserved.
          --------

     3.9  Tangible Personal Property.  Except for office equipment, supplies and
          --------------------------
other incidental items which in the aggregate are not of material value, the list of Tangible Personal Property set forth in Section 3.9 of the Disclosure
Schedule is, in all material respects, a complete and correct list of all of the items of tangible personal property (other than Excluded Assets) used to a material extent in the operation of the Station in the manner in which it has been and is now operated. Except as set forth in Section 3.9 of the Disclosure
Schedule:

     (a) The Company has or at Closing will have good and valid title to all of the Tangible Personal Property free and clear of all Liens except Permitted Liens, and including the right to transfer same.

     (b) The Tangible Personal Property has been maintained in accordance with industry practices and good engineering standards and is in good operating condition subject to ordinary wear and tear.

     (c) The Tangible Personal Property complies with applicable rules and regulations of the FCC and the terms of the FCC Licenses and, to the extent applicable, the rules and regulations of the Federal Aviation Administration.

     (d) Seller does not have knowledge of any defect in the condition or operation of any item of the Tangible Personal Property which is reasonably likely to result in the occurrence of a Material Adverse Condition.

     3.10 Real Property.
          -------------

     (a) The real property described in Section 3.10 of the Disclosure Schedule constitutes a complete and correct summary description in all material respects of all of the interests in real estate used to any extent in the operation of the Station in the manner which it has been and is now operated. The real estate, together with all improvements affixed thereto, set forth in Section
3.10 of the Disclosure Schedule is herein defined as the "Real Property."

     (b) The Company does not owe any money to any architect, contractor, subcontractor or materialman for labor or materials performed, rendered or supplied to or in connection with the Real Property within the past four (4) months which shall not be paid in full on or before Closing. Except as set forth in Section 3.10 of the Disclosure Schedule, there is no work being done at or materials being supplied to the Real Property at the date hereof other than routine maintenance projects having an aggregate cost through completion thereof of no more than ten thousand dollars ($10,000).

     (c) To the best knowledge of Seller, the present use of the Real Property is in compliance with all applicable zoning codes in effect as of the date hereof, and neither Seller nor the Company have received any notices of uncorrected violations of the applicable housing, building, safety or fire ordinances. The Real Property is served by electricity and water in capacities adequate for the present use of the Real Property and improvements thereon. Except as set forth in Section 3.10 of the Disclosure Schedule, neither Seller nor the Company have made any other agreement for the sale or lease of, or given any other person an option to purchase or lease or a right of first refusal to purchase or lease, all or any part of the Real Property, and except as set forth in Section 3.10 of the Disclosure Schedule, neither Seller nor the Company have subjected the Real Property to any liens (other than Permitted Liens), easements, rights, duties, obligations, covenants, conditions, restrictions, limitations or agreements not of record.

     (d) No portion of the Real Property or improvements thereon is the subject of any condemnation or eminent domain proceeding presently instituted or, to the Seller's or Company's actual knowledge, pending, and neither Seller nor the Company have received notice from any condemning authority that such proceedings are threatened.

     3.11 FCC Licenses.  The Company is the holder of the FCC Licenses listed in
          ------------
Section 3.11 of the Disclosure Schedule, and except as set forth in such Disclosure Schedule, the FCC Licenses (i) are valid, in good standing and in full force and effect and constitute all of the licenses, permits and authorizations required by the Act and the Rules and Regulations for, or used in, the operation of the Station as now operated, and (ii) constitute all the licenses and authorizations issued by the FCC to the Company for or in connection with the current operation of the Station. Seller does not have any knowledge of any condition imposed by the FCC as part of any FCC License which is neither set forth on the face thereof as issued by the FCC nor contained in the Rules and Regulations applicable generally to stations of the type, nature, class or location of the Station. Except as disclosed on Section 3.11 of the Disclosure Schedule, the Station is being operated at full authorized power in accordance with the terms and conditions of the FCC Licenses applicable to it and in accordance with the Rules and Regulations. Except as set forth on Section 3.11 of the Disclosure Schedule, no proceedings are pending or, to the knowledge of Seller, are threatened which may result in the revocation, modification, non-renewal or suspension of any of the FCC Licenses, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to the Station or its operation, other than proceedings affecting the radio broadcasting industry in general. The Company has complied in all material respects with all requirements to file reports, applications and other documents with the FCC with respect to the Station, and all such reports, applications and documents are complete and correct in all material respects. Seller has no knowledge of any matters (i) which could reasonably be expected to result in the suspension or revocation of or the refusal to renew any of the FCC Licenses or the imposition of any fines or forfeitures by the FCC, or (ii) against the Company which could reasonably be expected to result in the FCC's refusal to grant approval of the assignment to Buyer of the FCC Licenses or the imposition of any Material Adverse Condition in connection with approval of such assignment. There are not any unsatisfied or otherwise outstanding citations issued by the FCC with respect to the Station or its operation. Complete and accurate copies of all FCC Licenses are attached as a part of Section 3.11 of the Disclosure Schedule. The "Public Inspection File" of the Station is complete and in substantial and material compliance with section 73.3526 of the Rules and Regulations.

     3.12 Station Agreements.
          ------------------

     (a) Any Trade Agreements remaining at the Closing shall be consistent with the Trade Agreements historically agreed to by the Company as evidenced by the summary of trade sales attached to Section 3.12 of the Disclosure Schedule. At Closing the negative balance of any Trade Agreements shall not exceed $10,000.

     (b) Section 3.12 of the Disclosure Schedule under the heading "Station Agreements" sets forth an accurate and complete list of all agreements, contracts, arrangements or commitments in effect as of the date hereof, including all amendments, modifications and supplements thereto, (i) to which the Company is a party or by which it is bound or (ii) to which the Station or its assets or properties is a party to or by which it is bound. Complete and correct copies of all such agreements, contracts, arrangements, or commitments that are in writing, including all amendments, modifications and supplements thereto, have been delivered to Buyer.

     (c) Except as set forth in the Disclosure Schedule, and with respect to all Station Agreements being assumed by Buyer, (i) all Station Agreements are legal, valid and enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity regardless of whether enforcement is sought in any proceeding at law or in equity; (ii) Seller is not, nor is, to the Seller's knowledge, any other party thereto, in material breach of or in material default under any Station Agreements; (iii) to the knowledge of Seller, there has not occurred any event which, after the giving of notice or the lapse of time or both, would constitute a material default under, or result in the material breach of, any Station Agreements which are, individually or in the aggregate, material to the operation of the Station; and
(iv) the Company holds the right to enforce and receive the benefits under all of the Station Agreements, free and clear of all Liens (other than Permitted Liens) but subject to the terms and provisions of each such agreement.

     (d) Section 3.12 of the Disclosure Schedule indicates, for each Station Agreement listed thereon that has not been reduced to writing, whether consent or approval by any party thereto is required thereunder in connection with the consummation of the transactions contemplated hereby or in connection with the assignment of such Station Agreement by the Company to any third party.

     3.13 Intellectual Property.  Section 3.13 of the Disclosure Schedule
          ---------------------
contains an accurate and complete description of the Intellectual Property in all material respects. Except as disclosed in Section 3.13 of the Disclosure
Schedule:

     (a) To Seller's knowledge, the Company owns, free and clear of conflicting claims or restrictions, all right and interest in, and right and authority to use in the operation of the Station as presently conducted, all of the Intellectual Property, if any, which is material to the operation of the Station; and

     (b) There are no outstanding or, to the knowledge of Seller, threatened judicial or adversary proceedings with respect to any of the Intellectual Property.

     3.14 Financial Statements.
          --------------------

     (a) Seller has delivered to Buyer certain financial information and projections respecting the Company, copies of which are set forth on Section
3.14 of the Disclosure Schedule, as follows (the "Financial Statements"):

          (i) Unaudited balance sheets and income statements as of October 31, 1995, 1996 and 1997 and for the twelve-month periods ending October 31, 1995, 1996 and 1997;

          (ii) Unaudited balance sheet and income statement as of November 30, 1997.

          (iii) Three-month sales projection summary for the months of March, April and May, 1998.

     (b) The financial information described in (i) and (ii) above and set forth on Section 3.14 of the Disclosure Schedule, as updated as provided herein, has been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated, accurately reflects the books and records of the Station and fairly summarizes, in all material respects, the results of operations of the Station for the periods indicated. The information described in (iii) above and set forth on Section 3.14 of the Disclosure Schedule, as updated as provided herein, shall accurately reflect sales contracts booked for the applicable three-month period. Since November 30, 1997 and through the date of this Agreement, there has been no material adverse change in the Station's results of operation from that shown on the income statements set forth on Section 3.14 of the Disclosure Schedule, and the operations and business of the Station have been conducted in all material respects in the ordinary course. Monthly income statements for the Station for the period December 1, 1997 through Closing shall be prepared within thirty (30) days following the end of each month and shall be delivered to Buyer within seven (7) days of preparation. Updated three-month sales projection summaries shall be prepared within fourteen (14) days after the beginning of each month and shall be delivered to Buyer within seven (7) days of preparation.

     3.15 Litigation.  Except for the matters set forth on Section 3.15 of the
          ----------
Disclosure Schedule (the "Scheduled Litigation Matters"), there are no claims, investigations or administrative, arbitration or other proceedings pending or, to the actual knowledge of Seller, threatened against the Company which would, individually or in the aggregate if adversely determined, have a material adverse effect on the Assets or the operation of the Station but for the existence of insurance coverage, or which would give any third party the right to enjoin the transactions contemplated by this Agreement. Section 3.15 of the Disclosure Schedule sets forth an accurate summary of the Scheduled Litigation Matters, including a statement concerning the status thereof and a reasonable estimate of the potential loss exposure to the Company under each such Scheduled Litigation Matter but for the existence of insurance coverage in respect of the same. The potential loss exposure to the Company in connection with each Scheduled Litigation Matter is fully covered or, solely with respect to the Perez matter and the Rodriguez matter, are reasonably believed to be fully covered by one or more policies of insurance maintained by the Company and the Company has taken or will take prior to Closing all steps necessary to indefeasibly perfect its right to coverage under such policy or policies with respect to each Scheduled Litigation Matter. The Company has paid prior to Closing any and all deductible payments required theretofore under each such policy of insurance in respect of each Scheduled Litigation Matter. To the actual knowledge of Seller, there is no basis for any such claim, investigation, action, suit or proceeding which would, individually or in the aggregate if adversely determined, have an adverse effect on the Assets or operation of the Station. There are no existing or, to the actual knowledge of Seller, pending orders, judgments or decrees of any court or governmental agency affecting the Company, the Station or any of the Assets.

     3.16 Labor Matters.  Except as disclosed on Section 3.16 of the Disclosure
          -------------
Schedule:

     (a) There is no strike, slow-down or work stoppage pending or, to the knowledge of Seller, threatened against the Station by any collective bargaining representative of employees of the Station;

     (b) There are neither pending nor, to the actual knowledge of Seller, threatened, any suits, actions, administrative proceedings, arbitrations, grievances or such other proceedings between the Company and any employees or former employees of the Station or any union representing such employees; and to the knowledge of Seller there are no existing labor or employment or other controversies or grievances involving employees or former employees of the Station which have had or are reasonably likely to have a material adverse effect on the operation of the Station;

     (c) With respect to the Station, (i) to the knowledge of Seller, the Company is in compliance in all material respects with all laws, rules and regulations relating to the employment of labor and all employment contractual obligations, including those relating to wages, hours, collective bargaining, affirmative action, discrimination, sexual harassment, and the withholding and payment of taxes and contributions; (ii) the Company has withheld all amounts required by law or agreement to be withheld from the wages or salaries of its employees; and (iii) the Company is not liable to any present or former employees or any governmental authority for damages, arrears of wages or any tax or penalty for failure to comply with the foregoing;

     (d) Buyer's consummation of the transactions contemplated by this Agreement in accordance with the terms hereof shall not cause Buyer to become responsible for payment of any severance or termination pay under any agreement, plan or arrangement that is binding on the Company.

     3.17 Employee Benefit Plans.   Buyer's consummation of the transactions
          ----------------------
contemplated by this Agreement in accordance with the terms hereof shall not, as a result of or in connection with the transactions contemplated hereby, impose upon Buyer any obligation under any benefit plan, contract or arrangement (regardless of whether they are written or unwritten and funded or unfunded) covering employees or former employees of the Company in connection with their employment by the Company. For purposes of this Agreement, "benefit plans" shall include without limitation employee benefit plans within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, vacation benefits, employment and severance contracts, stock option plans, bonus programs and plans of deferred compensation. The preceding provisions for this
Section 3.17 do not apply to any obligations that may arise as a matter of law under the health care continuation coverage rules of the Consolidated Omnibus Budget Reconciliation Act of 1985.

     3.18 Compliance with Law.  The operation of the Station complies in all
          -------------------
material respects with the applicable rules and regulations of the FCC and all federal, state, local or other laws, statutes, ordinances, regulations, and any applicable order, writ, injunction or decree of any court, commission, board, agency or other instrumentality.

     3.19 Environmental Matters; OSHA.
          ---------------------------

     (a) The Company has obtained all environmental, health and safety permits necessary or required for either the operation of the Station or the ownership of the Real Property, and all such permits are in full force and effect and the Company is in compliance in all material respects with all terms and conditions of such permits.

     (b) There is no proceeding pending or, to Seller's knowledge, threatened which may result in the reversal, rescission, termination, modification or suspension of any environmental or health or safety permits necessary for the operation of the Station or the ownership of the Real Property.

     (c) With respect to the Station and the ownership of the Real Property, the Company is in compliance in all material respects with the provisions of applicable Environmental Laws.

     (d) During the Company's occupancy of the Real Property, the Company has not, and to Seller's actual knowledge, no other person or entity has caused or permitted materials to be generated, released, stored, treated, recycled, disposed of on, under or at such parcels, which materials, if known to be present, would require cleanup, removal or other remedial or responsive action under Environmental Laws (other than normal office, cleaning and maintenance supplies in reasonable quantities used and/or stored appropriately in the buildings or improvements on the Real Property). To Seller's actual knowledge, the Company has not caused the migration of any materials for the Real Property onto or under any property adjacent to the Real Property which materials, if known to be present, would require cleanup, removal or other remedial or responsive action under Environmental Laws. Except as disclosed in Section 3.19 of the Disclosure Schedule and to Seller's actual knowledge, there are no underground storage tanks and no polychlorinated biphenyls or friable asbestos on such property.

     (e) The Company is not subject to any judgment, decree, order or citation with respect to the Station or the Real Property related to or arising out of Environmental Laws, and the Company has not received notice that it has been named or listed as a potentially responsible party by any person or governmental body or agency in any matter arising under Environmental Laws.

     (f) The Company has not discharged or disposed of any petroleum product or solid waste on the Real Property (other than incidental petroleum products from motor vehicles parked on or about the Real Property), or on the property adjacent to the Real Property owned by third parties, which may form the basis for any present or future claim based upon the Environmental Laws in existence on the date hereof or as of the Closing, or any demand or action seeking cleanup of any site, location, body of water, surface or subsurface, under any Environmental Laws or otherwise, or which may subject the owner of the Real Property to claims by third parties (except to the extent third-party liability can be established) for damages.

     (g) No portion of the Real Property has ever been used by the Company (or, to Seller's actual knowledge, by any previous occupant of the Real Property) in material violation of Environmental Laws, as a landfill, dump site or used for any other use which involves the disposal or storage of solid waste on-site in any manner which may materially affect the value of the Real Property.

     (h) No pesticides, herbicides, fertilizers or other materials have been used on, applied to or disposed of by the Company on the Real Property in material violation of any Environmental Laws (other than normal office, cleaning and maintenance supplies in reasonable quantities used and/or stored appropriately in the buildings or improvements on the Real Property).

     (i) With respect to the Station or the Real Property, the Company has disposed of all waste in full compliance with all Environmental Laws and to Seller's actual knowledge without investigation, there is no existing condition that may form the basis of any present or future claim, demand or action seeking clean up of any facility, site, location or body of water, surface or subsurface, for which the Buyer could be liable or responsible solely as a result of the disposal of the Company's waste at such site.

     (j) The Company is in material compliance with all OSHA Laws.

     3.20 Filing of Tax Returns.  The Company has filed all federal, state and
          ---------------------
local tax returns which are required to be filed unless extensions have been obtained, and by the Closing Date will have paid all taxes and all assessments to the extent that such taxes and assessments have become due. The Company has made adequate provision for all accrued and unpaid taxes, assessments, penalties and other governmental charges, whether or not disputed, and the Company has made and will continue to make adequate provision for such taxes on its books and records for the Company until the Closing Date. All of said taxes, assessments, penalties and other governmental charges will have been actually paid to the appropriate party on or before the Closing Date.

     3.21 Absence of Insolvency.  No insolvency proceedings of any character
          ---------------------
including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting the Company or any of the Assets, are pending or, to the knowledge of Seller, threatened, and the Company has made no assignment for the benefit of creditors, nor taken any action with a view to, or which would constitute the basis for the institution of, any such insolvency proceedings.

     3.22 Broker's or Finder's Fees.  Except as set forth in Section 3.22 of the
          -------------------------
Disclosure Schedule, no agent, broker, investment banker or other person or firm acting on behalf of or under the authority of Seller is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated by this Agreement.

     3.23 Insurance.  There is now in full force and effect with reputable
          ---------
insurance companies fire and extended coverage insurance with respect to all material tangible Sale Assets and public liability insurance, all in reasonable commercial amounts.

     3.24 Books and Records.  The books of account, minute books, stock record
          -----------------
books and other records of the Company all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices, including, but not limited to, the maintenance of an adequate system of internal controls.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     To induce Seller to enter into this Agreement, Buyer represents and warrants to Seller that the statements contained in this Article 4 are correct and complete as of the date hereof and will be correct and complete as of the Closing Date.

     4.1  Organization and Good Standing.  Buyer is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of California. Buyer has all requisite corporate power to own, operate and lease its properties and carry on its business as it is now being conducted and as the same will be conducted following the Closing.

     4.2  Binding Effect of Documents.  Buyer's execution and delivery of, and
          ---------------------------
the performance of its obligations under, this Agreement and each of the other Documents, and the consummation by Buyer of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary corporate action on the part of Buyer. This Agreement and each of the other Documents to be executed by Buyer have been, or at or prior to the Closing will be, duly executed by Buyer. The Documents, when executed and delivered by the parties hereto, will constitute the valid and legally binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally, and except as may be limited by general principles of equity (regardless of whether such enforceability is sought in a proceeding in equity or at law).

     4.3  Absence of Conflicts.  Buyer's execution and delivery of this
          --------------------
Agreement and the Escrow Agreement and, provided that all consents and waiting periods contemplated by Sections 5.1 and 5.2 have been obtained or have expired, Buyer's execution and delivery of the other Documents, the performance by Buyer of its obligations under this Agreement and the other Documents and the consummation by Buyer of the transactions contemplated by this Agreement and the other Documents:

     (a) Do not (with or without the giving of notice or the passage of time or both) violate (or result in the creation of any claim, lien, charge or encumbrance on any of the assets or properties of Buyer under) any provision of law, rule or regulation or any order, judgment, injunction, decree or ruling applicable to Buyer in any manner which would have a material adverse effect on the assets, business, operation or financial condition or results of operations of Buyer;

     (b) Do not (with or without the giving of notice or the passage of time or both) conflict with or result in a breach or termination of, or constitute a default or give rise to a right of termination or acceleration under, the articles of incorporation or bylaws of Buyer or any lease, agreement, commitment or other instrument which Buyer is a party to or bound by or by which any of its assets or properties may be bound.

     4.4  Governmental Consents and Consents of Third Parties.  Except for the
          ---------------------------------------------------
required consent of the FCC and the expiration of the applicable waiting period under the HSRA without the institution or threat of any action with respect to the consummation of this Agreement, Buyer's execution and delivery of, and the performance of its obligations under, this Agreement and each of the other Documents and the consummation by Buyer of the transaction contemplated hereby and thereby, do not require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration or filing with, any court or public agency or other authority, or the consent of any person under any agreement, arrangement or commitment of any nature which Buyer is a party to or bound by, the failure of which to obtain would have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement.

     4.5  Qualification.
          -------------

     (a) Buyer has no knowledge after due inquiry of any facts concerning Buyer or any other person with an attributable interest in Buyer (as such term is defined under the Rules and Regulations) which, under present law (including the
Act) and the Rules and Regulations, would (i) disqualify Buyer from being the holder of the FCC Licenses, the owner of the Sale Assets or the operator of the Station upon consummation of the transactions contemplated by this Agreement, or
(ii) raise a substantial and material question of fact (within the meaning of section 309(e) of the Act) respecting Buyer's qualifications.

     (b) Without limiting the foregoing Subsection (a), Buyer shall make the affirmative certifications provided in FCC Form 314 at the time of filing of such form with the FCC as contemplated by Section 5.1.

     4.6  Litigation.  There are no legal, administrative, arbitration or other
          ----------
proceedings or governmental investigations pending or, to the knowledge of Buyer, threatened against Buyer that would give any third party the right to enjoin the transactions contemplated by this Agreement or which would otherwise have a material adverse effect on Buyer's ability to perform its obligations under this Agreement.

     4.7  Broker's or Finder's Fees.  No agent, broker, investment banker, or
          -------------------------
other person or firm acting on behalf of or under the authority of Buyer or any affiliate of Buyer is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with transactions contemplated by this Agreement.

                                   ARTICLE V

                     TRANSACTIONS PRIOR TO THE CLOSING DATE
                     --------------------------------------

     5.1  FCC Consents.  Seller, the Company and Buyer shall file with the FCC,
          ------------
within ten (10) business days after the execution of this Agreement, such applications and other documents in the name of the Company or Buyer, as appropriate, as may be necessary or advisable to obtain the FCC Order. Seller (and Seller shall also cause Company to) and Buyer shall take all commercially reasonable steps necessary to prosecute such filings with diligence and shall diligently oppose any objections to, appeals from or petitions to reconsider such approval of the FCC, to the end that the FCC Order and a Final Action with respect thereto may be obtained as soon as practicable; provided, however, that in the event the application for assignment of the FCC Licenses has been designated for hearing, either Seller or Buyer may elect to terminate this Agreement pursuant to Sections 10.1(e) and/or 10.1(f), as the case may be. Buyer shall not knowingly take, and Seller shall not knowingly take, any action that party knows or has reason to know would materially and adversely affect or materially delay issuance of the FCC Order or materially and adversely affect or materially delay its becoming a Final Action without a Material Adverse Condition, unless such action is requested or required by the FCC, its staff or the Rules and Regulations. Should Buyer or Seller become aware of any facts which could reasonably be expected to materially and adversely affect or materially delay issuance of the FCC Order without a Material Adverse Condition (including but not limited to, in the case of Buyer, any facts which would reasonably be expected to disqualify Buyer from controlling the Station), such party shall promptly notify the other party hereto in writing and both parties shall cooperate to take all steps necessary or desirable to resolve the matter expeditiously and to obtain the FCC's approval of matters pending before it.

     5.2  Compliance with HSRA.  Within ten (10) business days following the
          --------------------
date of this Agreement, Buyer shall make or cause to be made all filings which are required in connection with the transactions contemplated hereby under the HSRA. The transfer of the Sale Assets hereunder is conditioned upon the expiration of the applicable waiting period under the HSRA without the institution or threat of any action with respect to such transfer.

     5.3  Other Consents.  Seller shall cause Company to use its commercially
          --------------
reasonable best efforts to obtain the consent or waivers to the transactions contemplated by this Agreement required under any Station Agreement with respect to which Buyer reasonably requests such consent or waiver; provided that neither Seller nor the Company shall be required to pay or grant any consideration in order to obtain any such consent or waiver.

     5.4  Tax Returns and Payments.
          ------------------------

     (a) All tax returns, estimates, and reports required to be filed by the Company prior to the Closing Date or relating to periods prior to the Closing Date will be timely filed with the appropriate governmental agencies unless valid extensions therefor shall have been obtained.

     (b) All taxes pertaining to ownership of the Assets or operation of the Station prior to the Closing Date will be timely paid; provided that the Company shall not be required to pay any such tax so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall have set aside adequate reserves with respect to any such tax.

     5.5  Updating of Information. Between the date of this Agreement and the
          -----------------------
Closing Date, Seller will supplement or amend all Schedules, Exhibits, and other written information provided hereunder, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such schedule, exhibit, or other written information. Notwithstanding the foregoing, no such supplement or amendment shall have any effect for determining satisfaction of the conditions set forth in Article VI hereof or the compliance by Seller with the covenants set forth in Article V hereof.

     5.6  Access Prior to the Closing Date.  Prior to the Closing, Buyer and its
          --------------------------------
representatives may make such reasonable investigation of the assets and business of the Station as they may desire, Buyer, its counsel, accountants, engineers and other representatives shall have reasonable access during normal business hours throughout the period prior to the Closing to personnel and all of the assets, books, records and files of or pertaining to the Station, provided that Buyer shall give Seller reasonable advance notice of each date on which Buyer or any such other person or entity desires such access. During such period Buyer shall be given copies of documents and information concerning the business and affairs of the Company and the Station as Buyer may reasonably request.

     5.7  Confidentiality; Press Release.  All information, data and materials
          ------------------------------
furnished or to be furnished to either party with respect to the other party in connection with this transaction or pursuant to this Agreement shall be treated as confidential and in the manner such party would treat confidential information of its own. Each party agrees that prior to Closing (a) it shall not disclose or otherwise make available, at any time, any such information, data or material to any person who does not have a confidential relationship, contractual or otherwise, with such party; (b) it shall protect such information, data and material with a high degree of care to prevent the disclosure thereof; and (c) if, for any reason, this transaction is not consummated, all information, data or material concerning the other party obtained by such party, and all copies thereof, will be returned to the other party. After Closing, no party will disclose or otherwise make available to any person any of such information, data or material concerning the other party, except as may be necessary or appropriate in connection with the operation of the Station by Buyer. Each party shall be responsible to prevent the violation of any of the foregoing confidentiality provisions by its respective representatives. Notwithstanding the foregoing, nothing contained herein shall prohibit Buyer or Seller from:

     (a) using such information, data and materials in connection with any action or proceeding brought or any claim asserted by Buyer or Seller in respect of any breach by the other of any representation, warranty or covenant made in or pursuant to this Agreement; or

     (b) supplying or filing such information, data or materials to or with the FCC or any other valid governmental or court authority to the extent reasonably necessary to obtain any consent, waiver, amendment, modification, approval, authorization, permit or license which may be necessary to effectuate this Agreement, and to consummate the transaction contemplated herein; or

     (c) using such information, data and materials in connection with any tax return(s) filed or to be filed by Buyer, Seller or the Company.

In the event that either party determines in good faith that a press release or other public announcement is desirable under any circumstances, the parties shall consult with each other and reasonably agree upon the appropriate timing, form and content of such release or announcement. The obligations of the parties under this Section 5.7 shall survive any termination of this Agreement under Article X hereof.

     5.8  Reasonable Best Efforts.  Subject to the terms and conditions of this
          -----------------------
Agreement, each of the parties hereto will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable to satisfy any condition to the parties' obligations hereunder in its power to satisfy and to consummate and make effective as soon as practicable the transactions contemplated by this Agreement.

     5.9  Conveyance Free and Clear of Liens.  At or prior to the Closing,
          ----------------------------------
Seller and the Company shall obtain executed releases, in suitable form for filing and otherwise in form and substance reasonably satisfactory to Buyer, of any security interests granted in the Assets and properties as security for payment of loans and other obligations or judgments and of any other Liens on the Assets (other than Permitted Liens). At the Closing, Seller shall deliver assignment documents necessary to transfer the Assets to Buyer and all of the Assets shall be free and clear of all Liens except Permitted Liens.

     5.10 Environmental Assessment.  Not later than forty-five (45) days after
          ------------------------
execution of this Agreement, Buyer shall obtain, at its option, a Phase I environmental assessment of the Real Property by an environmental engineer selected by Buyer (the "Environmental Assessment"). Buyer shall commission and pay the cost of such Environmental Assessment and shall provide a copy to Seller and the Company. The Environmental Assessment shall be subject to the confidentiality provisions of Section 5.7. If after appropriate inquiry into the previous ownership of and uses of the Real Property consistent with good commercial or customary practice, the environmental engineer concludes that environmental conditions exist on, under or affecting such properties that would constitute a breach of Seller's representations and warranties contained in
Section 3.19 of this Agreement or cause the condition contained in Section 6.9 to not be satisfied, then notwithstanding any other provisions of this Agreement to the contrary but subject to the following sentence, Seller shall at its sole cost and expense (up to a maximum aggregate amount of $50,000) remove, correct or remedy any condition or conditions which constitute a violation or breach of Seller's representations and warranties contained in Section 3.19 prior to the Closing Date and provide to Buyer at Closing a certificate from an environmental abatement firm reasonably acceptable to Buyer that such removal, correction or remedy has been completed so that Seller's representations and warranties contained in Section 3.19 will be true as of the Closing Date and the condition contained in Section 6.9 will be satisfied as of the Closing Date. In the event the cost of removal, correction or remedy of the environmental conditions exceeds Fifty Thousand Dollars ($50,000), Buyer may elect to proceed with the Closing but shall not be obligated to close under any circumstances which would require Buyer to assume ownership of the Station under conditions where there exist any uncured violations of warranties, representations or covenants with respect to environmental matters. Notwithstanding anything to the contrary contained herein (including the provisions of Article IX), in the event Buyer does elect to close the transaction, Buyer shall have no further recourse against Seller's and the Company with respect to the removal, correction or remedy of such environmental conditions discovered pursuant to the Environmental Assessment. Similarly, in the event Buyer does not elect to close the transaction, Buyer shall likewise have no further recourse against Seller or the Company with respect to the removal, correction or remedy of such environmental conditions discovered pursuant to the Environmental Assessment, or with respect to any breaches of representations or warranties relating to such matters; rather, Buyer's sole remedy under those circumstances shall be to terminate this transaction pursuant to the provisions of Section 10.1(b)(ii)(C) below.

     5.11    Accounts Receivable.
             -------------------

          (a) Within ten (10) days after the Closing Date, Seller shall cause the Company to shall furnish to Buyer, or Seller shall furnish to Buyer, a true and complete list of the Account Receivables (other than non cash receivables under Trade Agreements) arising from the operation of the Station prior to the Closing Date (the "Retained Receivables"), which list shall set forth for each Retained Receivable the name of the debtor, the date of the invoice, the amount of any payments previously received on account and the balance due.

          (b) For a period of one hundred twenty (120) days after the Closing Date (the "Collection Period"), Buyer will use it usual and customary procedures to collect the Retained Receivables as Seller's and the Company's agent for collection, provided that (i) Buyer shall not be required to commence litigation, employ extraordinary collection efforts, and (ii) Buyer's obligation to act as Seller's and the Company's agent in the collection of the Retained Receivables shall terminate upon expiration of the Collection Period. For the purpose of determining amounts collected by Buyer with respect to Retained Receivables, each payment by an account debtor shall be applied to the older or oldest accounts receivable of such account debtor unless the account debtor identifies such an account in writing as being in dispute and directs in writing that a particular payment be applied to a specific newer account receivable.

          (c) On or before the fifteenth (15th) day after the end of each calendar month during the Collection Period (and within fifteen (15) days after the end of the Collection Period), Buyer shall deliver to Seller a statement showing all collections of Retained Receivables made on behalf of Seller since the last previous report and shall pay such collections to Seller by check at the time such statement is delivered.

          (d) Notwithstanding anything to the contrary in this Agreement, Seller may engage in such collection efforts to collect the Retained Receivables and Buyer will cooperate with Seller (at no cost or expense to Buyer) in connection therewith.

          (e) Buyer shall not, without Seller's prior written consent, compromise or settle for less than full value any of the Retained Receivables unless Buyer pays Seller the full amount of any deficiency. Buyer shall be entitled to purchase from Seller any Retained Receivable for the full amount thereof at anytime during or at the expiration of the Collection Period.


                                   ARTICLE VI

                          CONDITIONS PRECEDENT TO THE
                          ---------------------------
                         OBLIGATIONS OF BUYER TO CLOSE
                         -----------------------------

     Buyer's obligation to close the transaction contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, unless waived by Buyer in writing:

     6.1  Accuracy of Representations and Warranties; Closing Certificate.
          ---------------------------------------------------------------

          (a) The representations and warranties of Seller contained in this Agreement or in any other Document shall be complete and correct in all material respects on the date hereof and at the Closing Date with the same effect as though made at such time except for changes that are not materially adverse to the Station or the Sale Assets taken as a whole, and except as follows:

          (i) as to Sections 3.19(a)-(i) the accuracy or inaccuracy of such representation as of the date of this Agreement or as of the Closing Date shall not be a condition to Closing if (A) the breach is cured or the item is removed on or before Closing, all costs associated with such cure, removal, cleanup or other action have been paid in full (or reserved for) by Seller and all required certificates of removal or completion or other certificates demonstrating that all required action under Section 5.11 has been completed has been received from applicable regulatory authorities, or
     (B) to the extent removal, cleanup or other action cannot be completed and/or governmental or regulatory certificates obtained prior to Closing (which Closing may be delayed by Seller by not more than thirty (30) days if Seller reasonably determines that any necessary action can be completed during such delay period and in furtherance of Section 5.10), a portion of the Cash Purchase Price equal to the estimated costs of completion and/or certification (to be determined by an independent consulting engineer), but not to exceed $50,000 in the aggregate, is escrowed under an agreement negotiated in good faith by the parties and the amount so escrowed is used to pay all costs of completion; provided, however, that in no event shall Buyer be required to consummate the Agreement if such estimated costs of completion and/or certification exceed $50,000 if the removal, cleanup or other action would likely result in a disruption of Buyer's ability to broadcast at substantially full power for material periods of time; and provided further, that other than as specifically provided in Section 5.10 above, Seller and the Company shall have no obligation to undertake any of the actions described in clauses (A) or (B) of this Section 6.1(a)(i).

          (ii) as to Section 3.19(j), the accuracy or inaccuracy of such representation shall not be a condition to Closing if the noncompliance is cured on or before Closing or if Seller remains liable for the noncompliance after the Closing; and

          (iii) as to Sections 3.9 and 3.10, the accuracy or inaccuracy of such representations shall not be a condition to Closing if the amount to cure or repair the matter is reasonably estimated at less than $50,000 in the aggregate and the Cash Purchase Price is reduced accordingly (if the amount can be accurately determined) or a reasonable reserve is placed into escrow pending cure or repair or Buyer and Seller make other arrangements which are reasonable under the circumstances. In addition, Seller may elect to delay Closing for a period not to exceed thirty (30) days if Seller reasonably determines that any action necessary to cure or repair can be completed during such delay period; provided that the reduction or escrow described in the preceding sentence shall apply to the extent any cure or repair is not completed within such delay period.

     (b) Seller shall have delivered to Buyer on the Closing Date a certificate that (i) the condition specified in Section 6.1(a) is satisfied as of the Closing Date, and (ii) except as set forth in such certificate (none of which exceptions shall be materially adverse to the Station, the Assets or Seller's ability to consummate the transaction contemplated hereby), the conditions specified in Sections 6.2 and 6.3 are satisfied as of the Closing Date, and further except that as to Sections 6.2 and 6.3, nonsatisfaction of the condition(s) shall not be a condition to Closing if the amount to cure or repair the matter is reasonably estimated at less than $50,000 in the aggregate and the Cash Purchase Price is reduced accordingly (if the amount can be accurately determined) or a reasonable reserve is placed into escrow pending cure or repair or Buyer and Seller make other arrangements which are reasonable under the circumstances. In addition, Seller may elect to delay Closing for a period not to exceed thirty (30) days if Seller reasonably determines that any action necessary to cure or repair can be completed during such delay period; provided that the reduction or escrow described in the preceding sentence shall apply to the extent any cure or repair is not completed within such delay period.

     6.2  Performance of Agreements.  Seller shall have performed in all
          -------------------------
material respects all of its covenants, agreements and obligations required by this Agreement and each of the other Documents to be performed or complied with by it prior to or upon the Closing Date.

     6.3  Conduct of the Station's Business Prior to the Closing Date.  Except
          -----------------------------------------------------------
as provided in the last sentence of this Section 6.3, between the date hereof and the Closing Date, the Company shall have:

          (a) operated the Station in the ordinary course consistent in all material respects with past practice;

          (b) used reasonable commercial efforts to maintain insurance upon all of the tangible Assets in such amounts and of such kind comparable to that in effect on the date hereof with respect to such Assets and with respect to the operation of the Station, with insurers of substantially the same or better financial condition;

          (c) operated the Station and otherwise conducted its business in accordance with the terms or conditions of its FCC Licenses, the Rules and Regulations, the Act and all other rules and regulations, statutes, ordinances and orders of all governmental authorities having jurisdiction over any aspect of the operation of the Station, except where the failure to so operate the Station would not have a material adverse effect on the Assets or the operation of the Station or on the ability of Seller or the Company to consummate the transactions contemplated hereby;

          (d) maintained the books and records of the Station in the Company's customary manner on a basis consistent with prior years;

          (e) complied in all material respects with all Station Agreements now or hereafter existing which are material, individually or in the aggregate, to the operation or financial condition of the Station;

          (f) promptly notified Buyer of any material default by, or claim of default against, any party under any Station Agreements which are material, individually or in the aggregate, to the operation or financial condition of the Station, and any event or condition which, with notice or lapse of time or both, would constitute an event of default under such Station Agreements;

          (g) not mortgaged, pledged or subjected to any Lien (except in the ordinary course of business) any of the Assets;

          (h) not sold, leased or otherwise disposed of, nor agreed to sell, lease or otherwise dispose of, any of the Assets, except for dispositions in the ordinary course of business;

          (i) not acquired or leased any goods or services or entered into, amended or terminated any license, lease of real or personal property or any other Station Agreement, other than in the ordinary course of business;

          (j) not introduced any material change with respect to the operation of the Station including, without limitation, any material changes in the broadcast hours of the Station or any other material change in the Station's programming policies, except such changes as in the sole discretion of the Company, exercised in good faith after consultation with Buyer, are required by the public interest;

          (k) notified Buyer of any material litigation pending or threatened against the Station or the Company or any material damage to or destruction of any assets included or to be included in the Assets; and

          (l) not entered into any new Trade Agreements other than in the ordinary course of business.

     Notwithstanding the generality of the foregoing, nothing in this Agreement shall be construed to prohibit Seller, following Seller's acquisition on the Company pursuant to the Stock Purchase Agreement, to dissolve the Company in accordance with applicable law and cause the Company to distribute all of its assets and liabilities to Seller, and at Closing to sell, transfer, assign and convey directly the Assets to Buyer.

     6.4  FCC and Other Consents.
          ----------------------

     (a) The FCC Order shall have been issued by the FCC and shall have become a Final Action without any Material Adverse Condition. Conditions which the FCC Order or any order, ruling or decree of any judicial or administrative body relating thereto or in connection therewith specifies and requires to be satisfied by the Company prior to transfer of the FCC Licenses to Buyer shall have been satisfied by the Company.

     (b) All other authorizations, consents, approvals and clearances of federal, state or local governmental agencies required to permit the consummation by Buyer of the transactions contemplated by this Agreement shall have been obtained; all statutory and regulatory requirements for such consummation shall have been fulfilled; and no such authorizations, consents, approvals or clearances shall contain any conditions that individually or in the aggregate would have a material adverse effect on the operations of the Station.

     6.5  Adverse Proceedings.  Neither Buyer nor any affiliate of Buyer shall
          -------------------
be subject to any ruling, decree, order or injunction restraining, imposing material limitations on or prohibiting (i) the consummation of the transactions contemplated hereby or (ii) its participation in the operation, management, ownership or control of the Station and no litigation, proceeding or other action seeking to obtain any such ruling decree, order or injunction shall be pending. No governmental authority having jurisdiction shall have notified any party to this Agreement that consummation of the transaction contemplated hereby would constitute a violation of the laws of the United States or of any state or political subdivision or that it intends to commence proceedings to restrain such consummation or to force divestiture, unless such governmental authority shall have withdrawn such notice. No governmental authority having jurisdiction shall have commenced any such proceeding.

     6.6  Opinion of the Company's FCC Counsel.  Buyer shall have received from
          ------------------------------------
the Company's FCC counsel an opinion, dated the Closing Date, in form and substance reasonably satisfactory to Buyer's FCC counsel, to the effect that:

     (a) The FCC Licenses listed in Section 3.11 of the Disclosure Schedule are valid, in good standing and in full force and effect and include all licenses, permits and authorizations which are necessary under the Rules and Regulations for the Company to operate the Station in the manner in which the Station is currently being operated.

     (b) To counsel's knowledge, no condition has been imposed by the FCC as part of any FCC License which is not set forth on the face thereof as issued by the FCC or contained in the Rules and Regulations applicable generally to stations of the type, nature, class or location of the Station.

     (c) No proceedings before the FCC are pending or, to counsel's knowledge, are threatened which may result in the revocation, modification, nonrenewal of, suspension of, or the imposition of a Material Adverse Condition upon, any of the FCC Licenses, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to the Station or its operation, other than proceedings affecting the radio broadcasting industry in general.

     In rendering such opinion, counsel shall be entitled to rely upon the representations and warranties in this Agreement and to limit its inquiry to its files and such FCC files and records as are available to it as of 10:00 o'clock a.m. eastern time the business day immediately preceding the Closing Date. Counsel may state that, as to any factual matters embodied in, or forming a basis for any legal opinion expressed in, such opinion, counsel's knowledge is based solely on such inquiry.

     6.7  Delivery of Closing Documents.  Seller shall have delivered or caused
          -----------------------------
to be delivered to Buyer on the Closing Date each of the Documents required to be delivered pursuant to Section 8.2.

     6.8  No Cessation of Broadcasting.
          ----------------------------

     (a) Between the date hereof and the Closing Date, the Station shall not, for a period of more than ten (10) days in the aggregate, have (i) ceased broadcasting on its authorized frequency, (ii) lost substantially all of its normal broadcasting capability or (iii) been broadcasting at a power level of 50% or less of its FCC authorized level. Seller (or will cause the Company to) shall promptly notify Buyer of the occurrence of any one or more of the foregoing events or conditions, and the nonfulfillment of the condition precedent set forth in this Subsection caused by the occurrence of the events specified in such notice shall be deemed waived by Buyer unless, within fifteen
(15) days after Buyer's receipt of
either Seller's or the Company's written notice, Buyer notifies Seller and the Company in writing to the contrary.

     (b) In addition, during the five (5) days immediately preceding the Closing Date, the Station shall have been operating continuously with substantially all of its normal broadcasting capability except for cessation or reductions for insignificant periods of time resulting from occurrences (such as lightning strikes) over which the Company has no control. Seller shall have the right to delay Closing for a period not to exceed thirty (30) days if Seller reasonably determines that any action to restore the Station to substantially all of its normal broadcasting capability can be completed during such delay period.

     6.9  Environmental Conditions.  The Environmental Assessment obtained by
          ------------------------
Buyer pursuant to Section 5.10 hereof shall not have disclosed any material violation of any Environmental Law at the Real Property which is not removed or cured by the Company prior to Closing.

     6.10 Title Insurance Commitment.  Title to the Real Property shall be in
          --------------------------
fee simple, good and marketable and insurable at regular rates by any title insurance company, selected by Buyer and licensed in the applicable jurisdiction, pursuant to the standard stipulations and conditions of owner's title insurance policies prescribed by applicable regulatory authorities, free and clear of all liens and encumbrances except Permitted Encumbrances, as hereinafter defined. For purposes hereof, "Permitted Encumbrances" shall mean
(i) easements, restrictions, and other similar matters which will not adversely affect the use of the Real Property in the ordinary course of business; (ii) liens for taxes not due and payable or, that are being contested in good faith by appropriate proceedings; (iii) mechanics', materialmen's, carriers', warehousemen's, landlords' or other similar liens in the ordinary course of business for sums not yet due or being contested in good faith by appropriate proceedings; (iv) deposits or pledges to secure the performance of bids, tenders, contracts (other than for borrowed money), leases, statutory obligations, surety or appeal bonds or other deposits or pledges for purposes of a like general nature made or given in the ordinary course of business; (v) liens or mortgages that will be released at Closing; (vi) zoning ordinances and regulations, including statutes and ordinances relating to the liens of streets and to other municipal improvements, which will not adversely affect the use of the Real Property in the ordinary course of business; and (vii) any other Permitted Lien.


                                  ARTICLE VII

                          CONDITIONS PRECEDENT TO THE
                          ---------------------------
                         OBLIGATION OF SELLER TO CLOSE
                         -----------------------------

     The obligation of Seller to close the transaction contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, unless waived by Seller in writing:

     7.1  Accuracy of Representations and Warranties.
          ------------------------------------------

     (a) The representations and warranties of Buyer contained in this Agreement shall be complete and correct in all material respects on the date hereof and at the Closing Date with the same effect as though made at such time except for changes that are not materially adverse to Seller.

     (b) Buyer shall have delivered to Seller on the Closing Date a certificate that (i) the condition specified in Section 7.1(a) and 7.2 are satisfied as of the Closing Date, and (ii) except as set forth in such certificate (none of which exceptions shall be materially adverse to Buyer's ability to consummate the transaction contemplated hereby), the conditions specified in Section 7.3 are satisfied as of the Closing Date.

     7.2  Performance of Agreements.  Buyer shall have performed in all material
          -------------------------
respects all of its covenants, agreements and obligations required by this Agreement and each of the other Documents to be performed or complied with by it prior to or upon the Closing Date.

     7.3  FCC and Other Consents.
          ----------------------

     (a) The FCC Order shall have been issued by the FCC and shall have become a Final Action under the Rules and Regulations.

     (b) Conditions which the FCC Order or any order, ruling or decree of any judicial or administrative body relating thereto or in connection therewith specifies and requires to be satisfied by Buyer prior to transfer of the FCC Licenses to Buyer shall have been satisfied by Buyer.

     (c) All other authorizations, consents, approvals and clearances of all federal, state and local governmental agencies required to permit the consummation by Seller and the Company of the transactions contemplated by this Agreement shall have been obtained; all statutory and regulatory requirements for such consummation shall have been fulfilled; and no such authorizations, consents, approvals or clearances shall contain any conditions that individually or in the aggregate would have any material adverse effect on Seller or the Company.

     7.4  Adverse Proceedings.  Neither Seller nor the Company shall be subject
          -------------------
to any ruling, decree, order or injunction restraining, imposing material limitations on or prohibiting the consummation of the transactions contemplated hereby. No governmental authority having jurisdiction shall have notified any party to this Agreement that consummation of the transactions contemplated hereby would constitute a violation of the laws of the United States or of any state or political subdivision or that it intends to commence proceedings to restrain such consummation or to force divestiture, unless such governmental authority shall have withdrawn such notice. No governmental authority having jurisdiction shall have commenced any such proceeding.

     7.5  Delivery of Closing Documents and Cash Purchase Price.  Buyer shall
          -----------------------------------------------------
have delivered or caused to be delivered to Seller (or to Company, as appropriate) on the Closing Date each of the documents required to be delivered pursuant to Section 8.3, and Seller (or to Company, as appropriate) shall have received payment of the Purchase Price in accordance with Section 2.7.

     7.6  Acquisition of the Company.  Seller shall have consummated its
          --------------------------
acquisition of all of the issued and outstanding stock of the Company pursuant to the Stock Purchase Agreement.


                                  ARTICLE VIII

                                    CLOSING
                                    -------

     8.1  Time and Place.  The Closing shall take place at the offices of
          --------------
Buyer's counsel in Irvine, California or at such other place as the parties agree, at 12:10 a.m. Pacific time on a date (the "Closing Date") to be determined as follows: (i) if Final Action, as defined in Section 1.20 hereof, shall have occurred on or before August 26, 1998, the Closing shall be on that date (or 30 days following such August 26, 1998 date, if Seller has elected to extend the Closing for such 30 day period pursuant to any right to do so granted to Seller in Section 6.1 of this Agreement), or (ii) if Final Action shall not have occurred on or before August 26, 1998, the Closing shall occur on a date to be agreed by the parties, such date to be not less than five (5) days nor more than thirty (30) days after such Final Action has occurred (provided that this clause (ii) is subject to the parties' respective rights of termination set forth in Sections 10.1(c) and 10.1(d), below).

     8.2  Documents To Be Delivered to Buyer by Seller.  At the Closing, Seller
          --------------------------------------------
(or shall cause the Company to) to deliver to Buyer the following:

     (a) Certified resolutions of the trustee of Seller approving the execution and delivery of this Agreement and each of the other Documents and authorizing the consummation of the transactions contemplated hereby and thereby.

     (b) The certificate required by Section 6.1(b).

     (c) A bill of sale and other instruments of transfer and conveyance transferring to Buyer the Tangible Personal Property.

     (d) Executed releases, in suitable form for filing and otherwise in form and substance reasonably satisfactory to Buyer, of any security interests granted in the Sale Assets as security for payment of loans and other obligations and of any other Liens (other than Permitted Liens).

     (e) Warranty deeds and any other required instruments of transfer and conveyance transferring to Buyer the Real Property.

     (f) Executed mortgage satisfactions and any other documents required by the title insurance company under Section 6.10 as a condition to issuing the title insurance policy in the form required by Section 6.10.

     (g) An instrument or instruments assigning to Buyer all right, title and interest of the Company in and to all Trade Agreements and Station Agreements being assumed by Buyer.

     (h) An instrument or instruments assigning to Buyer all right, title and interest of the Company in the FCC Licenses, all pending applications relating to the Station before the FCC, and any remaining Assets not otherwise conveyed.

     (i) The opinion of Seller's FCC counsel, dated the Closing Date, to the effect set forth in Section 6.6.

     (j) Such additional information and materials as Buyer shall have reasonably requested, including without limitation, evidence that all consents and approvals required as a condition to Buyer's obligation to close hereunder have been obtained.

     8.3  Documents To Be Delivered to Seller by Buyer.  At the Closing, Buyer
          --------------------------------------------
shall deliver or cause to be delivered to Seller the following:

     (a) Certified resolutions of Buyer's Board of Directors approving the execution and delivery of this Agreement and each of the other Documents and authorizing the consummation of the transaction contemplated hereby and thereby.

     (b) The Cash Purchase Price with the form of payment set forth in Section 2.5.

     (c) The agreement of Buyer, in form and substance acceptable to Seller, assuming the obligations of Seller and the Company under any Trade Agreements and Station Agreements being assumed by Buyer and assuming the obligations imposed on Seller in section 2.3.

     (d) The certificate required under Section 7.1(b).

     (e) The agreement of Buyer, in form and substance acceptable to Seller, assuming the obligations of Seller, under the Lease Agreement and the Purchase Agreement.

     (f) Such additional information and materials as Seller shall have reasonably requested.

                                   ARTICLE IX

                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                  -------------------------------------------
                                INDEMNIFICATION
                                ---------------

     9.1  Survival of Representations and Warranties.  All representations,
          ------------------------------------------
warranties, covenants and agreements contained in this Agreement or in any other Document shall survive the Closing for the Survival Period, except as otherwise specifically provided herein and except for the representations and warranties in Sections 3.15 and 3.16 and the indemnities in Section 9.4(a)(ii) and 9.4(a)(iii) which representations, warranties and indemnities shall continue until all applicable statute of limitations have run, and the Closing shall not be deemed a waiver by either party of the representations, warranties, covenants or agreements of the other party contained herein or in any other Document. No claim may be brought under this Agreement or any other Document unless written notice describing in reasonable detail the nature and basis of such claim is given on or prior to the last day of the Survival Period (or the last day of any later period contemplated by this Section 9.1). In the event such a notice is so given, the right to indemnification with respect thereto under this Article shall survive the last day of the Survival Period (or the last day of any later period contemplated by this Section 9.1) until such claim is finally resolved and any obligations with respect thereto are fully satisfied.

     9.2  Indemnification in General.  Buyer and Seller agree that the rights to
          --------------------------
indemnification and to be held harmless set forth in this Agreement shall, as between the parties hereto and their respective successors and assigns, be exclusive of all rights to indemnification and to be held harmless that such party (or its successors or assigns) would otherwise have by statute, common law or otherwise.

     9.3  Indemnification by Seller.
          -------------------------

     (a) Subject to the provisions of Subsection 9.3(b) below and Section 10.2 below, Seller shall indemnify and hold harmless Buyer and any officer, director, agent, employee or affiliate of Buyer ("Buyer's Affiliates") thereof with respect to any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses (including reasonable attorneys' fees) (collectively, "Indemnification Claims") relating to or arising out of:

          (i) Any breach or nonperformance by Seller of any of its representations, warranties, covenants or agreements set forth in this Agreement or any other Documents;

          (ii) Any Indemnification Claims arising out of the potential, pending and settled litigation matters referenced in Section 3.15 of this Agreement;

          (iii) The ownership or operation by the Company or the Seller of the Station or the Assets on or prior to 12.10 a.m. Pacific time on the Closing Date, or at such other time the parties agree to in writing, on the Closing Date;

          (iv) All other liabilities and obligations of the Company other than the Assumed Obligations; and

     (b) Notwithstanding anything contained herein to the contrary, if the Closing occurs, Seller shall not be obligated to indemnify Buyer pursuant to Subsection (a) above (i) for any amounts in excess of the Cash Purchase Price in the aggregate, or (ii) unless and until the aggregate amount of such Indemnification Claims exceeds Buyer's Threshold Limitation, in which case Buyer, Buyer's Affiliates and Buyer's successors and assigns shall then be entitled to indemnification of the entire aggregate amount of such Indemnification Claims, provided that any amounts owed by Seller to Buyer, Buyer's Affiliates and Buyer's successors and assigns under Subsections (a)(ii)-
(iv) above shall not be counted in determining whether Buyer's Threshold Limitation is satisfied, and Buyer, Buyer's Affiliates and Buyer's successors and assigns shall have the right to recover any such payment under Subsections
(a)(ii)-(iv) above without regard to such limitation.

     9.4  Indemnification by Buyer.
          ------------------------

     (a) Subject to the provisions of Subsection 9.4(b) below and Section 10.2 below, Buyer shall indemnify and hold harmless Seller, its beneficiaries, its trustees and any agent, employee of affiliate of any of the foregoing ("Seller's Affiliates") with respect to any Indemnification Claims relating to or arising out of:

          (i) Any breach or nonperformance by Buyer of any of its representations, warranties, covenants or agreements set forth in this Agreement or any other Document; or

          (ii) The ownership or operation of the Station or the Assets after 12:10 a.m. Pacific time on the Closing Date, or after such other time as agreed to in writing by the parties on the Closing Date; or

     (b) Notwithstanding anything contained herein to the contrary, if the Closing occurs, Buyer shall not be obligated to indemnify Seller and Seller's Affiliates pursuant to Subsection (a)(i) above unless and until the aggregate amount of such claims, liabilities, damages, losses, costs and expenses exceeds Seller's Threshold Limitation, in which case Seller shall than be entitled to indemnification of the entire aggregate amount.

     9.5   Indemnification by Seller Relating to Environmental and Related
           ---------------------------------------------------------------
Matters.  In addition to and not in limitation of Seller's indemnification
-------
obligations set forth in Section 9.3, but subject to the limitations contained in Section 5.10 above, Seller shall indemnify and hold the Buyer, Buyer's Affiliates and Buyer's successors and assigns harmless from and against any and all Indemnification Claims which arise from and to the extent they are attributable to:

          (a) (i) the Company's failure, at any time prior to Closing, to obtain all permits required by all Environmental Laws, or to comply in any material respect with all terms and conditions of the permits required by, or the Company's failure at any time prior to Closing to comply in any material respect with, all Environmental Laws; or (ii) the Company's failure, at any time prior to Closing, to comply in any material respect with any applicable covenant running with any real property owned or leased at any time prior to the Closing by the Company that relates to the protection of human health, safety or the environment including, without limitation, any such covenant that relates to protection from Hazardous Materials;

          (b) any Environmental Claim (i) against the Company, the basis of which arose prior to the Closing; (ii) against any person whose liability for any Environmental Claim the Company may have retained or assumed at any time prior to the Closing, either contractually or by operation of law, but only to the extent the basis for such claim arose prior to the Closing; or
     (iii) against, or in respect of, any real or personal property or operations which at any time prior to the Closing were owned or leased, in whole or in part, by the Company, but only to the extent the basis for such claim arose prior to the Closing;

          (c) the existence of Hazardous Materials upon, about or beneath any real property owned or leased at any time prior to the Closing by the Company (whether or not caused, or contributed to, by the Company and including Hazardous Materials that migrated on to the real property from an off-site source prior to the Closing), or migrating or threatening to migrate from any real property owned or leased at any time prior to the Closing by the Company, or the existence of any Environmental Claim or violation of any Environmental Law pertaining to any real property owned or leased at any time prior to the Closing by the Company, but only to the extent the basis for such claim arose prior to the Closing; or

          (d) with respect to any real property heretofore owned or leased by the Company any acts, omissions or breaches occurring prior to the Closing of any representations, warranties, covenants, obligations or agreements (including, without limitation, indemnity agreements relating to environmental matters or claims relating to the foregoing) by the Company.

     The foregoing indemnification shall include all reasonable expenses of investigation and monitoring, reasonable costs of containment, abatement, removal, repair, cleanup, restoration and remedial work, penalties and fines, reasonable attorneys' fees and disbursements, and other reasonable response costs.

     9.6  Indemnification Procedures.  In the event that an Indemnified Party
          --------------------------
may be entitled to indemnification hereunder with respect to any asserted claim of, or obligation or liability to, any third party, such party shall notify the Indemnifying Party thereof, describing the matters involved in reasonable detail, and the Indemnifying Party shall be entitled to assume the defense thereof upon written notice to the Indemnified Party with counsel reasonably satisfactory to the Indemnified party; provided, that once the defense thereof is assumed by the Indemnifying Party, the Indemnifying Party shall keep the Indemnified Party advised of all developments in the defense thereof and any related litigation, and the Indemnified Party shall be entitled at all times to participate in the defense thereof at its own expense. If the Indemnifying Party fails to notify the Indemnified Party of its election to defend or contest its obligation to indemnify under this Article IX, the Indemnified Party may pay, compromise, or defend such a claim without prejudice to any right it may have hereunder.


                                   ARTICLE X

                        TERMINATION; LIQUIDATED DAMAGES
                        -------------------------------

     10.1 Termination.  If Closing shall not have previously occurred, this
          -----------
Agreement shall terminate upon the earliest of:

     (a) the giving of written notice from Seller to Buyer, if:

          (i) Seller gives such termination notice and is not at such time in material default hereunder; and

          (ii)  Either:

               (A) Any of the representations or warranties contained herein of Buyer are inaccurate in any respect and materially adverse to Seller unless the inaccuracy has been induced by or is the result of actions or omissions of Seller; or

               (B) Any material obligation to be performed by Buyer is not timely performed in any material respect unless the lack of timely performance has been induced by or is the result of actions or omissions of Seller; or

               (C) Any condition (other than those referred to in the foregoing Clauses (A) and (B)) to the obligation to close the transaction contemplated hereby of Seller has not been timely satisfied;

and any such inaccuracy, failure to perform or nonsatisfaction of a condition neither has been cured nor satisfied within twenty (20) days after written notice thereof from Seller nor waived in writing by Seller.

     (b) the giving of written notice from Buyer to Seller, if:

          (i) Buyer gives such termination notice and Buyer is not at such time in material default hereunder; and

          (ii)  Either:

               (A) Any of the representations or warranties contained herein of Seller are inaccurate in any respect and materially adverse to Buyer unless the inaccuracy has been induced by or is the result of actions or omissions of Buyer; or

               (B) Any material obligation to be performed by Seller is not timely performed in any material respect unless the lack of timely performance has been induced by or is the result of actions or omissions of Buyer; or

               (C) Any condition (other than those referred to in the foregoing Clauses (A) and (B)) to the obligation to close the transaction contemplated hereby of Buyer has not been timely satisfied;

and any such inaccuracy, failure to perform or nonsatisfaction of a condition neither has been cured nor satisfied within twenty (20) days after written notice thereof from Buyer nor waived in writing by Buyer.

     (c) Written notice from Seller to Buyer, at any time after December 31, 1998, provided that termination shall not occur upon the giving of such termination notice by Seller if Seller is at such time in material default hereunder.

     (d) Written notice from Buyer to Seller at any time after December 31, 1998, provided that termination shall not occur upon the giving of such termination notice by Buyer if Buyer is at such time in material default hereunder.

     (e) Written notice from Seller to Buyer, at any time following a determination by the FCC that the application for assignment of the FCC Licenses has been designated for hearing; provided that if Sellers is the subject of the hearing (or whose alleged actions or omissions resulted in the designation for hearing), it may not elect to terminate under this subsection (e).

     (f) Written notice from Buyer to Seller, at any time following a determination by the FCC that the application for assignment of the FCC Licenses has been designated for hearing; provided that if Buyer is the subject of the hearing (or whose alleged actions or omissions resulted in the designation for hearing), it may not elect to terminate under this subsection (f).

     (g) The written election by Buyer under Article XI.

     10.2 Obligations upon Termination.
          ----------------------------

     (a) In the event this Agreement is terminated by Seller pursuant to Section 10.1(a)(ii)(A) or (B), the aggregate liability of Buyer for breach hereunder shall be limited as provided in Subsections 10.2(e) and 10.2(g) below.

     (b) In the event this Agreement is terminated by Buyer pursuant to Section 10.1(b)(ii)(A) or (B), the aggregate liability of Seller for breach hereunder shall be limited as provided in Subsections 10.2(f) and 10.2(g) below.

     (c) In the event this Agreement is terminated for any other reason, neither party shall have any liability hereunder.

     (d) Upon termination of this Agreement, Buyer shall be entitled to the return of the Earnest Money from the Escrow Agent under the Escrow Agreement (i) if such termination is effected by Buyer's giving of valid written notice to Seller to Sections 10.1(b), (d), (f) or (g) or (ii) if such termination is effected by Seller's giving of valid written notice to Buyer pursuant to Sections 10.1(a)(ii)(C), 10.1(c) or 10.1(e). If Buyer is entitled to the return of the Earnest Money in accordance with this Section 10.2(d), Seller and Buyer shall cooperate with each other in taking such action as is required under the Escrow Agreement in order to effect such return from the Escrow Agent.

     (e) If this Agreement is terminated by Seller's giving of valid written notice to Buyer pursuant to Section 10.1(a)(ii)(A) or (B), Buyer agrees that Seller shall be entitled to receive upon such termination, as liquidated damages and not as a penalty, the Earnest Money. If Seller is entitled to receive the Earnest Money in accordance with this Section 10.2(e), Seller and Buyer shall cooperate with each other in taking such action as is required under the Escrow Agreement in order to effectuate Seller's receipt of the Earnest Money from Escrow Agent. SELLER'S RECEIPT OF THE EARNEST MONEY SHALL CONSTITUTE PAYMENT OF LIQUIDATED DAMAGES HEREUNDER AND NOT A PENALTY, AND SHALL BE SELLER'S SOLE REMEDY AT LAW OR IN EQUITY FOR BUYER'S BREACH HEREUNDER IF CLOSING DOES NOT OCCUR. BUYER AND SELLER EACH ACKNOWLEDGE AND AGREE THAT THE LIQUIDATED DAMAGES AMOUNT IS REASONABLE IN LIGHT OF THE ANTICIPATED HARM WHICH WILL BE CAUSED BY BUYER'S BREACH OF THIS AGREEMENT, THE DIFFICULTY OF PROOF OF LOSS, THE INCONVENIENCE AND NONFEASIBILITY OF OTHERWISE OBTAINING AN ADEQUATE REMEDY, AND THE VALUE OF THE TRANSACTION TO BE CONSUMMATED HEREUNDER.

          ___________________  ___________________
                 Buyer                Seller

     (f) Notwithstanding any provision of this Agreement to the contrary, but subject to the provisions of the following sentences, if this Agreement is terminated by Buyer's giving of valid written notice to Seller pursuant to Subsection 10.1(b), Buyer shall not be entitled to damages or indemnification from Seller. Subject to the following sentence, if

Seller attempts to terminate this Agreement under circumstances where it is not entitled to do so, or if Seller, by Seller's own action, causes a breach of warranty or fails to satisfy a condition (including without limitation a refusal to consummate the transaction after Buyer has satisfied all conditions to Seller's obligation to close and Buyer has demonstrated its willingness and ability to close on the terms set forth in this Agreement and Buyer is not in default hereunder) with the intent of creating a situation whereby Buyer elects to terminate under Section 10.1(b) and Buyer does so elect to terminate, the monetary damages, if any, to which Buyer shall be entitled shall be limited to direct and actual damages and shall in no event exceed (in the aggregate) the sum of One Hundred Thousand Dollars ($100,000). If a circumstance described in the preceding sentence should arise and if Buyer establishes that the action of Seller described therein was taken intentionally in order to allow Seller to sell or enter into negotiations to sell the Station to another party in violation of this Agreement, the damages to which Buyer shall be entitled shall not be limited to direct and actual damages.

     (g) In any dispute between Buyer and Sellers as to which party is entitled to all or a portion of the Earnest Money, the prevailing party shall receive, in addition to that portion of the Earnest Money to which it is entitled, an amount equal to interest on that portion at the rate of 10% per annum, calculated from the date the prevailing party's demand for all or a portion of the Earnest Money is received by the Escrow Agent.

     10.3 Termination Notice.  Each notice given by a party pursuant to Section
          ------------------
10.1 to terminate this Agreement shall specify the Subsection (and clause or clauses thereof) of Section 10.1 pursuant to which such notice is given.


                                  ARTICLE XI

                                   CASUALTY
                                   --------

     Upon the occurrence of any casualty loss, damage or destruction material to the operation of the Station prior to the Closing, Seller shall (or shall cause the Company to) promptly give Buyer written notice setting forth in detail the extent of such loss, damage or destruction and the cause thereof if known. Seller shall (or shall cause the Company to) use its reasonable efforts to promptly commence and thereafter to diligently proceed to repair or replace any such lost, damaged or destroyed property. In the event that such repair or replacement is not fully completed prior to the Closing Date, Buyer may elect to postpone the Closing until repairs have been fully completed or to consummate the transactions contemplated hereby on the Closing Date, in which event Seller shall (or shall cause the Company to) assign to Buyer the portion of the insurance proceeds (less all reasonable costs and expenses, including without limitation attorney's fees, expenses and court costs incurred to collect such amounts), if any, not previously expended by Seller or the Company to repair or replace the damaged or destroyed property (such assignment of proceeds to take place regardless of whether the parties close on the scheduled or deferred Closing Date) and Buyer shall accept the damaged Assets in their damaged condition. In the event the loss, damage or destruction causes or will cause the Station to be off the air for more than seven

(7) consecutive days or fifteen (15) total days, whether or not consecutive, then Buyer may elect either (i) to consummate the transactions contemplated hereby on the Closing Date, in which event Seller shall (or shall cause the Company to) assign to Buyer the portion of the insurance proceeds (less all reasonable costs and expenses, including without limitation attorney's fees, expenses and court costs incurred to collect such amounts), if any, not previously expended by Seller or the Company to repair or replace the damaged or destroyed property, and Buyer shall accept the damaged Assets in their damaged condition, or (ii) to terminate this Agreement.


                                  ARTICLE XII

                              CONTROL OF STATIONS
                              -------------------

     Between the date of this Agreement and the Closing Date, Buyer shall not control, manage or supervise the operation of the Station or the conduct of its business, all of which shall remain the sole responsibility and under the control of the Company.


                                  ARTICLE XIII

                                 MISCELLANEOUS
                                 -------------

     13.1 Further Actions.  From time to time before, at and after the Closing,
          ---------------
each party, at its expense and without further consideration, will execute and deliver such documents to the other party as the other party may reasonably request in order more effectively to consummate the transactions contemplated hereby. Without limiting the generality of the foregoing, Buyer and Seller acknowledge that the Excluded Assets consist, in part, of accounts receivable of the Company that may be collected after the Closing Date. Accordingly, Buyer and Seller agree to cooperate with each other to effectuate the orderly collection and distribution upon receipt of such accounts receivable as Seller, the Company and their respective successors and assigns may direct from time to time.

     13.2 Access After the Closing Date.  After the Closing and for a period of
          -----------------------------
one year (or for such longer period as is relevant for the preparation of any tax return or for responding to any tax audit), Buyer shall provide Seller, Seller's counsel, accountants and other representatives with reasonable access during normal business hours to the books, records, property, personnel, contracts, commitments and documents of the Station pertaining to transactions occurring prior to the Closing Date when requested by Seller, and Buyer shall retain such books and records for the normal document retention period of Buyer. Upon expiration of the normal document retention period of Buyer, Buyer shall notify Sellers of such expiration and thereafter, at the request and expense of Seller, Buyer shall deliver copies of any such books and records to Seller.

     13.3 Payment of Expenses.
          -------------------

     (a) Any fees assessed by the FCC in connection with the filings contemplated by Section 5.1 or consummation of the transactions contemplated hereby shall be shared equally between Seller and Buyer.

     (b) All title insurance premiums and costs shall be paid by Buyer.

     (c) All state or local sales or use, stamp or transfer, grant and other similar taxes payable in connection with consummation of the transactions contemplated hereby shall be paid by Seller.

     (d) Except as otherwise expressly provided in this Agreement, each of the parties shall bear its own expenses, including the fees and expenses of any attorneys and accountants engaged by such party, in connection with this Agreement and the consummation of the transactions contemplated herein.

     13.4 Specific Performance.  Seller acknowledges that the Station is of a
          --------------------
special, unique, and extraordinary character, and that any breach of this Agreement by Seller should not be compensated for by damages. Accordingly, if Seller shall breach its obligations under this Agreement, Buyer shall be entitled, in lieu of its remedies in Section 10.2(d), to enforcement of this Agreement (subject to obtaining any required approval of the FCC) by decree of specific performance or injunctive relief requiring Seller to fulfill its obligations under this Agreement. In any action by Buyer to equitably enforce the provisions of this Agreement, provided that Buyer is not at such time in material default hereunder, Seller shall waive the defense that there is an adequate remedy at law or equity and agrees that (i) Buyer shall have the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond or furnish other security, and (ii) Buyer shall be entitled to recover reasonable attorneys' fees and costs incurred in connection with Buyer's successful obtaining of specific performance.

     13.5 Notices.  All notices, demands or other communications given hereunder
          -------
shall be in writing and shall be sufficiently given if delivered by courier or sent by registered or certified mail, first class, postage prepaid, or by telex, cable, telegram, facsimile or similar written means of communication, addressed as follows:

     (a)  if to Seller, to:

          First Scientific Equity Devices Trust
          c/o First Union National Bank
          10 State House Square
          Hartford, CT 06103-3698
          Telecopier Number:  (860) 247-1356
          Attention:  W. Jeffrey Kramer

               Copy to:

          Pillsbury Madison & Sutro LLP

          235 Montgomery Street
          San Francisco, CA 94104
          Telecopier Number:  (415) 983-1200
          Attention:  Graham Taylor

          and

          Bingham Dana LLP
          100 Pearl Street
          Hartford, CT 06103
          Telecopier Number:  (860) 527-5188
          Attention:  James G. Scantling

     (b)  if to Buyer, to:

          Salem Communications Corporation
          4880 Santa Rosa Road, Suite 300
          Camarillo, CA 93012
          Facsimile No.:  (805) 482-7290
          Attention:  Jonathan Block
                      Corporate Counsel

or such other address with respect to any party hereto as such party may from time to time notify (as provided above) to the other party hereto. Any such notice, demand or communication shall be deemed to have been given (i) if so mailed, as of the close of the third business day following the date mailed, and
(ii) if personally delivered or otherwise sent as provided above, on the date received.

     13.6 Entire Agreement.  This Agreement, the Schedules and Exhibits hereto,
          ----------------
and the other Documents constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede any prior negotiations, agreements, understandings or arrangements between the parties with respect to the subject matter hereof.

     13.7 Binding Effect; Benefits.  Except as otherwise provided herein, this
          ------------------------
Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors or assigns. Except as specified in Section 2.3(a)(iii) and to the extent otherwise specified herein, nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto and their respective successors or assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     13.8 Assignment.  This Agreement and any rights hereunder shall not be
          ----------
assignable by either party hereto without the prior written consent of the other party; provided, however, that Buyer may, at its own expense, without Seller's prior written consent, assign this Agreement and any or all of its rights and obligations hereunder to any affiliate of Buyer or to any person or entity that agrees to purchase all or substantially all of the business of the Company; provided, further, that the consummation of any such assignment shall not in and of itself operate to relieve Buyer of any of its obligations hereunder.

     13.9 Governing Law.  This Agreement shall in all respects be governed by
          -------------
and construed in accordance with the laws of the State of California, including all matters of construction, validity and performance.

     13.10  Amendments and Waivers.  No term or provision of this Agreement may
            ----------------------
be amended, waived, discharged or terminated orally but only by an instrument in writing signed by the party against whom the enforcement of such amendment, waiver, discharge or termination is sought. Any waiver shall be effective only in accordance with its express terms and conditions.

     13.11  Severability.  Any provision of this Agreement which is
            ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law now or hereafter in effect which renders any provision hereof unenforceable in any respect.

     13.12  Headings.  The captions in this Agreement are for convenience of
            --------
reference only and shall not define or limit any of the terms or provisions hereof.

     13.13  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, and by either party on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.14  References.  All references in this Agreement to Articles and
            ----------
Sections are to Articles and Sections contained in this Agreement unless a different document is expressly specified.

     13.15  Enforcement.  If it becomes necessary for any of the parties hereto
            -----------
to engage an attorney (or attorneys) to enforce one or more of the provisions of this Agreement (or any of the other Documents), the prevailing party shall be entitled to recover its reasonable attorneys' fees, expenses and costs incurred in connection with such enforcement.

     13.16  Schedules and Exhibits.  Unless otherwise specified herein, each
            ----------------------
Schedule and Exhibit referred to in this Agreement is attached hereto, and each such Schedule and Exhibit is hereby incorporated by reference and made a part hereof as if fully set forth herein.

     13.17  No Recourse.  It is expressly understood and agreed that this
            -----------
Agreement is executed and delivered by First Union National Bank, not in its individual capacity but solely as Trustee under the First Scientific Equity Devices Trust Agreement, in exercise of the powers and authority conferred and vested in it as Trustee thereunder, and each of the representations, warranties, undertakings and agreements herein made on the part of the Buyer is made and intended not as a personal representation, warranty, undertaking and agreement by First Union National Bank but is made and intended for the purpose of binding only the trust estate created by the First Scientific Equity Devices Trust Agreement (the "Trust Estate") and all persons having any claim against First Union National Bank or the Buyer by reason of the transactions contemplated by this Agreement shall look only to the Trust Estate for payment or satisfaction thereof.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written.

                                      NEW INSPIRATION BROADCASTING COMPANY, INC.



                                      By: /s/ ERIC H. HALVORSON
                                          --------------------------------------
                                                  Eric H. Halvorson
                                              Executive Vice President



                                      FIRST SCIENTIFIC EQUITY DEVICES TRUST

                                      By: FIRST UNION NATIONAL BANK, acting not
                                      in its individual capacity but solely in
                                      its capacity as Trustee


                                      By: /s/ W. JEFFREY KRAMER
                                          --------------------------------------
                                                  W. Jeffrey Kramer
                                                   Vice President

                                   GUARANTY
                                   --------

       The undersigned, SALEM COMMUNICATIONS CORPORATION, a California corporation (the "Guarantor"), absolutely and unconditionally guarantees the performance of its wholly owned subsidiary, New Inspiration Broadcasting Company, Inc., a California corporation (the "Buyer"), under the asset purchase agreement by and between Buyer and First Scientific Equity Devices Trust, a Connecticut trust ("Seller") dated April 14, 1998 (the "Asset Purchase Agreement") and pursuant to which Seller is selling and Buyer is purchasing all or substantially all of the assets relating to the broadcasting station known as KIEV-AM in Glendale, California (the "Station"), including but not limited to the payment of all monies required under the Asset Purchase Agreement, the assumption of all liabilities required under the Asset Purchase Agreement and the performance of all obligations required under the Asset Purchased Agreement (collectively, the "Guaranteed Obligations").

       IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed and delivered on the 14th date of April, 1998.


                                         GUARANTOR:

                                         Salem Communications Corporation


                                         By /s/ Eric Halvorson
                                           ------------------------------
                                           Eric Halvorson
                                             Executive Vice President

                                   EXHIBIT A
                                   ---------

                           FORM OF ESCROW AGREEMENT
                           ------------------------

                               ESCROW AGREEMENT
                               ----------------

       THIS ESCROW AGREEMENT (the "Agreement") is made as of this ______ day of April, 1998 by and among NEW INSPIRATION BROADCASTING COMPANY, INC., a California corporation ("Buyer"), FIRST SCIENTIFIC EQUITY DEVICES TRUST, a Connecticut trust ("Seller"), and BLACKBURN & COMPANY, INC. ("Escrow Agent").

                              W I T N E S S E T H

       WHEREAS, concurrently with the execution of this Agreement, Seller and Buyer are entering into an Asset Purchase Agreement (the "Purchase Agreement"), pursuant to which Seller has agreed to sell to Buyer, subject to the terms and conditions of the Purchase Agreement, substantially all the assets used in the operation of radio station KIFV-AM, Glendale, California; and

       WHEREAS, the Purchase Agreement provides, upon the terms and conditions set forth therein, for Buyer to deposit into escrow the amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Escrow Deposit"), and

       WHEREAS, the Escrow Deposit shall be held by the Escrow Agent subject to the terms and conditions hereof.

       NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein and in the Purchase Agreement, the parties hereto agree as follows:

       1. The Escrow Agent is hereby appointed and shall have all the rights, powers, duties and obligations hereinafter provided, and the Escrow Agent accepts such appointment.

       2. Concurrently with the execution and delivery of this Agreement, Buyer has deposited with the Escrow Agent, in escrow, the Escrow Deposit. The Escrow Deposit shall be held and disbursed by Escrow Agent as hereinafter set forth.

       3. The Escrow Agent agrees to accept Buyer's deposit of the Escrow Deposit. The Escrow Agent agrees to invest and reinvest the Escrow Deposit in accordance with the following provisions:

       (a) The Escrow Agent shall invest and reinvest the Escrow Deposit in one or more of the following investments as selected from time to time by the Escrow Agent in its discretion (the "Obligations"):

          (i) Direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America, or

          (ii) money market funds or certificates of deposit issued by any bank, trust company or national banking association, provided the capital stock, surplus, and undivided profits of such institution are not less than Fifty Million Dollars ($50,000,000). or

          (iii) Money market funds authorized to invest solely in direct obligations of the United States of America.

     (b) The Obligations shall have a maturity of thirty (30) days or less during the sixty (60) days immediately after deposit of the Escrow Deposit, and thereafter shall be available on demand without penalty unless Escrow Agent is otherwise directed in writing by both Seller and Buyer.

     (c) Notwithstanding anything else in this Agreement to the contrary, interest and other earnings on the Escrow Deposit shall be distributed by the Escrow Agent to Buyer from time to time upon the request of Buyer.

     4. The Escrow Deposit shall be disbursed as follows:

     (a)  If the Escrow Agent shall receive a certificate in the form of Exhibit
                                                                         -------
B executed by an authorized officer of each of Buyer and Seller named on Exhibit
-                                                                        -------
A (each, an "Authorized Officer"), the Escrow Agent shall deliver the Escrow
-
Deposit to Seller not more than one (1) business day after receipt of such certificate.

     (c) If the Escrow Agent shall receive a certificate in the form of Exhibit
                                                                        -------
C executed by an Authorized Officer of each of Buyer and Seller, the Escrow
-
Agent shall deliver the Escrow Deposit to Buyer not more than one (1) business day after receipt of such certificate.

     5. Either Buyer or Seller, on its own, may request the Escrow Agent to release the Escrow Deposit to it by sending a written request to the Escrow Agent, with a copy to the other party, which request shall state the basis upon which the Buyer or Seller is requesting the release of said amount. The Escrow Agent shall deliver said amount to the requesting party if the other party hereto has not objected in writing to such written request with seven (7) business days after the date of receipt of the request by the Escrow Agent and the other party.

     6. If a controversy arises between the parties hereto with respect to the release of the Escrow Deposit, the Escrow Agent shall not be required to resolve such controversy or take any action, but shall await final resolution of the controversy by joint written instructions from the parties hereto or pursuant to a nonappealable order from a court of competent jurisdiction. In any dispute between the Buyer and Seller as to which party is entitled to all or a portion of the Escrow Deposit, the prevailing party shall receive from the losing party, in addition to that portion of the Escrow Deposit to which it is entitled, an amount equal to interest on that portion of the Escrow Deposit to which it is entitled at the rate of ten percent (10%) per annum, calculated from the date the prevailing party's demand for all or a portion of the Escrow Deposit is received by the Escrow Agent.

     7. The Escrow Agent's duties are only such as are specifically provided herein, and the Escrow Agent shall incur no liability whatsoever to Buyer or Seller except for gross negligence or willful misconduct. The Escrow Agent shall have no responsibility hereunder other than to follow the instructions herein contained. The Escrow Agent may consult with counsel and shall be fully protected in any action taken reasonably and in good faith in accordance with any written instructions given to it hereunder and believed by it reasonably and in good faith to have been executed by the proper parties.

     8. As between Seller and Buyer on the one hand and Escrow Agent on the other, Seller and Buyer shall be jointly and severally liable to indemnify Escrow Agent for all reasonable costs, charges, damages and expenses, including but not limited to reasonable attorneys' fees (the "Indemnifiable Costs") incurred by Escrow Agent arising out of or in connection with the performance of its obligations under this Agreement, provided that Indemnifiable Costs shall not include any costs, charges, damages or expenses, including attorneys' fees, arising out of or in connection with Escrow Agent's gross negligence or willful misconduct. Solely as between Seller and Buyer in connection with any controversy or litigation regarding the Escrow Deposit, (i) the one of them who as a claimant fails to obtain a majority of the relief sought, or who as a defendant or respondent fails to obtain denial by a judgment not subject to further appeal of a majority of the relief sought by the other, shall be responsible for payment of all of the Escrow Agent's Indemnifiable Costs relating to the controversy or litigation in question; and (ii) in any other event, Seller and Buyer shall each be responsible for payment of one-half of Escrow Agent's Indemnifiable Costs.

     9. Escrow Agent agrees to serve without compensation for the services to be rendered hereunder.

     10. The obligations of Seller and Buyer to indemnify Escrow Agent under Paragraph 8 shall survive termination of this Agreement.
-----------

     11. The Escrow Agent may resign at any time by giving written notice thereof to the other parties hereto, but such resignation shall not become effective until a successor escrow agent shall have been appointed by the Escrow Agent and approved by Seller and Buyer and shall have accepted such appointment in writing. If an instrument of acceptance by a successor escrow agent shall not have been delivered to the Escrow Agent within thirty (30) days after the giving of such notice of resignation, the resigning Escrow Agent may at the expense of both Buyer and Seller petition any court of competent jurisdiction for the appointment of a successor escrow agent.

       12. In the event of any litigation between Seller and Buyer involving a disputed claim to the Escrow Deposit, the one of them who is the prevailing party shall be entitled to receive from the other reasonable attorneys' fees and other reasonable costs and expenses reasonably incurred by the prevailing party in connection with such litigation regardless of whether such litigation is prosecuted to judgment. As used herein, "prevailing party" shall mean in the case of a claimant, one who is successful in obtaining a majority of the relief sought, and in the case of a defendant or respondent, one who is successful in obtaining denial by a judgment not subject to further appeal of a majority of the relief sought by the claimant.

       13. If a controversy arises between the parties hereto with respect to the release of the Escrow Deposit, any of the Seller, Buyer or Escrow Agent shall, at its option, file an action or bill in interpleader, or similar action for such purpose, in a Los Angeles, California court of competent jurisdiction and the Escrow Agent shall promptly pay the Escrow Deposit into said court, in which event the Escrow Agent's duties, responsibilities and liabilities under this Agreement shall terminate.

       14. This Agreement shall be construed in accordance with the laws of the State of California. This Agreement may be executed in several counterparts, each one of which shall constitute an original, and all collectively shall constitute but one instrument.

       15. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be given in writing and shall be sufficiently given if delivered by overnight delivery service and sent by registered or certified mail, first class postage prepaid, or by telegram, facsimile machine or similar written means of communication, addressed as follows:

               (a) if to the Escrow Agent, to:

                      Bruce Houston
                      Blackburn & Company, Inc.
                      201 N. Union Street
                      Suite 340
                      Alexandria, Virginia 22314
                      Facsimile No.: (703) 519-9756

               (b) if to Seller, to:

                      FAP Trust
                      c/o First Union National Bank
                      10 State House Square
                      Hartford, CT 06103-3698
                      Telecopier Number: (860) 247-1356
                      Attention: W. Jeffrey Kramer

                             Copy to:

                        Pillsbury, Madison & Sutro LLP
                        235 Montgomery Street
                        San Francisco, CA 94104
                        Telecopier Number: (415) 983-1200
                        Attention: Graham Taylor

                        and

                        Bingham Dana LLP
                        100 Pearl Street
                        Hartford, CT 06103
                        Telecopier Number: (860) 527-5188
                        Attention: James G. Scantling

                 (c) if to Buyer, to:

                        Salem Communications Corporation
                        4880 Santa Rosa Road, Suite 300
                        Camarillo, California 93012
                        Facsimile No.: (805) 482-7290
                        Attention:    Jonathan L. Block, Esq.
                                      Corporate Counsel

or any such other address with respect to any party hereto as such party may from time to time notify (as provided above) to the other parties hereto. Any such notice, demand or communication shall be deemed to have been given (i) if so mailed, as of the close of the third business day following the date so mailed, and (ii) if personally delivered or sent by overnight mail or otherwise sent as provided above, on the date received.

     16. This Agreement shall terminate upon valid delivery of the Escrow Deposit to Seller and/or Buyer or to a successor escrow agent which executes an Escrow Agreement substantially similar to this Agreement.


     17. Buyer's Federal Taxpayer Identification Number is 77-0121400.

          IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the date first written.

"SELLER"                              "BUYER"

FIRST SCIENTIFIC EQUITY DEVICES       NEW INSPIRATION BROADCASTING
 TRUST                                 COMPANY, INC.

BY: FIRST UNION NATIONAL BANK,
acting not in its individual
capacity but solely in its
capacity as Trustee                   By /s/ Eric H. Halvorson
                                         --------------------------
                                             Eric H. Halvorson
                                             Vice President

By: /s/ W. Jeffrey Kramer
   --------------------------
Name: W. Jeffrey Kramer
Title: Vice President

                                      "ESCROW AGENT"

                                      BLACKBURN & COMPANY, INC.

                                      By: /s/
                                         --------------------------
                                      Name:
                                      Title:

                                   EXHIBIT A
                                   ---------

                              TO ESCROW AGREEMENT
                              -------------------

                       SIGNATURES OF AUTHORIZED OFFICERS
                       ---------------------------------

"SELLER"                                  "BUYER"

FIRST SCIENTIFIC EQUITY DEVICES           NEW INSPIRATION BROADCASTING
 TRUST                                     COMPANY, INC.

By: FIRST UNION NATIONAL BANK,
acting not in its individual capacity
but solely in its capacity as Trustee     By:  /s/ Eric H. Halvorson
                                             ---------------------------
                                               Eric H. Halvorson
                                               Vice President

By:  /s/ W. Jeffrey Kramer
   ----------------------------
Name:  W. Jeffrey Kramer
Title: Vice President

                                   EXHIBIT B
                                   ---------

                              TO ESCROW AGREEMENT
                              -------------------


     This Certificate is presented pursuant to Section 4(a) of the Escrow Agreement, dated April __, 1998 by and among FIRST SCIENTIFIC EQUITY DEVICES TRUST ("Seller"), NEW INSPIRATION BROADCASTING COMPANY, INC. ("Buyer"), and BLACKBURN & COMPANY, INC. ("Escrow Agent"). All capitalized terms used and not otherwise defined shall have their respective meanings provided in the Escrow Agreement.

     Pursuant to Section 4(A) of the Escrow Agreement, Seller and Buyer DO HEREBY CERTIFY that Seller is entitled to delivery of the Escrow Deposit.

     Accordingly, the Escrow Agent is hereby directed to deliver the Escrow Deposit to Seller within one (1) business day of the receipt of this Certificate.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hand as of the date indicated.

Dated: ______________, 1998.

"SELLER"                                         "BUYER"

FIRST SCIENTIFIC EQUITY DEVICES                  NEW INSPIRATION BROADCASTING
 TRUST                                            COMPANY, INC.

By: FIRST UNION NATIONAL BANK,
acting not in its individual capacity but        By:________________________
solely in its capacity as Trustee                       Eric H. Halvorson
                                                        Vice President

By:_________________________
Name:  W. Jeffrey Kramer
Title: Vice President

                                   EXHIBIT C
                                   ---------

                              TO ESCROW AGREEMENT
                              -------------------

           This Certificate is presented pursuant to Section 4(b) of the Escrow Agreement, dated April __, 1998 by and among FIRST SCIENTIFIC EQUITY DEVICES TRUST ("Seller"), NEW INSPIRATION BROADCASTING COMPANY, INC. ("Buyer"), and BLACKBURN & COMPANY, INC. ("Escrow Agent"). All capitalized terms used and not otherwise defined shall have their respective meanings provided in the Escrow Agreement.

           Pursuant to Section 4(b) of the Escrow Agreement, Seller and Buyer DO HEREBY CERTIFY that Buyer is entitled to delivery of the Escrow Deposit.

           Accordingly, the Escrow Agent is hereby directed to deliver the Escrow Deposit to Buyer within one (1) business day of the receipt of this Certificate.

     Dated: ____________, 1998.

"SELLER"                                        "BUYER"

FIRST SCIENTIFIC EQUITY DEVICES                 NEW INSPIRATION BROADCASTING
 TRUST                                           COMPANY, INC.

By: FIRST UNION NATIONAL BANK,
acting not in its individual capacity but
solely in its capacity as Trustee               By:_______________________
                                                     Eric H. Halvorson
                                                     Vice President

By:_______________________
Name:  W. Jeffrey Kramer
Title: Vice President

                                  EXHIBIT B-1
                                  -----------

                            FORM OF LEASE AGREEMENT
                            -----------------------

             [LOGO OF AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION]

                  AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

          STANDARD INDUSTRIAL/COMMERICAL SINGLE-TENANT LEASE -- NET
               (DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

1.   Basic Provisions ("Basic Provisions")
     1.1  Parties: This Lease ("Lease"), dated for reference purposes only
                             ,1998, is made by and between Eagle Rock Towers,
_____________________________                              ------------------
LLC, a California limited liability company
--------------------------------------------------------------------------------
                                                                     ("Lessor")
--------------------------------------------------------------------
and  First Scientific Equity Devices Trust, a Connecticut trust
    ----------------------------------------------------------------------------
                                                                     ("Lessee").
---------------------------------------------------------------------
(collectively the "Parties," or individually a "Party").

     1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease,
                                                                   -------------

--------------------------------------------------------------------------------
located in the County of    Los Angeles   , State of    California            ,
                         -----------------          --------------------------
and generally described as (describe briefly the nature of the property and, if applicable, the "Project", if the property is located within a Project) _______ comprising a portion of Tract 299 and legally described on Exhibit "A" attached
--------------------------------------------------------------------------------
 hereto and incorporated herein by this reference
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

------------------------------------------ ("Premises").  (See also Paragraph 2)

     1.3  Term:   18    months ("Original Term") commencing       1998
               ---------                                   ---------------------
("Commencement Date") and ending     1999     ("Expiration Date").  (See also
                                --------------
Paragraph 3)

     1.5  Base Rent: $    10,000    per month ("Base Rent"), payable on the
                      --------------
   first (1st)    day of each month commencing    on the date of this Lease
------------------                            ----------------------------------
(See also Paragraph 4)

     1.6  Base Rent Paid Upon Execution:  $  10,000
                                           -------------------------------------
as Base Rent for the period    first month                                     .
                            ---------------------------------------------------

     1.7  Security Deposit:  $   None           ("Security Deposit").  (See also
                              -----------------
Paragraph 5)

     1.8  Agreed Use:   for the maintenance and operation of an AM radio antenna
                      ----------------------------------------------------------
system and any other lawful use                       .  (See also Paragraph 6)
------------------------------------------------------

     1.9 Insuring Party. Lessee is the "Insuring Party" unless otherwise stated herein. (See also Paragraph 8)

     1.12 Addenda and Exhibits. Attached hereto is an Addendum or Addends consisting of Paragraphs _____ through _____ and Exhibits _____________________, all if which constitute a part of this Lease.

2.   Premises.

     2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating rental, is an approximation which the Parties agree is reasonable and the rental based thereon is not subject to revision whether or not the actual size is more or less.

     2.2 Condition. Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date ("Start Date").

     2.3 Compliance. Lessor makes no warranty that the improvements on the Premises comply with all applicable laws, covenants or restrictions of record, building codes, regulations and ordinances ("Applicable Requirements") in effect on the Start Date. NOTE: Lessee is responsible for determining whether or not the zoning is appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed. Correction of non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense*. If the Applicable Requirements are hereafter changed (as opposed to being in existence at the Start Date, which is addressed in Paragraph 6.2(e) below) so as to require during the term of this Lease the construction of an addition to or an alteration of the Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Building ("Capital Expenditure"), Lessor and Lessee shall allocate the cost of such work as follows:

 * Non-compliance with Applicable Requirements shall be determined by notice of violation from the applicable authorities.
                                                     Initials ________ ________

          (a) if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof.

          (b) if such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessee shall pay for such costs.

          (c) if the Capital Expenditures are triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate this Lease.

     2.4 Acknowledgements. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Lessee's intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor's agents, nor any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (a) Broker has made no representations, promises or warranties concerning Lessee's ability to honor the Lease or suitability to occupy the Premises, and (b) it is Lessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

3.   Term.

     3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

     3.3 Delay in Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date.

     3.4 Lessee Compliance. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other condition prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.   Rent.

     4.1 Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("Rent").

     4.2 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Rent for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating.


                                                        Initials _______ _______

6.     Use.

       6.1 Use. Lessee shall have the exclusive right to, except as otherwise provided by any "Permitted Encumbrance" as defined in the Purchase Agreement between the parties hereto of even date herewith (the "Purchase Agreement"), use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto , and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to neighboring properties. Lessor shall not unreasonably withhold or delay as consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within five (5) business days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in use.

       6.2  Hazardous Substances.

            (a) Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements. "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank (any current use as of the Commencement Date shall be deemed approved by Landlord), (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

            (b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

            (c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

            (d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties). Lessee's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

       6.3 Lessee's Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within ten (10) days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Non-compliance with Applicable Requirements shall be determined by notice of violation from the applicable authorities.

       6.4 Inspection; Compliance. Lessor and Lessor's "Lender" (as defined in Paragraph 30 below) and consultants shall have the right to enter into Premises at any time. In the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspections, so long as such inspection is reasonably related to the violation or contamination.

7.  Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

    7.1  Lessee's Obligations.

         (a) In General. Subject to the provisions of 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep the Premises, Utility installations, and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, heating, ventilating, air-conditioning, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.

    7.2 Lessor's Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation , in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

    7.3  Utility Installations; Trade Fixtures; Alterations.

         (a) Definitions; Consent Required. The term "Utility Installations" refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a). Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during this Lease as extended does not exceed $50,000 in the aggregate or $10,000 in any one year.

         (b) Consent. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits,
(ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount equal to the greater of one month's Base Rent, or $10,000, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor.

         (c) Indemnification. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself. Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to one and one-half times the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's attorneys' fees and costs.

    7.4  Ownership; Removal; Surrender; and Restoration.

         (a) Ownership. Subject to Lessor's right to require removal or elect ownership as hereinafter provided. All Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per Paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property or Lessor and be surrendered by Lessee with the Premises.

         (b) Removal. By delivery to Lessee of written notice from Lessor not earlier than ninety (90) and not later than thirty (30) days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

         (c) Surrender/Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee Owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee and the removal, replacement, or remediation of any soil, material or groundwater contaminated by Lessee. Trade Fixtures shall remain, the property of Lessee and shall be removed by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.


                                                         Initials  ______ ______

8.   Insurance; Indemnity.

     8.1 Payment For Insurance. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within ten (10) days following receipt of an invoice.

     8.2  Liability Insurance.

          (a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability Policy of Insurance protecting Lessee and Lessor against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenent thereto. Such insurance shall be on an occurrence bases providing single limit coverage in the amount not less than $2,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises Endorsement" and contain the "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke or fumes from a hostile fire. The Policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however; limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

     8.3  Property Insurance - Building, Improvements and Rental Value.

          (a) Building and Improvements. The insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any groundlessor, and to any Lender(s) insuing loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lenders, but in no event more than the commercially reasonable and available insurable value thereof. If Lessor is the insuring Party, however, Lessee Owned Alterations and Utility installations. Trade Fixtures, and Lessee's personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

     8.4  Lessee's Property/Business Interruption Insurance.

          (a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trado Fixtures, and Lessee Owned Alterations and Utility installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $25,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property. Trado Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

          (b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly Insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

          (c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

     8.5 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+ V. as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the operation of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

     8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

     8.7 Indemnity. Except for Lessor's gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with the use and/or occupancy of the Premises by Lessee during the Term of the Lease. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

     8.8 Exemption of Lessor from Liability. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor. Notwithstanding Lessor's negligence. Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9.  Damage of Destruction.

    9.1  Definitions.
              (a) "Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in six (6) months or less from the date of the damage or destruction

                                                            Initial's
                                                                     ----- -----

Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

         (b) "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in six (6) months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

         (c) "Insured Loss" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by the event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

         (d) "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

         (e) "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

     9.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessee shall, at Lessee's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party. Notwithstanding the foregoing, Lessee shall have until the expiration or earlier Termination of the Term of the Lease to complete the repairs or rebuilding.

     9.3 Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessee shall repair such damage as soon as reasonably possible at Lessee's expense, in which event this Lease shall continue in full force and effect. Notwithstanding the foregoing, Lessee shall have until the expiration or earlier Termination of the Term of the Lease to complete the repairs or rebuilding.

     9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall not terminate if the damage or destruction was caused by the gross negligence or willful misconduct or Lessee. Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.

     9.6  Abatement of Rent; Lessee's Remedies.

          (a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall not be abated. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein except as may be provided in the Purchase Agreement.

     9.7 Termination-Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.

     9.8 Waive Statutes. Lessor and Lessee agree that the terms of this Lease and the Purchase Agreement shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.  Real Property Taxes.

     10.1 Definition of "Real Property Taxes." As used herein, the term "Real Property Taxes" shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises, Lessor's right to other income therefrom, and/or Lessor's business of leasing, by any authority having the direct power to tax and where the funds are generated

                                                          Initials ______ ______
with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises.

     10.2

           (a) Payment of Taxes. Lessee shall pay the Real Property Taxes applicable to the Premises during the term of this Lease. Subject to Paragraph 10.2(b), all such payments shall be made at least ten (10) days prior to any delinquency date. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee's share of such taxes shall be prorated to cover only that portion of the tax bill applicable to the period that this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment. If Lessee shall fail to pay any required Real Property Taxes, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand.

     10.3 Joint Assessment. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.

     10.4 Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause such property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within ten (10) days after receipt of a written statement.

11. Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered.

12.  Assignment and Subletting.

     12.1  Lessor's Consent Required.

           (a) Lessee may voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "assign or assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent.

           (e) Lessee's remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

     12.2  Terms and Conditions Applicable to Assignment and Subletting.

           (a) Regardless of Lessor's consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) after the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

           (b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

           (d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

           (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

     12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

           (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to
whether such Breach exists, notwithstanding any   from Lessee to the contrary.

           (b) in the event of a Breach by Lessee, Lessor may   option, require
sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

           (c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

13.  Default; Breach; Remedies.

     13.1 Default; Breach. A "Default" is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or rules under this Lease. A "Breach" is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

           (a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

           (b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of ten (10) business days following written notice to Lessee.

           (c) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements as required by the terms of this Lease, or any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice to Lessee.

           (d) A material Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

           (e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "debtor" as defined in 11 U.S.C. (S) 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

     13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within ten (10) days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier's check. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

           (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all of the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessor to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

           (b) Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.

           (c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability

                                                          Initials ______ ______
under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

     13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to ten percent (10%) of each such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

     13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base
Rent) or within thirty (30) days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the thirty-first (31st) day after it was due as to non-scheduled payments. The interest ("Interest") charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus four percent (4%), but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

     13.6 Breach by Lessor.

          (a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

          (b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within thirty (30) days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee's expense and offset from Rent an amount equal to the greater of one month's Base Rent or the Security Deposit, and to pay an excess of such expense under protest, reserving Lessee's right to reimbursement from Lessor. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "Condemnation"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. This Lease shall remain in full force and effect as to the portion of the Premises remaining, and the Base Rent shall not be reduced. Condemnation awards and/or payments shall be the property of Lessor subject to the terms of the Purchase Agreement whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15.  Brokers' Fee.

     15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

16.  Estoppel Certificates.

          (a) Each Party (as "Responding Party") shall within ten (10) days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "Estoppel Certificate" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

          (b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such ten day period the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if Lessor is the Requesting Party, not more than one month's rent has been paid in advance. Prospective purchasers and encumbrancers may relay upon the Requesting Party's Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

                                                           Initial ______ ______

                                     PAGE

17. Definition of Lessor. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Days. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to business days.

20. Limitation on Liability. Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. No Prior or Other Agreements. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective except the Purchase Agreement.

23.  Notices.

     23.1 Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

     23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees applicable thereto.

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to one hundred fifty percent (150%) of the Base Rent applicable during the month immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if both parties had prepared it.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

                             PAGE 10                     Initials
                                                                  ------- ------

31. Attorneys' Fees. If any Party or Broker brings an action or proceeding involving the Premises to enforce the terms hereof or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees.
Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment.
The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32. Lessor's Access; Showing Premises; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency. All such activities shall be without abatement of rent or liability to Lessee.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within ten (10) days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request.

38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

41. Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If is shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

44. Authority. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within thirty (30) days after request, deliver to the other party satisfactory evidence of such authority.

45. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. Amendments. This Lease may be modified only in writing, signed by the Parties in Interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48. Multiple Parties. If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.

49. Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease [_] is [X] is not attached to this Lease.


LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

--------------------------------------------------------------------------------
ATTENTION:  NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN
---------
INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.  SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.
2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.

WARNING:  IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN
-------
PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.
--------------------------------------------------------------------------------


The parties hereto have excuted the Lease at the place and on the dates specified above their respective signatures.

Executed at:                           Executed at:
            -----------------------                -----------------------------
on:                                    on:
   --------------------------------         ------------------------------------
By LESSOR:                             By LESSEE:
   EAGLE ROCK TOWERS, LLC                 First Scientific Equity Devices Trust
   --------------------------------    -----------------------------------------
   a California limited liability         a Connecticut trust
   --------------------------------    -----------------------------------------
   company
   --------------------------------

By:                                    By:
  ---------------------------------       --------------------------------------
Name Printed:                          Name Printed:
             ----------------------                 ----------------------------
Title:                                 Title:
      -----------------------------          -----------------------------------

By:                                    By:
  ---------------------------------       --------------------------------------
Name Printed:                          Name Printed:
             ----------------------                 ----------------------------
Title:                                 Title:
      -----------------------------          -----------------------------------
Address:                               Address:
        ---------------------------            ---------------------------------

-----------------------------------    -----------------------------------------

Telephone:(    )                       Telephone:(    )
                -------------------                    -------------------------
Facsimile: (      )                    Facsimile: (     )
                   ----------------                      -----------------------
Federal ID No.                         Federal ID NO.
              ---------------------                  ---------------------------


NOTE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form. AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So. Flower Street, Suite 600, Los Angeles, California 90017. (213) 687-8777 Fax No. (213) 687-8616

                                  EXHIBIT "A"

                               LEGAL DESCRIPTION
                               -----------------

The Premises shall include any device, equipment, structure, building, material and apparatus, or improvement currently located on the real property. References in the Lease to the "Building" shall include any of the foregoing.

                                  EXHIBIT B-2
                                  -----------

                          FORM OF PURCHASE AGREEMENT
                          --------------------------

                              PURCHASE AGREEMENT
                              ------------------

     THIS AGREEMENT ("Agreement") is entered into this __ day of ____________, by and between FIRST SCIENTIFIC DEVICES EQUITY TRUST, a Connecticut trust ("Buyer") and EAGLE ROCK TOWERS, LLC, a California limited liability company ("Seller").

     WHEREAS Seller wishes to sell the real property ("Real Property") legally described as set forth on Exhibit "A" hereto; and

     WHEREAS Buyer wishes to purchase said real property; and

     WHEREAS, contemporaneous with the execution hereof, Buyer and Seller have entered into a Standard Industrial/Commercial Single-Tenant Lease-Net ("Lease Agreement") which agreement governs the exclusive use of the Real Property by Buyer from the execution date hereof to the Closing Date, as hereinafter defined,

     NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

                                   ARTICLE I
                                   ---------

                                  TERMINOLOGY
                                  -----------

     The terms listed below, when spelled with initial capital letters, have the following meaning in this Agreement:

     1.1  Agreement.  This Purchase Agreement, including the Schedules, Exhibits
          ---------
and any other attachments or addenda, all of which are made part of this Agreement.

     1.2  Article or Articles means one or more of the articles of this
          -------    --------
Agreement.

     1.3  Business Day.  Any calendar day, excluding Saturdays and Sundays, on
          ------------
which federally chartered banks in the County of Los Angeles, State of California, are regularly open for business.

     1.4  Closing.  The closing with respect to the purchase of the Real
          -------
Property contemplated by this Agreement.

     1.5  Closing Date.  The date Closing shall occur, on _____________, within
          ------------
eighteen (18) months of the date first written above.

     1.6  Commencement Date means 12:01 AM on the date first written above.
          -----------------

     1.7  Documents.  This Agreement and all Exhibits and Schedules hereto, and
          ---------
each other agreement, certificate, or instrument delivered pursuant to or in connection with this

Agreement, including amendments thereto that are expressly permitted under the terms of this Agreement.

     1.8   Escrow Agent.  First American Title Insurance Company, 520 N. Central
           ------------
Avenue, Glendale, California, 91203, attention Anna Monez, telephone (800) 668-4853, or (818) 242-5800, extension 5134, facsimile number (818) 242-2507.

     1.9   Exhibit or Exhibits means one or more exhibits attached to this
           -------    --------
Agreement.

     1.10  Facilities and Facility refer collectively or individually to any and
           ----------     --------
all Equipment, Cabling, and/or Antenna as the context may indicate.

     1.11  Indemnified Party.  Any party described in Section 13.3 or Section
           -----------------                          ------------    -------
13.4 against which any claim or liability may be asserted by a third party which
----
would give rise to a claim for indemnification under the provisions of this Agreement by such party.

     1.12  Indemnifying Party.  The party to the Agreement (not the Indemnified
           ------------------
Party) that, in the event of a claim or liability asserted by a third party against the Indemnified Party which would give rise to a claim for indemnification under the provisions of this Agreement, may at its own expense, and upon written notice to the Indemnified Party, compromise or defend such claim.

     1.13  Lien.  Any mortgage, deed of trust, pledge, hypothecation, security
           ----
interest, encumbrance, lien, lease or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any assets or property, including any written or oral agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement with respect to the Sale Assets under the Uniform Commercial Code or comparable law of any jurisdiction.

     1.14  Permitted Encumbrances shall mean (i) easements, restrictions, and
           ----------------------
other similar matters which will not adversely affect the use of the Real Property or which are disclosed on Exhibit "B" hereto; (ii) liens for taxes not due and payable; (iii) deposits or pledges to secure the performance of bids, tenders, contracts (other than for borrowed money), statutory obligations, surety or appeal bonds or other deposits or pledges for purposes of a like general nature made or given in the ordinary course of business, to the extent approved by Buyer; and (iv) liens or mortgages that will be released at Closing;
(v) zoning ordinances and regulations, including statutes and ordinances relating to the liens of streets and to other municipal improvements, and (vi) any easement, restriction, lien, encumbrance or other similar matter which arises from or burdens the Real Property as a result of an action by or on behalf of Buyer or a failure of Buyer to fulfill its obligations arising under the Lease Agreement.

     1.15  Permitted Lien.  Any statutory lien which secures a payment not yet
           --------------
due that arises, and is customarily discharged, in the ordinary course of Seller's business; any easement, right-of-way or similar imperfection in the Seller's title to the Real Property that, individually and in the aggregate, is not material in character or amount and do not and are not reasonably expected to materially impair the value or materially interfere with the use of the Real Property. The term "Permitted Lien" shall not include any easement, restriction, lien, encumbrance or other similar matter which arises from or burdens the Real Property solely as a result of an action by or on behalf of Buyer or a failure of Buyer to fulfill its obligations arising under the Lease Agreement.

     1.16  Purchase Price.  The consideration to be paid by Buyer to Seller for
           --------------
purchase of the Real Property in an amount equal to Three Million Dollars ($3,000,000).

     1.17  Real Property.  The real property in the City of Los Angeles,
           -------------
California, comprising a portion of Tract 299 and legally described as set forth on Exhibit "A" hereto.

     1.18  Schedule or Schedules means one or more schedules attached to this
           --------    ---------
Agreement.

     1.19  Section or Sections means one or more of the sections of this
           -------    --------
Agreement.

     1.20  Term means the period from the Commencement Date to the Closing Date.
           ----

                                  ARTICLE II
                                  ----------

                               PURCHASE AND SALE
                               -----------------

     2.1   Purchase.  On the Closing Date, Seller will sell, transfer, assign
           --------
and convey to Buyer, and Buyer will purchase from Seller, free and clear of all Liens, except Permitted Liens, all of Seller's right, title and interest, both legal and equitable, in and to the following assets:

           (a)  Seller's interest in the Real Property;

           (b) All assignable or transferable governmental permits, licenses and authorizations (and any renewals, extensions, amendments or modifications thereof) now held by Seller or hereafter obtained by Seller between the date hereof and the Closing Date, to the extent such permits, licenses and authorizations pertain to or are used in the ownership, development, operation or maintenance of the Real Property.

           (c) True and complete copies of all of the records and files pertaining to or used in the maintenance of the Real Property.

     2.2   Payment of Purchase Price.  At the Closing, Buyer shall pay the
           -------------------------
Purchase Price, as adjusted by prorations, delivered to Seller by wire transfer of immediately available funds.

                                  ARTICLE III
                                  -----------

                                    ESCROW
                                    ------

     3.1   OPENING.  The purchase and sale of the Real Property shall be
           -------
consummated by means of an escrow which shall be opened with Escrow Agent upon execution of this Agreement by depositing a fully executed copy hereof with the Escrow Agent.

     3.2   CLOSING.  The Closing shall take place at a location mutually
           -------
agreeable between Buyer and Seller, no later than the Closing Date.

     3.3   INSTRUCTIONS.  Any additional or supplemental escrow instructions
           ------------
given by Buyer and Seller to the Escrow Agent in connection with the transactions contemplated herein shall be in writing, shall be consistent with the terms (of this Agreement, and shall provide that, as between the parties, the terms of this Agreement shall prevail if there is any inconsistency.

     3.4   COSTS.  Escrow and related closing charges and expenses incurred in
           -----
this transaction are to be borne by the parties as follows:

           (a) Seller shall bear the cost and expense of documentary transfer taxes and one half (1/2) of the following fees:

                 (i) The cost of the premium of any ALTA title insurance policy insuring fee title to the Real Property;

                 (ii) All costs and expenses of closing title, preparing executing, acknowledging and delivering the grant deed;

                 (iii)  All escrow fees and related charges; and,

                 (iv)   All recording fees.

           (b) Buyer shall bear one half (1/2) of the following costs and expenses:

                 (i) The cost of the premium of any ALTA title insurance policy insuring fee title to the Real Property (the additional cost of any policy endorsements, any upgrades to the title insurance policy and any title insurance policies required by any lender, if any, shall be borne entirely by Buyer);

                 (ii) All costs and expenses of closing title, preparing executing, acknowledging and delivering the grant deed;

                 (iii)  All escrow fees and related charges; and,

               (iv)  All recording fees.

          (c) Real property taxes, assessment bonds, and any other similar charges imposed upon the Real Property by any governmental agency or special district, organization or body, rents, and operating or other expenses, if any, shall be prorated to the close of escrow on the basis of thirty (30) day months.

                                  ARTICLE IV
                                  ----------

                                 TITLE MATTERS
                                 -------------

     4.1  General.  The provisions of this Article are conditions precedent to
          -------
the close of the escrow described in Article III and, unless otherwise provided
                                     -----------
expressly or by context, are covenants.

     4.2  Vesting.  At Closing Seller shall cause title to the Real Property to
          -------
vest in Buyer in fee simple.

     4.3  Title.  Seller shall cause title to the Real Property to be conveyed
          -----
to Buyer by a standard California grant deed subject only to Permitted Liens and Permitted Encumbrances, and current taxes.

     4.4  Delivery.  At Closing, Seller shall deliver to the Escrow Agent, with
          --------
instructions that the Escrow Agent deliver to Buyer, a Standard California grant deed conveying the Real Property to Buyer.

                                   ARTICLE V
                                   ---------

                                  POSSESSION
                                  ----------

     5.1  Delivery to Buyer.  On the Closing Date, Seller shall deliver
          -----------------
possession of the Real Property to Buyer.

                                  ARTICLE VI
                                  ----------

                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

     Seller represents and warrants, as of the date first stated above and, as of Closing, to Buyer as set forth below:

     6.1  Power and Authority.  Seller is a limited liability company validly
          -------------------
existing and in good standing under the laws of the State of California and each locality having jurisdiction over Seller or the Real Property. The execution and delivery and the performance of its obligations under, this Agreement and each of the other Documents by Seller, and the consummation by Seller of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary action on the part of Seller's applicable governing body. This Agreement constitutes (and each of the other Documents, when so executed and delivered, will constitute) legal and valid obligations of Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy laws to general principles of equity.

      6.2   FIRPTA.  Seller is not a "foreign person" as defined in the Internal
            ------
Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder or in Section 18805(d)(1) of the Revenue and Taxation Code of the State of California.

      6.3   PARTIES IN POSSESSION. To the actual knowledge of Seller without
            ---------------------
independent inquiry as of (i) April 13, 1998, and (ii) as of the date of execution (except as disclosed to Buyer prior to the date of this Agreement and except as discovered by Buyer prior to the date of this Agreement): except for Seller, and parties having a right to occupy the Real Property, or portions thereof, pursuant to easements, Permitted Encumbrances or other matters of record, if any, as of the date of this Agreement, there are no parties in possession of the Real Property, or any portion thereof, and there are no parties having a right to occupy or possess the Real Property, or any portion thereof, pursuant to a presently existing lease, license or other revocable interest in the Real Property.

      6.4   AUTHORIZATION AND BINDING EFFECT OF DOCUMENTS. This agreement and
            ---------------------------------------------
each of the other Documents have been duly authorized by all necessary corporate or other appropriate action on the part of Seller, and have been, or at or prior to the Closing will be, duly executed and delivered by the Seller and is, or at or prior to the Closing will be, the legal, valid, and binding obligation of Seller enforceable in accordance with their respective terms. As of the Closing Date, Seller has the absolute and unrestricted right, power authority and capacity to execute and deliver this Agreement and to perform their obligations hereunder and each of the other Documents and to consummate the transactions hereby and thereby contemplated. This Agreement constitutes (and each of the other Documents, when so executed and delivered, will constitute) legal and valid obligations of Seller, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' right or remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

      6.5   ABSENCE OF CONFLICTS.  The execution and delivery of this Agreement
            --------------------
by Seller and delivery by Seller of the other Documents, the performance of its obligations under this Agreement and each of the other Documents and the consummation by seller of the transactions contemplated by this Agreement and the other Documents.

            (a) do not violate in any respect, with or without the giving of notice or the passage of time or both (or result in the creation of any Lien other than a permitted Lien on any of the Real Property), any provision of law, rule or regulation, or any order, judgment, injunction, decree or ruling applicable to Seller in any manner which would have a material adverse effect on the Real Property.

           (b) do not conflict with or result in a breach of termination of, or constitute a default or give rise of termination or acceleration under the articles of organization of Seller or pursuant to any lease, agreement, commitment or other instrument which Seller is a party to or bound by or which the Real Property may be bound, or result in the creation of any Lien other than a Permitted Lien upon the Real Property.

     6.6   COMPLIANCE.  To the actual knowledge of Seller without independent
           ----------
inquiry as of (i) April 13, 1998, and (ii) as of the date of execution (except as disclosed to Buyer prior to the date of this Agreement and except as discovered by Buyer prior to the date of this Agreement): the present use of the Real Property as of the date of this Agreement is in compliance with all applicable zoning codes in effect as of the date of this Agreement, and, as of the date of this Agreement, Seller has not have received any notices of uncorrected violations of the applicable housing, building, safety or fire ordinances. The Real Property is served by electricity and water in capacities adequate for the present use of the Real Property and improvements thereon. Except for this Agreement, the Lease Agreement, and the Permitted Encumbrances Seller has not made any other agreement for the sale or lease of, or given any other person an option to purchase or lease or a right of first refusal to purchase or lease, all or any part of the Real Property. Seller has not, and to Seller's actual knowledge no other party has, subjected the Real Property to any Liens (other than Permitted Liens), easements, rights, duties, obligations, covenants, conditions, restrictions, limitations or agreements not of record.

     6.7   CONDEMNATION.  To the actual knowledge of Seller without independent
           ------------
inquiry as of (i) April 13, 1998, and (ii) as of the date of execution (except as disclosed to Buyer prior to the date of this Agreement and except as discovered by Buyer prior to the date of this Agreement): no portion of the Real Property or improvements thereon is the subject of any condemnation or eminent domain proceeding presently instituted or, to Seller's actual knowledge, pending and Seller has not received notice from any condemning authority that such proceedings are threatened.

     6.8   COMPLIANCE WITH LAW.  To the actual knowledge of Seller without
           -------------------
independent inquiry as of (i) April 13, 1998, and (ii) as of the date of execution (except as disclosed to Buyer prior to the date of this Agreement and except as discovered by Buyer prior to the date of this Agreement): the present use of the Real Property as of the date of this Agreement, complies in all material respects with the applicable rules and regulations of the FCC and all federal, state, local or other laws, statutes, ordinances, regulations, and any applicable order, writ, injunction or decree of any court, commission, board, agency or other instrumentality.

     6.12  ENVIRONMENTAL MATTERS; OSHA.
           ---------------------------

     To the actual knowledge of Seller without independent inquiry as of (i) April 13, 1998, and (ii) as of the date if execution (except as disclosed to Buyer prior to the date of this Agreement and except as discovered by Buyer prior to the date of this Agreement):

           (a) Seller has obtained all environmental, health and safety permits necessary or required for the ownership of the Real Property, and all such permits are in full force and effect and Seller is in compliance in all material respects with all terms and conditions of such permits.

          (b) There is no proceeding pending, or threatened which may result in the reversal, rescission, termination, modification or suspension of any environmental or health or safety permits required for the ownership of the Real Property.

          (c) With respect to the ownership of the Real Property, seller is in compliance in all material respects with the provisions of applicable Environmental Laws. The term "Environmental Laws" is defined as The Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act and the Toxic Substances Control Act, each as amended, and any other applicable federal, state and local laws, statutes, rules or regulations concerning the treating, producing, handling, storing, releasing, spilling, leaking, pumping, pouring, emitting or dumping of Hazardous Materials. for purposes of this Agreement, "Hazardous Materials" means toxic materials, hazardous wastes, hazardous substances, pollunants or contaminants, asbestos or asbestos-related products, polychorinated biphenyls, petroleum, crude oil or any fraction or distillate thereof (as such terms are defined in any applicable Environmental Laws, and including any other terms which are or may be used in any applicable environmental laws to define prohibited or regulated substances.

          (d) During Seller's ownership of the Real Property, neither Seller nor any tenant of Seller has, nor any other person or entity has, caused or permitted material to be generated, released, stored, treated, recycled, disposed of on, under or at such parcels, which materials, if known to be present, would require cleanup, removal or other remedial or responsive action under Environmental Laws (other than normal office, cleaning, and maintenance supplies in reasonable quantities used and/or stored appropriately in the buildings or improvements on the Real Property). Neither seller nor any tenant of Seller has caused the migration of any materials from the Real Property onto or under any property adjacent to the Real Property which materials, if known to be present, would require cleanup, removal or other remedial or responsive action under Environmental Laws.

          (e) Seller is not subject to any judgment, decree, order or citation with respect to the Real Property onto or under any property adjacent to the Real Property which materials, if known to be present, would require cleanup, removal or other remedial or responsive action under Environmental Laws.

     6.13 BROKER'S OR FINDER'S FEES. No agent, broker, investment banker or other person or firm action on behalf or under the authority of Seller is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated by this Agreement.

                                  ARTICLE VII
                                  -----------

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     Buyer represents and warrants to Seller, as of the date hereof and as of Closing, that Buyer's execution and delivery of, and the performance of its obligation under, this Agreement and each of the other documents, by Buyer of the transactions contemplated hereby, have been duly authorized and approved by Buyer. This Agreement constitutes (and each of the other documents, when executed and delivered will constitute) legal and valid obligations of Buyer enforceable against it in accordance with its terms, subject to applicable bankruptcy laws and to general principles of equity.

                                 ARTICLES VII
                                 ------------

                                 DUE DILIGENCE
                                 -------------

     8.1  REPORTS, SURVEYS AND PERMITS IN SELLER'S POSSESSION.  Seller has
          ---------------------------------------------------
delivered to Buyer copies of all documents pertaining to the Real Property, including, but not limited to, all documents in Seller's possession or control pertaining to environmental matters, including any EIR and/or negative declaration, surveys, or architectural drawings, inspections, tests and studies. Seller, if so requested by Buyer, will instruct those persons who prepared the reports to divulge any additional information they may have regarding the Real Property to Buyer. Buyer shall reimburse to Seller any costs reasonably incurred by Seller to fulfill the obligations of this Section.

     8.2  INSPECTION OF PROPERTY BY BUYER. Seller hereby agrees that Buyer
          -------------------------------
and/or Buyer's agents, representatives, contractors and subcontractors may enter upon the Property during normal agents, representatives, contractors and subcontractors may enter upon the Property during normal business hours or at such other times as are mutually acceptable to Seller prior to the Closing in order to conduct reasonable engineering studies, environmental tests and studies, soil and compaction tests and other tests and studies provided that Buyer shall be solely responsible for the cost of such studies or tests and further that Buyer shall be responsible for any damage caused thereby to the Property. Buyer shall be responsible for any liability, costs, claims, damage or injury caused by such entry and shall keep the Property free of any and all liens arising therefrom. Buyer agrees to give Seller at twenty-four(24) hours' written notice prior to any entry upon the Property and/or the conduct of any studies, tests or inspections of the Property. seller may elect to have a representative present during the performance of any such study, test or inspection. Buyer shall indemnify and hold seller harmless against such liability, costs, claims, demands, damage or injury. Buyer and Buyer's agents, representatives, contractors and subcontractors shall maintain commercial general liability insurance policies to cover Buyer's activities on the Property pursuant to this Section in commercially reasonable amounts. Seller shall be named as an insured on all such policies. Buyer shall deliver to Seller such evidence of compliance with such insurer requirements as requested by Seller prior to entering the Property. The provisions of the indemnity contained in this Section shall survive the Closing and the termination of this Agreement for the Survival Period.

     8.3  PROPERTY "AS IS".  BUYER ACKNOWLEDGES AND AGREES THAT BUYER IS
          ----------------
PURCHASING THE PROPERTY ON AN "AS-IS" BASIS WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE OTHER THAN AS SET FORTH IN THIS AGREEMENT. BUYER ACKNOWLEDGES AND AGREES THAT NEITHER SELLER NOR ANY PERSON ACTING OR PURPORTING TO ACT AS AGENT REPRESENTATIVE OF SELLER, NOR ANY PERSON ACTING OR PURPORTING TO ACT FOR ON BEHALF OF SELLER, HAS MADE ANY REPRESENTATION, WARRANTY, PROMISE OR STATEMENT OF ANY KIND OR NATURE WHATSOEVER, EXPRESS OR IMPLIED, TO BUYER OR TO ANY AFFILIATE OF BUYER, OR UPON WHICH BUYER HAS RELIED OR WILL RELY IN ANY RESPECT WITH RESPECT TO THIS AGREEMENT OR THE REAL PROPERTY, OR THE CONDITION THEREOF, OR ANY MATTER WHATSOEVER WITH RESPECT THERETO, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, AND BUYER ACKNOWLEDGES THAT BUYER'S FAILURE TO DISAPPROVE, BY THE END OF THE INSPECTION PERIOD, THE CONDITION OF THE PROPERTY OR ANY MATTERS DISCLOSED BY BUYER'S INSPECTION OF THE PROPERTY, SHALL, SUBJECT TO THE REPRESENTATIONS AND WARRANTIES OF SELLER SPECIFICALLY SET FORTH HEREIN, BE DEEMED AN ACKNOWLEDGEMENT BY BUYER THAT BUYER HAS APPROVED THE CONDITION OF THE PROPERTY AND ACCEPTS THE PROPERTY IN ITS "AS-IS" CONDITION, AND THAT BUYER IS PURCHASING THE PROPERTY SOLELY IN RELIANCE ON BUYER'S OWN INVESTIGATION AND INSPECTION. BUYER UNDERSTANDS THAT IT SHALL BE SOLELY THE RESPONSIBILITY OF BUYER TO CONFIRM THAT THE PROPERTY IS FEASIBLE FOR BUYER'S INTENDED DEVELOPMENT AND USE, WHICH CONFIRMATION SHALL INCLUDE, BUT NOT BE LIMITED TO, CONDUCTING ALL NECESSARY COMPACTION STUDIES AND SOILS INSPECTIONS, OBTAINING ALL NECESSARY GOVERNMENTAL PERMITS, AUTHORIZATIONS AND APPROVALS FOR DEVELOPMENT OF THE PROPERTY, AND MAKING ALL NECESSARY INQUIRIES REGARDING THE AVAILABILITY OF PUBLIC UTILITIES TO THE PROPERTY.

                              __________________
                               Buyer's Initials

                                  ARTICLE IX
                                  ----------

                    TRANSACTIONS PRIOR TO THE CLOSING DATE
                    --------------------------------------

     9.1  CONDUCT OF SELLER PRIOR TO CLOSING.  Seller covenants and agrees with
          ----------------------------------
Buyer that between the date hereof and the Closing Date, unless the Buyer otherwise agrees in writing (which agreement shall not be unreasonably withheld) and subject to Buyer's occupancy of the Real Property as lessee, Seller shall:

          (a) Use reasonable efforts to maintain and operate the Real Property in substantially the same manner in which it is currently being maintained and operated:

           (b) Not mortgage, pledge or subject to any Lien (except Permitted Liens in the ordinary course of business) any of the Real Property;

           (c) Not sell, lease or otherwise dispose of, nor agree to sell, lease or otherwise dispose of the Real Property other than to lease the Real Property to Buyer pursuant to the Lease Agreement;

           (d)  Not introduce any material change with respect to Real Property;

           (e) Notify Buyer of any material litigation pending or threatened against the Real Property or any material damage to or destruction of the Real Property;

     9.2   REASONABLE BEST EFFORTS.  Subject to the terms and conditions of this
           -----------------------
Agreement, each of the parties hereto will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable to satisfy any condition to the parties' obligations hereunder in its power to satisfy and to consummate and make effective as soon as practicable the transaction contemplated by this Agreement.

     9.3   CONVEYANCE FREE AND CLEAR OF LIENS.  At the Closing, Seller shall
           ----------------------------------
obtain executed releases, in suitable form for filing and otherwise in form and substance reasonably satisfactory to Buyer, of any security interests granted in the Real Property and properties as security for payment of loans and other obligations or judgments and of any other Liens on the Real Property. At the Closing, Seller shall transfer and convey to Buyer all of the Real Property free and clear of all Liens except Permitted Liens and all encumbrances except Permitted Encumbrances.

                                   ARTICLE X
                                   ---------

                    CONDITIONS PRECEDENT FOR SELLER TO CLOSE
                    ----------------------------------------

     10.1  GENERAL.  The obligations of Seller this Agreement to consummate the
           -------
sale of the Real Property contemplated hereby shall be subject to satisfaction of all of the conditions precedent set forth in this Article on and as of the Closing Date. Seller may waive any of all such conditions in whole or in part but any such waiver shall be effective only if made in writing, and no such waiver shall constitute a waiver by Seller of any of its rights or remedies if Buyer defaults in the performance of any covenant or agreement to be performed by Buyer this Agreement. If Buyer breaches any representation or warranty made by Buyer in this Agreement such breach shall not constitute a failure of a condition excusing Seller's performance, but Seller shall have a damage claim against Buyer to the extent of Seller's actual damages as a result thereof. If any condition set forth in this Article is not fully satisfied or waived in writing by Seller within the time indicated, then Seller shall be released from all obligations to Buyer under this Agreement.

     10.2  NO DEFAULT BY BUYER.  Buyer shall have performed and complied with
           -------------------
all of the covenants, conditions, terms and provisions of this Agreement to be performed or complied with by

Buyer in accordance with the terms thereof, and Buyer shall not be in default under the terms of this Agreement.

     10.3  DELIVERY OF DOCUMENTS/FUNDS.  On the Closing Date, Buyer shall have
           ---------------------------
delivered into Escrow each of the following items:

          (a) Buyer's share of Escrow and related closing costs and charges as set forth in Section 3.4 hereof; and
             -----------

          (b)  The Purchase Price as set forth in Section 1.16.
                                                  ------------

                                  ARTICLE XI
                                  ----------

                    CONDITIONS PRECEDENT FOR BUYER TO CLOSE
                    ---------------------------------------

     11.1  GENERAL.  The obligations of Buyer under this Agreement to consummate
           -------
the transactions contemplated hereby shall be subject to the satisfaction of all of the conditions precedent set forth in this Article on and as of the Closing Date. Buyer may waive any or all of such conditions in whole or in part but any such waiver shall be effective only if made in writing, and no such waiver shall constitute a waiver by Buyer of any of its rights or remedies if Seller defaults in the performance of any covenant or agreement to be performed by Seller under this Agreement or if Seller breaches any representation or warranty made by Seller in this Agreement. If any condition set forth in this Article is not fully satisfied or waived in writing by Buyer, then Buyer shall be released from all obligations to Seller under this Agreement.

     11.2  NO DEFAULT BY SELLER.  Seller shall have performed and complied with
           --------------------
all of the covenants, conditions, terms and provisions of this Agreement to be performed or complied with by Seller in accordance with the terms thereof, and Seller shall not be in default under the terms of this Agreement.

     11.3  DELIVERY OF DOCUMENTS.  On the Closing Date, Seller shall have
           ---------------------
delivered into escrow each of the following items:

           (a)  A duly executed and acknowledged standard California Grant Deed;

           (b) A standard Certificate of Non-Foreign Status in form reasonably acceptable to both parties;

           (c)  The licenses, permits and authorizations identified in Section
                                                                       -------
2.1(b) together with any other document necessary for the transfer of such
-----
licenses, permits or authorizations to Buyer,

           (d) Evidence satisfactory to Escrow Agent and the title insurer that the transactions contemplated hereby have been duly authorized by Seller and/or Seller's agents.

      11.4  TITLE INSURANCE. Title to the Real Property shall be in fee simple,
            ---------------
good and marketable and insurable at regular rates by a title insurance company licensed in the State of California, pursuant to the standard stipulations and conditions of the ALTA policy of owner's title insurance prescribed by the applicable regulatory authorities for the State of California, free and clear of all liens and encumbrances except Permitted Liens and Permitted Encumbrances.

      11.5  APPROVAL OF DUE DILIGENCE. Buyer has approved all matters discussed
            -------------------------
during the course of the due diligence set forth in Article VII. Buyer shall
                                                    -----------
have no feasibility or contingency to its obligations under this Agreement based upon inspection or due diligence review.

                                  ARTICLE XII
                                  -----------

                        TERMINATION; LIQUIDATED DAMAGES
                        -------------------------------

      12.1  TERMINATION. If Closing shall not have previously occurred, this
            -----------
Agreement shall terminate upon the earliest of the giving of written notice from Seller to Buyer, or from Buyer to Seller, if:

            (a) Seller gives such termination notice and is not at such time in material default hereunder, or Buyer gives such termination notice and Buyer is not at such time in material default hereunder, and

            (b)  Either:

                 (i) Any of the representations or warranties contained herein of Buyer (if such termination notice is given by Seller), or of Seller (if such termination notice is given by Buyer), are materially inaccurate in any respect and materially adverse to the party giving such termination notice unless the inaccuracy has been induced by or is the result of actions or omissions of the party giving such termination notice, or

                 (ii) Any material obligation to be performed by Buyer (if such termination notice is given by Seller) or by Seller (if such termination notice is given by Buyer) is not timely performed in any material respect unless the lack of timely performance has been induced by or is the result of actions or omissions of the party giving such termination notice; or

                 (iii) Any condition (other than those referred to in foregoing Clauses (i) and (ii) to the obligation to close the transaction contemplated
-------------------
herein of the party giving such termination notice has not been timely satisfied, and any such inaccuracy, failure to perform or non-satisfaction of a condition neither has been cured nor satisfied within thirty (30) days after written notice thereof from the party giving such termination notice nor waived in writing by the party giving such termination notice.

     12.2 OBLIGATIONS UPON TERMINATION
          ----------------------------

          (a) In the event this Agreement is terminated, the aggregate liability of Buyer for breach hereunder shall be limited as provided in Section (b) and
                                                              -----------
Section (d), below, and the aggregate liability for Seller for breach hereunder
-----------
shall be limited as provided in Section (c), below. Except as set forth in this
                                -----------
Section 12.2, neither party shall have any liability to the other hereunder.
------------

          (b) If this Agreement is terminated by Seller giving written notice to Buyer pursuant to Section 12.1, Buyer agrees that Seller shall be entitled to
                  ------------
receive upon such termination, as liquidated damages and not as a penalty, Three Million Dollars ($3,000,000). SELLER'S RECEIPT OF THE THREE MILLION DOLLARS ($3,000,000) SHALL CONSTITUTE PAYMENT OF LIQUIDATED DAMAGES HEREUNDER AND NOT A PENALTY, AND SHALL BE SELLER'S SOLE REMEDY AT LAW OR IN EQUITY FOR BUYER'S BREACH HEREUNDER IF CLOSING DOES NOT OCCUR. BUYER AND SELLER EACH ACKNOWLEDGE AND AGREE THAT THE LIQUIDATED DAMAGE AMOUNT IS REASONABLE IN LIGHT OF THE ANTICIPATED HARM WHICH WILL BE CAUSED BY BUYER'S BREACH OF THIS AGREEMENT, THE DIFFICULTY OF PROOF OF LOSS, THE INCONVENIENCE AND NON-FEASIBILITY OF OTHERWISE OBTAINING AN ADEQUATE REMEDY, AND THE VALUE OF THE TRANSACTION TO BE CONSUMMATED HEREUNDER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER AND SELLER EACH ACKNOWLEDGE AND AGREE THAT PART OF THE REASON IT IS SO DIFFICULT TO PROVE THE ACTUAL LOSS LIKELY TO RESULT FROM A BREACH OF THIS AGREEMENT OR TO QUANTIFY THE ANTICIPATED HARM THEREFROM, IS THAT THIS AGREEMENT IS BUT ONE COMPONENT OF A MUCH LARGER TRANSACTION (THE "STOCK PURCHASE TRANSACTION") PURSUANT TO WHICH BUYER HAS AGREED TO PURCHASE FROM CERTAIN AFFILIATES OF SELLER ("SELLER'S AFFILIATES"), ALL OF THE ISSUED AND OUTSTANDING STOCK OF SOUTHERN CALIFORNIA BROADCASTING COMPANY, A CALIFORNIA CORPORATION ("SCBC"). SELLER AND SELLER'S AFFILIATES HAD ORIGINALLY INSISTED THAT THIS AGREEMENT CLOSE CONCURRENTLY
WITH THE CLOSING OF THE STOCK PURCHASE TRANSACTION; HOWEVER, AT THE REQUEST AND INSISTENCE OF BUYER, SELLER AND SELLER'S AFFILIATES AGREED TO DEFER THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT TO THE CLOSING DATE HEREUNDER (WHICH IS APPROXIMATELY 18 MONTHS FOLLOWING THE CLOSING OF THE STOCK PURCHASE TRANSACTION).

                       Buyer ____________     Seller ___________

          (c) If this Agreement is terminated by Buyer giving written notice to Seller, Buyer shall be entitled to its actual damages, including reasonable attorneys' fees. Notwithstanding anything in this agreement to the contrary, Buyer shall be entitled to enforcement of this Agreement by decree of specific performance or injunctive relief requiring Seller to fulfill its obligations under this Agreement. Seller acknowledges that the Real Property is of a special, unique, and extraordinary character, and that any breach of this Agreement by Seller could not be compensated for by damages. In any action by Buyer to equitably enforce the provisions of this Agreement, seller shall waive the defense that there is an adequate remedy at law or equity and agrees that Buyer shall have the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond or furnish other security.

          (d) If for any reason a court of competent jurisdiction refuses to enforce in full the liquidated damages provision of Section 12.2(d) above, then notwithstanding anything to the contrary contained herein, under those circumstance Seller shall have all rights and remedies that may be available at law or equity, including without limitation the right to sue for damages, including reasonable attorney's fees, and/or the right to sue for specific performance or injunctive relief requiring Buyer to fulfill its obligations under this Agreement. Buyer acknowledges that the Real Property is of a special, unique and extraordinary character and is only useful to the person or entity that actually owns the radio station currently owned by SCBC. Since Seller's Affiliates have sold all of the stock of SCBC to Buyer pursuant to the Stock Purchase Transaction, Seller and Seller's Affiliates no longer have any use for the Real Property (nor does anyone else who doesn't own the radio station currently owned by SCBC). Accordingly, because of the foregoing facts, Buyer acknowledges that the Real Property is of a special, unique and extraordinary character, and that any breach of this Agreement by Buyer could not be compensated for it by damages. In any action by Seller to equitably enforce the provisions of this Agreement, Buyer shall waive the defense that there is an adequate remedy at law or at equity and agrees that Seller shall have the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond or furnish other security.

                                 ARTICLE XIII
                                 ------------

                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                  ------------------------------------------
                                INDEMNIFICATION
                                ---------------

     13.1  SURVIVAL OF REPRESENTATION AND WARRANTIES.  All representations,
           -----------------------------------------
warranties, covenants and agreements contained in this Agreement or in any other Document shall survive the Closing and the Closing shall not be deemed a waiver by either party of the representations, warranties, covenants or agreements of the other party contained herein or in any other Document. No claim may be brought under this Agreement or any other Document unless written notice describing in reasonable detail the nature and basis of such claim is given.

     13.2  INDEMNIFICATION PROCEDURES.  In the event that an Indemnified Party
           --------------------------
may be entitled to indemnification hereunder with respect to any asserted claim of, or obligation or liability to, any third party, such party shall notify the Indemnifying Party thereof, describing the matters involved in reasonable detail, and the Indemnifying Party shall be entitled to assume the defense thereof upon written notice to the Indemnified Party with counsel reasonably satisfactory to the Indemnified Party; provided, that once the defense thereof is assumed by the Indemnifying Party, the Indemnifying Party shall keep the Indemnified Party advised of all developments in the defense thereof and any related litigation, and the Indemnified Party shall be entitled at all times to participate in the defense thereof at its own expense. If the Indemnifying Party fails to notify the Indemnified Party of its election to defend or contest its obligation to indemnify under this Article XVI, the Indemnified Party may pay, compromise, or
                     -----------
defend such a claim without prejudice to any right it may have hereunder.

     13.3  INDEMNIFICATION BY BUYER.  Buyer shall indemnify and defend Seller,
           ------------------------
its agents, officers and employees and hold Seller, its agents, officers and employees harmless from any against all claims, actions, losses, damages, liabilities and expense (including reasonable attorneys' fees) incurred by or asserted against Seller, whether during or after the term of this Agreement, caused by or resulting from, in whole or any material part, (i) any breach of this Agreement by Buyer, and (ii) Buyer's breach of any warranty contained in this Agreement; provided, however, that Buyer shall not be required to indemnify Seller to the extent such damages, injury, loss or expense arise solely out of Seller's or its agents', employees', invitees' or contractors' willfully negligent acts or omissions.

     13.4  INDEMNIFICATION BY SELLER.  Seller shall indemnify and defend Buyer
           -------------------------
and hold Buyer harmless from and against all claims, actions, losses, damages, liabilities and expenses (including reasonable attorneys' fees) incurred by or asserted against Buyer, whether during or after the term of this Agreement caused by or resulting from in whole or any material part, (i) any breach of this Agreement by Seller, and (ii) Seller's breach of any warranty contained in this Agreement; provided, however, that Seller shall not be required to indemnify Buyer to the extent any such damages, injury, loss or expense arise our of Buyer's or its agents', employees', invitees' or contractors' negligent acts or omissions.

                                  ARTICLE XIV
                                  -----------

                                 MISCELLANEOUS
                                 -------------

     14.1  INTERPRETATION.  This Agreement shall be governed by and construed in
           --------------
accordance with the laws of the State of california. The captions of paragraphs used in this Agreement are for convenience only. Except to the extent assignment hereof is prohibited, the provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Seller and Buyer. Each party hereto acknowledges that competent legal counsel has represented each party to this request and Seller hereby waives any provision or rule of law or construction which would require the terms of this Agreement to be construed against Buyer.

     14.2  BROKERS.  The parties acknowledge and agree that this Agreement has
           -------
not been brought about as a result of the services of any real estate broker, firm or corporation, and each indemnifies and holds the other harmless from any and all claims from any person(s) claiming to have rendered real estate services in connection with this Agreement.

     14.3 TIME OF ESSENCE. Time is of the essence of this Agreement and of the
          ---------------
escrow provided for herein.

     14.4 INTEGRATION. Except for the Lease Agreement, this Agreement contains the entire agreement of the parties hereto, and supersedes any prior written or oral agreements between them concerning the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, oral or written, relating to the subject matter which are not fully expressed or referred to herein. This Agreement may be modified only by a writing signed by the party against whom it is sought to be enforced.

     14.5 COUNTERPARTS. This Agreement may be signed in counterparts, all of
          ------------
which shall constitute one instrument.

     14.6 ADDITIONAL DOCUMENTS. From time to time prior to and after the close
          --------------------
of escrow, each party shall execute and deliver such instruments of transfer and other documents as may be reasonably requested by the other party or Escrow Agent to carry out the purpose and intent of this Agreement.

     14.7 NOTICE. Any notice required or desired to be given by either party to
          ------
this Agreement to the other pursuant to or with respect to this Agreement shall be in writing and shall sufficiently delivered if delivered by courier or sent by registered or certified mail, first class postage paid, or by facsimile or other similar means of written communication addressed as follows.

          (a) If addressed to Buyer, to Buyer at:

              ______________________________
              ______________________________
              ______________________________
              ______________________________


          (b) If addressed to Seller, to Seller to:

              Eagle Rock Towers, LLC
              c/o Fred Beaton
              2434 Delise Court
              Glendale, California 91208

or such other address with respect to any party hereto as such party may from time to time notify (as provided above) the other party hereto. Any such notice, demand or written communication shall be deemed to have been delivered (a) if mailed, as of the close of the third business day following the date mailed and
(b) if personally delivered or otherwise sent as provided herein, on the date received.

     14.8 WAIVER. Waiver by one party of the performance of any covenant,
          ------
condition or promise shall not invalidate this Agreement, nor shall it be considered to be a waiver by such party of any other covenant, condition, or promise hereunder. The waiver by either or both parties of the time for performing any act shall not constitute a waiver of the time for performing any other act or an identical act required to be performed at a later time.

     14.9  SEVERABILITY.  If any term or provision of this Agreement or the
           ------------
application thereof shall, to any extent, be invalid or unenforceable, the remainder of this Agreement shall not be effected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     14.10  SECTION 1031 ASSET EXCHANGE.  The parties acknowledge that each may
            ---------------------------
desire to effectuate a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code (the "Code"), which may include a non-simultaneous exchange, with respect to the sale and acquisition of the Real Property. The parties agree to cooperate with each other in connection therewith, provided each party participating in such an exchange agrees to hold the other free and harmless of, and indemnify the other from, any liabilities, claims, costs, damages, expenses and fees (including attorneys' fees) which may arise out of said party's participation in a tax-deferred exchange, including without limitation any claims by the Internal Revenue Service.

     14.11  ASSIGNMENT BY BUYER.  Buyer may assign this Agreement without the
            -------------------
prior written consent of Seller; provided, however, under no circumstance shall this Agreement be assigned by Buyer to any party which does not agree in writing to be bound by all terms and conditions contained herein.

     14.12  NO RECOURSE.  It is expressly understood and agreed that this
            -----------
Agreement is executed and delivered by First Union National Bank, not in its individual capacity but solely as Trustee under the First Scientific Devices Equity Trust Agreement, in exercise of the powers and authority conferred and vested in it as Trustee thereunder, and each of the representations, warranties, undertakings and agreements herein made on the part of the Buyer is made and intended not as a personal representation, warranty, undertaking and agreement by First Union National Bank but is made and intended for the purpose of binding only the trust estate created by the First Scientific Devices Equity Trust Agreement (the "Trust Estate"), and all persons having any claim against First Union National Bank or the Buyer by reason of the transactions contemplated by this Agreement shall look only to the Trust Estate for payment or satisfaction thereof.

     14.13 MATERIAL DAMAGE OR CONDEMNATION. If the Real Property, or any portion thereof, is taken by condemnation or there is any condemnation or threatened condemnation of any direct or indirect access to the Property prior to the Closing Date, then Buyer shall complete the transactions on the terms set forth in this Agreement and, in such event, Buyer shall receive a full assignment of all condemnation proceeds given as consideration for the taking. By "taken," Seller and Buyer mean a condemnation or taking by eminent domain occurring on the Real Property. The phrase "taking by eminent domain" includes any notices of taking or commencement of proceedings under eminent domain power, but excludes any claim for inverse condemnation. In the event the Real Property suffers a casualty loss or any damage whatsoever, then Buyer shall complete the transactions or the terms set forth in this Agreement and, in such event, Buyer shall receive full assignment of any and all insurance proceeds resulting therefrom. In such event, Seller shall reasonably cooperate with Buyer to ensure that said proceeds are paid to Buyer.

     14.14  ATTORNEYS' AND OTHER FEES.  Should either party institute any action
            -------------------------
or proceeding to enforce or interpret this Agreement or any provision hereof, for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' and other fees, incurred by the prevailing party in connection with such action or proceeding. The term "attorneys' and other fees" shall mean and include attorneys' fees, accountants' fees, and any and all other similar fees incurred in connection with the action or proceeding and preparations therefor. The term "action or proceeding" shall mean and include actions, proceedings, suits, arbitrations, appeals and other similar proceedings.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

SELLER:                                   BUYER:

EAGLE ROCK TOWERS, LLC                    FIRST SCIENTIFIC DEVICES EQUITY
                                          TRUST, A CONNECTICUT TRUST



By:                                       By:
     -------------------------                 -----------------------------

Its: -------------------------            Its: -----------------------------

                                  EXHIBIT "A"

                    See Preliminary Title Report attached.

                                  DESCRIPTION


--------------------------------------------------------------------------------

THAT PORTION OF TRACT NO. 299, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 14 PAGE 64 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF LOT 15 OF TRACT NO. 5141, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 130 PAGES 75 THROUGH 77 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY; THENCE SOUTHERLY ALONG THE EASTERLY LINE OF SAID LOT 15, TO AND ALONG THE WESTERLY LINE OF SAID TRACT NO. 299, ALSO BEING THE EASTERLY LINE OF JOSE M. VERDUGO 21.60 ACRE TRACT, AS PER SUPERIOR COURT CASE NO. 7054, A DISTANCE OF 651.59 FEET, MORE OR LESS, TO THE NORTHWESTERLY CORNER OF LOT 1 OF TRACT NO. 23950, AS PER MAP RECORDED IN BOOK 683 PAGES 19 THROUGH 32 INCLUSIVE OF MAPS; THENCE EASTERLY ALONG THE NORTHERLY LINE OF SAID TRACT NO. 23950, A DISTANCE OF 460 FEET TO AN ANGLE POINT IN SAID NORTHERLY LINE OF TRACT NO. 23950; THENCE NORTHERLY ALONG SAID LINE OF TRACT NO. 23950 TO THE SOUTHWESTERLY LINE OF LOT 32 OF TRACT NO. 7034, AS PER MAP RECORDED IN BOOK 86 PAGES 26 AND 27 OF MAPS; THENCE NORTHWESTERLY AND NORTHEASTERLY ALONG THE LINE OF SAID LOT 32 TO THE SOUTHERLY LINE OF SAID TRACT NO. 5141; THENCE WESTERLY ALONG SAID SOUTHERLY LINE TO THE POINT OF BEGINNING.

EXCEPT THEREFROM THAT PORTION OF SAID TRACT NO. 299, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWESTERLY CORNER OF LOT 9 OF TRACT NO. 5141, AS SHOWN ON MAP RECORDED IN BOOK 130 PAGES 75, 76 AND 77 OF MAPS, IN SAID OFFICE; THENCE ALONG THE SOUTHERLY LINE OF SAID LOT, NORTH 81 DEGREES 24 MINUTES 41 SECONDS EAST 20.00 FEET; THENCE SOUTH 7 DEGREES 25 MINUTES 10 SECONDS EAST 42.00 FEET; THENCE SOUTH 13 DEGREES 24 MINUTES 59 SECONDS WEST 113.21 FEET TO THE EASTERLY LINE OF THE JOSE M. VERDUGO 21.80 ACRE ALLOTMENT, IN THE RANCHO SAN RAFAEL, AS PER THE DEGREE OF PARTITION FILED IN THE SUPERIOR COURT CASE NO. 7054, IN AND FOR SAID COUNTY; THENCE ALONG SAID EASTERLY LINE NORTH 0 DEGREES 39 MINUTES 39 SECONDS EAST 110.00 FEET TO THE SOUTHEASTERLY CORNER OF LOT 15 OF SAID TRACT NO. 5141; THENCE NORTHERLY ALONG THE EASTERLY LINE OF SAID LOT 15 TO THE POINT OF BEGINNING, AS GRANTED TO THE STATE OF CALIFORNIA, BY DEED RECORDED JUNE 26,
1973 AS INSTRUMENT NO. 397 OF SAID COUNTY.

ALSO EXCEPT THEREFROM ALL OIL, GAS, MINERALS AND OTHER HYDROCARBON SUBSTANCES IN AND UNDER SAID LAND LYING BELOW A DEPTH OF 200 FEET FROM THE SURFACE THEREOF, BUT WITH NO RIGHT OF SURFACE ENTRY, AS RESERVED IN THE DEED RECORDED JULY 30, 1956 AS INSTRUMENT NO. 1749 IN BOOK 51871 PAGE 274, OFFICIAL RECORDS OF SAID COUNTY.

--------------------------------------------------------------------------------

                                  EXHIBIT "B"

                     See Permitted Encumbrances attached.

                                  SCHEDULE B
                                  (continued)

Order No: 8130176 X49                Your Ref: SOUTHERN CALIFORNIA BROADCASTING
-------------------------------------------------------------------------------

     6. AN EASEMENT FOR THE PURPOSE SHOWN BELOW AND RIGHTS INCIDENTAL THERETO AS SET FORTH IN A DOCUMENT

        PURPOSE:         TO LAY WATER PIPES
        RECORDED:        IN BOOK 4443 PAGE 254 AND
                         3162 PAGE 213, BOTH OF DEEDS
        AFFECTS:         ALONG A STRIP OF LAND 6 FEET ON EITHER SIDE OF A LINE
                         AS THEREIN PROVIDED.

     7. SUCH RIGHTS OR EASEMENTS IN FAVOR OF THE CITY OF LOS ANGELES, AS SUCCESSOR TO LOS ANGELES GAS & ELECTRIC CORPORATION, AFFECTING THE PORTION OF SAID LAND HEREIN STATED, FOR POLE LINES, CONDUITS AND INCIDENTAL PURPOSES, DISCLOSED BY A DECLARATION BY THE DEPARTMENT OF WATER AND POWER OF SAID CITY.

        RECORDED:        IN BOOK 15439 PAGE 397, OFFICIAL RECORDS
        AFFECTS:         SAID LAND AND OTHER PROPERTY.

     8. A COVENANT AND AGREEMENT UPON AND SUBJECT TO THE TERMS AND CONDITIONS THEREIN

        EXECUTED BY:     MAPLE CHAPEL INCORPORATED
        IN FAVOR OF:     THE CITY OF LOS ANGELES
        RECORDED:        JULY 16, 1956 AS INSTRUMENT NO. 4430

        REFERENCE IS MADE TO SAID DOCUMENT FOR FULL PARTICULARS.

        THIS COVENANT AND AGREEMENT SHALL RUN WITH THE LAND AND SHALL BE BINDING UPON ANY FUTURE OWNERS, ENCUMBRANCES, THEIR SUCCESSORS, HEIRS OR ASSIGNS AND SHALL CONTINUE IN EFFECT UNTIL THE PROPER GOVERNMENT AGENCY APPROVES ITS TERMINATION.


     9. A COVENANT AND AGREEMENT UPON AND SUBJECT TO THE TERMS AND CONDITIONS THEREIN

        EXECUTED BY:     DEPARTMENT OF WATER AND POWER OF THE CITY OF LOS
                         ANGELES, BY BOARD OF WATER AND POWER COMMISSIONERS
        RECORDED:        OCTOBER 22, 1956 AS INSTRUMENT NO. 3260

        REFERENCE IS MADE TO SAID DOCUMENT FOR FULL PARTICULARS.



-------------------------------------------------------------------------------

Page 3                            SCHEDULE B
                                  (continued)

Order No: 8130176 x49                 Your Ref: SOUTHERN CALIFORNIA BROADCASTING
--------------------------------------------------------------------------------


          THIS COVENANT AND AGREEMENT SHALL RUN WITH THE LAND AND SHALL BE BINDING UPON ANY FUTURE OWNERS, ENCUMBRANCES, THEIR SUCCESSORS, HEIRS OR ASSIGNS AND SHALL CONTINUE IN EFFECT UNTIL THE PROPER GOVERNMENT AGENCY APPROVES ITS TERMINATION.

     10. THE FACT THAT THE OWNERSHIP OF SAID LAND DOES NOT INCLUDE RIGHTS OF ACCESS TO OR FROM THE STREET OR HIGHWAY ABUTTING SAID LAND, SUCH RIGHTS HAVING SEEN SEVERED FROM SAID LAND BY THE DOCUMENT

          RECOVERED:     JUNE 26, 1973 AS INSTRUMENT NO. 357
          AFFECTS:       THE GLENDALE FREEWAY (ROUTE 2)


     11. A COVENANT AND AGREEMENT UPON AND SUBJECT TO THE TERMS AND CONDITIONS THEREIN

          EXECUTED BY:   FAITH CENTER, INC.
          IN FAVOR OF:   THE CITY OF LOS ANGELES
          RECORDED:      DECEMBER 7, 1983 AS INSTRUMENT NO. 83-1447481

          REFERENCE IS MADE TO SAID DOCUMENT FOR FULL PARTICULARS.


          THIS COVENANT AND AGREEMENT SHALL RUN WITH THE LAND AND SHALL BE BINDING UPON ANY FUTURE OWNERS, ENCUMBRANCES, THEIR SUCCESSORS, HEIRS OR ASSIGNS AND SHALL CONTINUE IN EFFECT UNTIL THE PROPER GOVERNMENT AGENCY APPROVES ITS TERMINATION.

--------------------------------------------------------------------------------

                                MICROWAVE LEASE


   THIS MICROWAVE LEASE is entered into by and between Landlord SOUTHERN CALIFORNIA BROADCASTING COMPANY and tenant FAITH CENTER, INC. a California non-profit church corporation, hereinafter referred to as FAITH, as of March
19, 1996, regarding the "Property" described in Exhibit "A" hereto. Subject to the provisions for early termination provided herein, the "Term" of this lease is ten (10) years. "Annual Rental" means One Dollar ($1.00). "Permitted Use" means the operation and maintenance of facilities for the transmission and reception of microwave communication signals in frequencies licensed to or managed by Tenant and for no other use. "Landlord's Address for Notice" means 5900 San Fernando Road, Glendale, California 91202-2797, Attn: General Manager.
 "Tenant's address for Notice" means 1615 South Glendale Avenue, Glendale, California 91205, Attn: Dr. Gene Scott.

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Property defined in Exhibit "A" hereto. Tenant shall pay to Landlord during the Term the Annual Rental in the amount of One Dollar per year.

     Tenant agrees to indemnify, defend and hold Landlord and its officers, directors, partners, agents, attorneys and employees entirely harmless from and against all liabilities, losses, demands, actions, expenses or claims, including attorneys' fees and court costs, for injury to or death of any person or for damages to any property arising out of or in any manner connected with (i) the use, occupancy or enjoyment of the Property by Tenant or Tenant's agents, employees, invitees or contractors (the "Tenant's Agents") or any work, activity or other things allowed or suffered by Tenant or Tenant's Agents to be done in or about the Property, (ii) any breach or default in the performance of any obligation of Tenant under this Lease and (iii) any act or failure to act, whether negligent or otherwise tortious, by Tenant or Tenant's Agents on or about the Property. Notwithstanding the foregoing, Tenant shall not be liable to the extent that damage or injury is ultimately determined to be caused by the gross negligence or willful misconduct of Landlord or Landlord's agents, employees, invitees or contractors ("Landlord's Agents"). All property of Tenant kept or stored on the Property shall be so kept or stored at the risk of Tenant only, and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carriers.

     Tenants shall use the Property for the Permitted Use through the use of those certain improvements as set forth in the list attached hereto as Exhibit "B" and incorporated herein as if set forth fully, and for no other use. Tenant shall not do or permit anything to be done in or about the Property which will in any way obstruct or interfere with the rights of other tenants or occupants.

     Tenant's nonexclusive use of the Property shall not interfere with Landlord's radio operations or cause any reception or transmission signal interference with any radio, telephone, microwave, television or other communications equipment installed by Landlord or under Landlord's authorization. Any installation of future improvements by Tenant on the Property must be approved by Landlord's engineer, Fred Volken, or his successor, so as not to overload or interfere with the KIEV antenna. Any installation shall also be subject to FCC approval and the approval of all federal, state, city and country permits which must be obtained by Tenant.

     Tenant shall be responsible for all permits, variances, entitlements, and approvals required by any governmental or quasi-governmental agency and shall be responsible for all maintenance, upkeep, service and operation of any installed equipment and shall maintain such equipment in good working order. Tenant shall also be required and responsible for all AC power or other utility services that are required for the operation of any installed equipment or improvements, including all non Landlord equipment or improvements.

     Tenant covenants to take all reasonable steps necessary to assure compliance with all government requirements and will prevent interference to any existing users of Landlord's tower and covenants that Tenant's equipment will not interfere with any party using such tower and adjacent property owners, neighbors, and businesses as of the commencement date of this Lease. Tenant further agrees to pay any and all charges of fees required in order to change or modify the daytime and nighttime patterns of the KIEV antenna system for retuning.

     Tenant shall not use the Property in any way which will conflict with any law, statute, ordinance or governmental rule or regulation or any covenant, condition or restriction (whether or not of public record) affecting the Property, now in force or which may hereafter be enacted or promulgated, including, but not limited to, the provisions of any city or county zoning codes regulating the use of the Property and any federal, state or local laws or regulations relating to radio communications. Tenant shall, at Tenant's sole cost and expense, promptly comply with (a) all laws, statutes, ordinances, and governmental rules and regulations, now in force or which may hereafter be in force, which affect the Property or Tenant's business operations therein, (b) all requirements, and other covenants, conditions and restrictions, now in force or which may hereafter be in force, which affect the Property and (c) all requirements, now in force or which may hereafter be in force, of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Property.

/s/ RB                                               /s/ WES MR
--------------------------                           --------------------------

     If any action shall be instituted by either Landlord or Tenant for the enforcement or interpretation of this Lease, the prevailing party shall be entitled to recover from the losing party all costs including reasonable attorney's fees.

     Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Property or Tenant's leasehold estate hereunder, or permit the Property to be used by anyone other than Tenant or sublet the Property of any portion, thereof without Landlord's prior written consent in each instance.

     This Lease will terminate on the following events:

     1. Landlord's inability to maintain or continue the use of the towers at the El Reposo site for any unforeseen reason including loss of variance, earthquakes or other acts of God.

     2. In the event that Dr. Gene Scott is deceased or leaves for any reason from Tenant, and within 90 days from such event, Tenant and then Landlord may agree upon the rental of tower space at a fair market price for a specified period of time.

     3. In the event Landlord sells KIEV, Landlord agrees to cooperate with Tenant in order to execute all necessary documents such that upon the sale of KIEV, the Property that is subject to this lease, in favor of Tenant, will continue under the same terms and conditions as provided herein. Landlord and Tenant further agree to, in the event KIEV is sold, record a Memorandum of Lease prior to the sale of KIEV which will place any third party buyer of KIEV on notice that Tenant has this leasehold interest in the Property.

     This Lease contains all agreements of Landlord and Tenant with respect to any matter mentioned, or dealt with, herein. No prior agreement or understanding pertaining to any such matter shall be binding upon Landlord. Any amendments to or modification of this Lease shall be in writing, signed by the parties hereto, and neither Landlord nor Tenant shall be liable for any oral or implied agreements.

     Each individual executing this Lease represents and warrants (1) that he is duly authorized to execute and deliver this Lease as drafted jointly by the parties to this Lease.

 /s/ RB                                                         /s/ WES RM
----------------                                               ---------------
   initial                                                         initial

     IN WITNESS WHEREOF, Landlord and Tenant have executed and entered into this Microwave Lease effective for all purposes as of the date first set forth above.


"TENANT"                               "LANDLORD"

FAITH CENTER, INC. a                  SOUTHERN CALIFORNIA BROADCASTING
California non-profit church          COMPANY, a California corporation
corporation


By:    /s/ W. Eugene Scott            By:    /s/ Ron Beaton
     ___________________________           ___________________________

Name:  W. Eugene Scott                Name:  Ron Beaton
     ___________________________           ___________________________

Its:   President                      Its:   President
     ___________________________           ___________________________

Date:  3/19/96                        Date:
     ___________________________           ___________________________

By:    /s/ Mike Rodriquez
     ___________________________

Name:  Mike Rodriquez
     ___________________________

Its:   Secretary
     ___________________________

Date:  3/19/96
     ___________________________

                                  EXHIBIT "A"


                                   PROPERTY
                                   --------

Tenant's one and one-half meter microwave dish, as existing, facing east at Sunset Ridge and the one meter diameter paraflector facing Faith Center, as existing and one 19 inch rack, 6 feet tall, as existing, and another one and one-half meter microwave dish facing to the Los Angeles University Cathedral in downtown Los Angeles located on the portion of the real property located at 4650 El Reposo Drive, Northeast Los Angeles Planning area in the City of Los Angeles, County of Los Angeles, State of California. Tenant may include a transmitting antenna for an LPTV station subject to approval by KIEV and all federal, state and local government authorities.

                                   EXHIBIT C
                                   ---------

                              DISCLOSURE SCHEDULE
                              -------------------

                                  EXHIBIT "C"
                              DISCLOSURE SCHEDULE


3.1  Organization and Good Standing.
     ------------------------------

     The Company owns an undivided 50% interest in the office real property in the County of Los Angeles, State of California described as Lots 5, 6, 7, in Block 3 of Tract Number 8419, in the City of Glendale, as per Map recorded in Book 171, Pages 48 to 50 inclusive of Maps in the office of the County Recorder of said County (the "Office Property") as a tenant in common with Ronald William Beaton and Carolyn May Beaton as Trustees of the Ronald W. Beaton Inter vivos Trust, Terence S. Milaney, and Fred S. Beaton as Trustee under Declaration of Trust of the Fred S. Beaton Revocable Trust Dated March 30, 1987.

     The Company makes payments on one or more insurance trusts including payments for key man insurance on the lives of Fred S. Beaton and Ronald W. Beaton (Fred S. Beaton and Ronald W. Beaton will have the right, but not the obligation to assume the insurance policies, including the payment of the premiums upon the Closing). Under no circumstances shall the Company ever have the right to collect any receivable owed by Fred Beaton and/or Ronald Beaton (and/or insurance trust(s)) to the Company with respect to or on account of insurance premiums from time to time paid by the Company.

3.4(b)  Absence of Conflicts.
        --------------------

        Conflicts may exist to the extent that Faith Center, Inc., a California non-profit church corporation, has a 10 year microwave lease on the property commonly known as 4650 El Reposo Drive, Los Angeles, California 90065 (the "Transmitter Property") and as to the Company's existing contracts with the American Federation of Television and Radio Artists and the contract with the International Brotherhood of Electrical Workers, in addition to the IRS Lien and the loan obligations owing by the Company to Community Bank located at 2800 North Hollywood Way, Burbank, California 91505.

3.5  Governmental Consents and Consents of Third Parties.
     ---------------------------------------------------

     Consents may be required from the Federal Communications Commission, the zoning administrator of the County of Los Angeles, together with the City of Glendale for a Use and Occupancy Permit.

     Consents may be required as set forth in the Station Agreements which have been produced to Buyer. Additionally, the oral agreement to have Mr. Art Snyder on a monthly retainer of $1,000 per month to oversee the Transmitter Property and the annual renewal of the variance and plot plan may be needed. Pursuant to the request of Mr. Richard Alatori of the Los Angeles City Council, graffiti should be removed immediately from the transmitter property if it ever becomes apparent.

     Consents may be required as set forth in the Station Agreements in connection with the execution and consummation of both the Stock Purchase Agreement and this Agreement and the transactions contemplated thereby.

3.7  Title to the Assets.
     -------------------

     The company currently leases the Transmitter Property (which is subject to a conditional use permit and zone variance) as set forth in the applicable lease agreement. The company owns 50% interest in the Office Property as more fully set forth in Section 3.1. The company currently leases two automobiles, a 1997 BMW 740IL and a 1997 Ford Explorer and the individual Sellers may, at their option, elect to assume such leases.

     The Office Property is also subject to three lease agreements: Lease Agreement dated April 8, 1996 between John B. Hasbrouck, dba Media International and KIEV to sublet 350 square feet of office space, the term of which is concurrent with the existing Media International lease; lease with W-J Engineering, Inc., with an expiration date of May 14, 1999, for 1,188 rental square feet; and an April 1, 1997 lease with John B. Hasbrouck, dba Media International, copies of which have been produced to Buyer.

3.9  Tangible Personal Property.
     --------------------------

     The Tangible Personal Property includes the KIEV equipment inventory which is attached hereto. Also included is a 20 KW AM broadcast transmitter system manufactured by Nautel Maine, Inc., and a 1995 Cadillac. Such Tangible Personal Property does not include the office furniture of Fred Beaton and Ron Beaton, the safe belonging to Ron Beaton and the fish tank belonging to Fred Beaton as such items are the personal property of Ron Beaton and Fred Beaton, respectively, and will be removed by such persons on or before the Closing.

3.10  Real Property.
      -------------

      The Company operates out of its Office Property as described in Section
3.1. The Company also leases the Transmitter Property from Eagle Rock Towers, LLC. The Transmitter Property is subject to the previously described microwave lease of Faith Center, Inc. The Company's Office Property is subject to three commercial leases as previously described. Additionally, KIEV leased the 50% interest from the other owners of the Office Property which lease expired when the Company purchased such interest. The Office Property, in addition to the Transmitter Property, are subject to Community Bank loan obligations.

3.11  FCC Licenses.
      ------------

      The FCC licenses are as follows: on April 8, 1998, the FCC issued a license to cover improved daytime (BL-980109KA) and improved nighttime (BL-971015KB).

3.12  Station Agreements.
      ------------------

      (a)  Trade Agreements:  A summary of trade sales is attached.

      (b) Other Station Agreements: Standard Office Lease dated July 25, 1995 between Ronald W. Beaton and Carolyn M. Beaton as Co-Trustees of the Ronald W. Beaton Inter Vivos Trust, Terence S. Milaney, and Fred S. Beaton as Trustee under Declaration of Trust, collectively doing business as 5900 San Fernando Road Partners ("Lessor") and Southern California Broadcasting Company ("Lessee"); Purchase Agreement dated April 21, 1989 for 5900 San Fernando Road, Glendale, CA; Month-to-Month Rental Agreement for Storage at 100 Franklin Court in Glendale, California at $450 per month commencing on January 1, 1996; Purchase and Finance Agreement dated October 30, 1996 by and between Bewley Allen Cadillac and Southern California Broadcasting Company for the sale of a 1995 Cadillac; Agreement to Provide Accidental Physical Damage Insurance by and between Southern California Broadcasting Company as insured and Safeco Insurance Company dated October 30, 1996 regarding the 1995 Cadillac; September 15, 1993 Collateral Agreement with the Internal Revenue Service; Settlement Agreement and Mutual General Release between Southern California Broadcasting Company and Blondes Have More Fun Productions, Inc. executed in October and November of 1997; Southern California Broadcasting Company Profit Sharing Plan dated 11/1/81, as amended; October 1992 Settlement Agreement between the Estate of Claire H. Beaton and Southern California Broadcasting Company; June 4, 1993 Settlement Agreement between William J. Beaton, Jr. and Southern California Broadcasting Company; March 25, 1997 Settlement Agreement between Barbara Beato and Southern California Broadcasting Company; Settlement Agreement and
Release dated March 6, 1998 by and between Southern California Broadcasting Company and Harry P. Warner; Lease by and between Eagle Rock Towers, LLC ("Lessor") and Southern California Broadcasting Company ("Lessee") for the Transmitter Property. The leases as previously descried in Sections 3.7 and
3.10 are incorporated herein by reference; United Press International Subscription Agreement ending July 1998; UPI Media Subscription Agreement dated January 23, 1995; Radio License Agreement with American Society of Composers, Authors and Publishers dated January 12, 1996; 1997 BMI Radio Station Interim License Agreement dated June 9, 1997; BMI Single Station Radio Per Program License

Agreement dated April 4, 1994; Workers Compensation coverage bound with Golden Eagle through Eastman & Company Insurance Brokers dated December 29, 1997; broadcasters liability insurance as provided by First Specialty Insurance Corporation and Westport Insurance Corporation through Mike Fortman & Associates pursuant to letter dated June 20, 1997; commercial insurance with policy no. 35333745 provided by Chubb Group from June 30, 1997 through June 30, 1998; Hartford Steam Boiler Insurance with policy no. 993251006 from June 30, 1997 to June 30, 1998; commercial umbrella insurance with policy no. 79729821 provided by Chubb Group from June 30, 1997 to June 30, 1998; Chubb Group Insurance-Building Owner Coverage with policy no. 35333745 from June 30, 1997 to June 30, 1998; Prudential Healthcare Insurance with Group No. 63615; Safeco Automobile Insurance Policy Nos. A2197878, A2197870 and General Insurance Company Policy No. GA10300040; Aetna Variable Life Insurance with Policy Nos. F1518301, F1517361; The Hartford Life Insurance Policy Nos. 000U03008956 and 000U03008651; Station Agreements (written) with the following advertisers: Dr. Stig Erlander, Roy Masters, Founder's Church of Religious Science, Good Libations, Inc., Christian Science Joint Promotion Committee, Medical Corporation of America, Henkel Corporation, Tom McConville, Matt Alan, Church of Religious Science of Redondo Beach, Joseph Rosendo, Life Tabernacle Church, 3-D Radio Sports, Dwight James, Gaylord Easterbrook, Nature Health & Healing (Craig Ginsburg), Pepperdine University/Athletics Department, Craig Ginsburg, The Ayn Rand Institute, Data Force Inc., Frank Schindler, Jim Breslow, Akademy Entertainment Group, Nature Mart, Enzymatic Therapy, Optimal Health Center, R.P. International, World Talk Network, Natren Inc., Purity Products, Ray Advertising, Bonnie Churchill, Carolina Media, Charles E. Alpert Law Offices, Mastro Productions, Celtic River, Inc., Dr. Richard Hansen, P.C.S. Assoc., Geri Cook/Bargain Productions, Great American Products, Vital Options, Natalie Garrett, Highland Park Full Gospel Assembly, Frank Bramante, Air Time, Israel Today, Physician's Choice, Highstreet Ad * Visor, Murray Susser, M.D., Roex, Inc., Swedish Herbal Institute, These Last Day Ministries, Universal World Church, Masten Media, Highstreet Advertising, Academy of the Teutsch Ideal Method, New Century Automotive, The Branch Agency, Antique Car Wash, Beverly Hilton Hotel, Chi Dynasty, Dresden Room Restaurant, Imperial Palace, Montrose Florist, National Singles Register, Harte Hanks Shoppers, Sardo Upholstery, Smokehouse and Stoney Point. The Company has an oral agreement with Mr. Art Snyder for oversight of the Transmitter Property and the annual renewal of the variance and plot plan in return for payment of $1,000 per month. The Company also has oral agreements with George Putnam, Ray Briem, Government In Action (Larry Zarian), Good Day USA (Doug Stephen) Peter Ford, Gregg Hunter, Chef Piero and Elmer Dills, each on a month-to-month basis. The assignment of such oral agreements would require the consent of the parties to such oral agreements.

3.13 Intellectual Property.
     ---------------------

      "The Talk of the Town"; "KIEV".

3.14  Financial Statements.
      --------------------

      Copies of the unaudited balance sheets and income statements as of October 31, 1995, 1996 and 1997 and for the 12 month periods ending October 31, 1995, 1996 and 1997 and the unaudited balance sheet and income statement as of November 31, 1997 and the 3 month sales projection summary for the months of March, April and May, 1998 will be attached hereto.

3.15  Litigation.
      ----------

      John S. Birke v. Glenn Spencer:  the parties are currently conducting
      -----------------------------
discovery and the loss exposure should be covered by insurance coverage; Paul Perez potential litigation, only letters have been written and since no action has been filed, the loss exposure at the present time is minimal; matter involving Paul M. Rodriguez (on April 8, 1998 at approximately 1:30 p.m., Mr. Rodriguez, as the managing editor of Insight On The News, was on the George
                                     -------------------
Putnam show and Mr. Rodriguez said words on the air to the effect that because of President Clinton's actions, it was necessary to "shoot 'em down." The Secret Service is investigating the statements made by Mr. Rodriguez. Since no action has been filed, the loss exposure at the present time is minimal; grievances by The American Federation of Television and Radio Artists dated May 3, 1997 regarding Raya Briem, Captain Kaos, Gregg Hunter, George Putnam, Chef Piero, Peter Ford, Sylvanius Slaughter, Jaclyn Easton, Fred Wallin, Shenna Metal, Tom McConville, Sean Green, Debra Ray, Leonard Peikoff, Roy Masters, Phil Blazer, Chuck Alpert, Joseph Rosendo, Raul Martines, Bart Torres, Irv Kaze, Bill Garr, Geri Cook and Matt Alan have been settled by The American Federation of Television and Radio Artists and a release has been also signed by the AFTRA Health and Retirement Funds so the potential exposure for such grievances is believed to be nominal.

3.16  Labor Matters.
      -------------

      See paragraph 3.15.

3.19  Environmental Matters.
      ---------------------

      Neither Sellers nor the Company know of any underground storage tanks, polychlorinated biphenyls or friable asbestos on the Real Property.

3.22  Broker's or Finder's Fees.
      -------------------------

      The Company is paying a fee to Blackburn & Company Incorporated.

                           KIEV EQUIPMENT INVENTORY
                           ------------------------


STUDIO B
--------

   AT HOST POSITION
   ----------------

                  1 Gentner Multi-Line Phone
                  5 Sennheizer mics
                  1 EAI T-80 Dual Timer
                  1 Mic Control Panel (In-house construction)
                  1 Unisphere I Mic - Model 5655
                  2 Clocks
                  1 Electronic Media Eraser Model VX 1401
                  1 Sanyo 3 speed fan
                  3 Mic Stands


   AT PRODUCER CONSOLE:
   -------------------

                  1 Technics Tape Recorder Model 1700
                  2 Otari MX 5050 Tape Recorders
                  2 Optimus Wall Speakers
                  1 DC 38-10S Ramko Audio Board
                  1 Remote Switcher Box (In house construction)
                  3 Tomcat Cart Machines (p/b)
                  1 Tomcat Cart Machine (p/b & record)
                  1 Shure Audio Mixer
                  1 Realistic Speaker (Approx. 5")
                  2 Erdman Compact Disc Players - Model DZ-92
                  1 ISDN Switching Unit and Cart Sequencer (In house
                     construction)
                  1 Sennheizer Mic
                  1 Gentner Multi-Line Phone
                  2 Technics turntables - Model SP-25
                  2 Tascam 112 MKII Single Cassette Players
                  2 Switcher Boxes (for Gentner Phone System/In-house
                     construction)
                  2 Switcher Panels (for Casette Players/In-house construction)


   UNDER CONSOLE
   -------------

                  1 Switcher Panel (Recorder Audition/Program Selector/In-house construction)
                  1 Gates Solid Statesman Limiter
                  2 Ramko LS-5S Line Amplifier
                  1 Shure Microphone Mixer
                  2 Primus Audio Level Adjuster Units - Model P-SS/6M)

                           KIEV EQUIPMENT INVENTORY
                           ------------------------

STUDIO A
--------

   AT HOST POSITION
   ----------------
           5 Sennheizer mics
           1 Gentner multi-line phone
           1 Tom Cat cart machine unit - 2 cart machines (p/b)
           1 Mic on/off control panel (in house construction)
           1 EAI T-80 Dual Timer



   GENERAL ROOM INVENTORY
   ----------------------
           2 Clocks


   AT PRODUCER CONSOLE
   -------------------
           2 Otari MX 5050 Tape Recorders
           1 Technics 1700 Tape Recorder
           2 Tascam 202 MKIII Dual Cassette Machines
           1 Gentner TS612 Unit
           1 DC 36-10S Ramko Audio Board
           1 Gentner Multi-Line Phone
           1 Bulk Eraser
           1 Sennheizer Mic
           3 Tomcat Cart Machines (p/b)
           1 Tomcat Cart Machine (p/b & rec)
           2 Sony Compact Disc CDP-XE 500 Machines
           1 Share Mixer
           1 Ramko LA-5S Distribution Mixer
           1 Remote switching box (in house construction)
           2 Switcher boxes for Gentner Phone (in house construction)


   UNDER CONSOLE
   -------------
           1 Switcher Panel (program/audition selectors - in house construction)

                           KIEV EQUIPMENT INVENTORY
                           ------------------------


TELCO ROOM
----------

     WEST WALL
     ---------
                1 Tellabs Module Box (Program amps & repeat coils) 1 Realistic SA-10 Solid State Audio Amplifier
                                        (Lobby Speakers)
                2 Astron RS-12A units


     NORTH WALL
     ----------
                1 Radio Shack - MPA-46 P.A. Amplifier
                1 Panasonic Unit



     IN RACK
     -------
                1 Belar AM-RF Amplifier
                1 V.U. Control Panel
                1 Carrier Switcher Panel (In-house construction)
                1 Moseley Aural STL Transmitter - Model PCL-606
                1 Moseley Stereo Generator - Model SCG-9
                1 Primus Level Adjusting Unit - Model P-3S/6M
                1 Ramko Line Amp LA-53
                1 Spectral Energy Processor CRL-SEP 800
                2 Evantide Broadcast Delay Units - Model BD931
                1 Broadcast Delay Switcher (In house construction) 1 Stereo Preparation Unit - CRL-SPP-800
                1 CBS Lab Automatic Peak Controller Volumax 400

                                KIEV INVENTORY
                                --------------

PRODUCTION ROOM
---------------
     AT CONSOLE:
     ----------

                       1 Ramko Audio Board
                       1 Provideo Monitory (approx. 9") VM-9018
                       1 RCA Video Tape Recorder
                       2 Tesc PD-D1200 Compact Disc Multi Players
                       2 Technics Direct Drive Turntables - SP-25
                       1 Remote Control Box (in house construction)
                       1 Tomcat Cart Machine (p/b)
                       1 Tomcat Cart Machine (p/b & rec)
                       1 Sennheizer Mic
                       1 ElectroVoice Mic
                       1 International Tapetronics Tape Recorder 770 Series 1 Patch Bay (in house construction)
                       1 phone (not in use)
                       1 Digital Generation Systems Machine (DGS)
                       2 SAE 5000 Noise Reduction Machines
                       2 Tascam 202 MKIII Dual Cassette Machines
                       2 DBX 165A Compressor/Limiter Units
                       1 UREI Dual Graphic Equalizer Model 535
                       1 Adtran ISDN Unit - ISU 128


     BEHIND CONSOLE:
     --------------
                       1 Electronic Media Eraser - Videoraser Model VX-1401
                       1 Panasonic Time Lapse Video Cassette Recorder - Model
                         AG-6720A
                       1 General Instrument 350i Satellite Controller
                       1 Gemini Video Tape Rewinder RW 3500


     IN/ON RACK:
     ----------

        (On Top of Rack)
                       3 Phones
                       2 Comrex Phone Line Switchers
                       1 Comrex Control Unit - Model RTLX (2 line control unit) 1 Sanyo 9" Video Monitor - Model VM 4509
                       1 Echo Star Block Satellite Receiver SR-1000

            (In Rack)
                       1 Otari MX 5050 Tape Recorder
                       1 UPI Satellite Data Receiver
                       1 MPEG Digital Audio Decoder - International Datacasting
                         (UPI Audio)
                       2 Research Concepts Inc. - Antenna controllers RC 1000A 4 Remote Switcher Units (12 position/in house construction)
                       1 Crown D-75 Monitor Amplifier
                       2 In Rack Speakers
                       1 Zephyrus KU Band Receiver (Amer. Urban Radio Network) 2 Telos Zephur ISDN Units (Digital Network Audio
                         Transceivers)
                       2 Studio Switchers (in house construction)
                       1 Scientific Atlanta Receiver - Encore DSR 3610 Digital
                         Satellite Receiver
                       1 Ariel Satellite System-C Band Receiver Scientific
                         Atlanta Model A AD-4229

                       (Distribution Unit)
                       1 Wegener Communications C Band Receiver

                                  KIEV RADIO
                                  ----------

                                     TRADE
                                  (Per Month)
                                  March 1998

             Bombay Cafe                                     75.00

             Chi Dynasty                                    100.00

             Dresden Room                                   300.00

             Golden St. Business                            709.29

             Imperial Place                               2,800.00

             Lawry's                                        200.00

             Marcus Cable                                 2,100.00

             Montrose Florist                               700.00

             National Single's Register                     300.00

             Sardo's Upholstery                             450.00

             Antique Car Wash (ends 6/98)                   400.00

             Life Source Water Systems (ends 6/5/98)     14,000.00



                                             Total:     $22,134.29

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY

                             FINANCIAL STATEMENTS

                               OCTOBER 31, 1995

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY
                             FINANCIAL STATEMENTS
                               OCTOBER 31, 1995


                                     INDEX


                                                               PAGE NO.
                                                               --------

Accountant's Review Report                                     1

FINANCIAL STATEMENTS

 . Balance Sheet                                                2-3

 . Statement Of Income                                          4

 . Statement Of Retained Earnings                               4A

 . Statement Of Cash Flows                                      5-6

 . Notes To Financial Statements                                7-9

SUPPLEMENTARY FINANCIAL DATA

 . Accountant's Report                                          10

 . Detailed Statement Of Income Before Taxes                    11

 . Schedule Of Program Department Expenses                      12

 . Schedule Of Transmitter Department Expenses                  13

 . Schedule Of Sales Department Expenses                        14

 . Schedule Of General and Administration Department            15
  Expenses

                              TERENCE S. MILANEY
                          Certified Public Accountant
                       --------------------------------
                           3500 Ocean View Boulevard
                          Glendale, California 91208

                                (818) 248-0577



Board Of Directors and Stockholders
Southern California Broadcasting Company
5900 San Fernando Road
Glendale, California 91202



I have reviewed the accompanying Balance Sheet of Southern California Broadcasting Company as of October 31, 1995 and the related Statement Of Income and Retained Earnings and Cash Flows for the year then ended in accordance with the standards established by the American Institute Of Certified Public Accountants. All information included in these financial statements is the representation of the management of Southern California Broadcasting Company.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an examination in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my review, I am not aware of any material modifications that should be made to the accompanying financial statements in order for it to be in the conformity with generally accepted accounting principles.


/s/ Terence S. Milaney
Terence S. Milaney
Certified Public Accountant


April 15, 1996

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY
                                 BALANCE SHEET
                               OCTOBER 31, 1995


                                    ASSETS

CURRENT ASSETS
 Cash                                                   $544,848
 Accounts Receivable                                     390,307
 Prepaid Expenses                                         20,130
                                                 ---------------
 TOTAL CURRENT ASSETS                                                $955,285

PROPERTY AND EQUIPMENT ( Note 1 )
 Towers and Equipment                                    156,531
 Transmitter Equipment                                   454,981
 Studio Equipment                                        316,408
 Furniture and Fixtures and Equipment                    276,923
 Leasehold Improvement                                   285,296
                                                 ---------------
                                                       1,490,139
 Less: Accumulated Depreciation and Amortization      (1,172,174)
                                                 ---------------

 TOTAL FIXED ASSETS                                                   317,965

INTANGIBLES
 Goodwill and Licenses                                   353,701
 Organization Costs                                        2,604
                                                 ---------------
                                                         356,306
 Less: Accumulated Amortization                         (222,652)
                                                 ---------------
TOTAL INTANGIBLES                                                     133,654

OTHER ASSETS
 Deposits                                                  6,731
 Investment                                               72,029
 Deferred Settlement Costs                             1,029,320
 Cash Surrender Value On Insurance Policy                155,037
                                                 ---------------

TOTAL OTHER ASSETS                                                  1,263,117
                                                                -------------
TOTAL ASSETS                                                       $2,670,021
                                                                =============

                  SEE ACCOMPANYING ACCOUNTANT'S REVIEW REPORT
                       AND NOTES TO FINANCIAL STATEMENTS
               TERENCE S. MILANEY - CERTIFIED PUBLIC ACCOUNTANT

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY
                                 BALANCE SHEET
                               OCTOBER 31, 1995

                     LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
 Accounts Payable                                           $59,834
 Accrued Expenses                                           204,190
 Current Portion Of Long Term Debt                          287,328
                                                      -------------
 TOTAL CURRENT LIABILITIES                                            $551,352

LONG TERM LIABILITIES
 Long Term Debt                                           2,186,061
 Less: Current Portion                                     (287,328)
                                                      -------------
 TOTAL LONG TERM LIABILITIES                                         1,898,733

STOCKHOLDER'S EQUITY
 Common Stock, no par value, Authorized 25,000 Shares
  Issued And Outstanding 2798.30 shares                      32,580
 Less: Common stock Retired                                  (4,597)
 Preferred Stock, $ 100 par value, Authorized 20,000
  Shares, Issued And Outstanding 20,000 Shares
  Preference 9 %                                          2,000,000
 Less: Preferred Stock Retired                             (400,000)
 Less: Discount On Issue Of Preferred Stock              (1,555,584)
 Less: Premium Paid On Preferred Stock Retired             (138,896)
 Less: Premium Paid On Common Stock Retired                 (95,403)
 Additional Paid In Capital                                  22,000
 Retained Earnings                                          359,836
                                                      -------------
TOTAL STOCKHOLDERS' EQUITY                                             219,936



                                                                   -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $2,670,021
                                                                   -----------


                  SEE ACCOMPANYING ACCOUNTANT'S REVIEW REPORT
                       AND NOTES TO FINANCIAL STATEMENTS
               TERENCE S. MILANEY - CERTIFIED PUBLIC ACCOUNTANT

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY
                              STATEMENT OF INCOME
                              FOR THE YEAR ENDED
                               OCTOBER 31, 1995




                                                                           YEAR
                                                                        TO DATE
                                                                ---------------

SALES                                                                $2,982,262
OPERATING EXPENSES                                                      887,396
                                                                ---------------

GROSS PROFIT                                                          2,094,866

SELLING AND ADMINISTRATIVE EXPENSES                                   2,027,880
                                                                ---------------

INCOME FROM OPERATIONS                                                   66,986

OTHER INCOME ( EXPENSES )

 MISCELLANEOUS                                                           42,891
 INTEREST INCOME                                                         43,845
 INTEREST EXPENSE                                                       (26,660)
 GAIN ( LOSS ) ON INVESTMENT                                            (24,613)
                                                                ---------------

INCOME ( LOSS ) BEFORE INCOME TAXES                                     102,449

PROVISION FOR INCOME TAXES ( Note 2 )                                    24,200
                                                                ---------------

NET INCOME ( LOSS )                                                     $78,249
                                                                ===============




                  SEE ACCOMPANYING ACCOUNTANT'S REVIEW REPORT
                       AND NOTES TO FINANCIAL STATEMENTS
               TERENCE S. MILANEY - CERTIFIED PUBLIC ACCOUNTANT

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY

                        STATEMENT OF RETAINED EARNINGS
                               OCTOBER 31, 1995






RETAINED EARNINGS
 Balance At the Beginning Of the Year                    $ 487,049
 Add: Net Income (Loss)                                     78,249
 Add: Income Taxes On Instalment Sale                      (61,462)
 Less: Dividends Declared                                 (144,000)
                                                         ----------

                                                                     --------
BALANCE AT THE END OF THE YEAR                                       $359,836
                                                                     ========






                  SEE ACCOMPANYING ACCOUNTANT'S REVIEW REPORT
                       AND NOTES TO FINANCIAL STATEMENTS
               TERENCE S. MILANEY - CERTIFIED PUBLIC ACCOUNTANT

                                     -4A-

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY
                            STATEMENT OF CASH FLOWS
                              FOR THE YEAR ENDED
                               OCTOBER 31, 1995





NET CASH FLOW FROM OPERATING ACTIVITIES

Net Income (Loss)                                                $  78,249
                                                                 ---------

ADJUSTMENTS TO RECONCILE NET
 INCOME TO NET CASH PROVIDED BY
 OPERATING EXPENSES

 Depreciation                                                       53,005
 Amortization                                                        8,904
 <Increase> /Decrease in Accounts Receivable                       (24,960)
 <Increase> /Decrease in Prepaid Expenses                           29,877
 <Increase> /Decrease In Note Receivable                           357,143
 <Increase> /Decrease In Investments                                19,063
 <Increase> /Decrease In Cash Surrender Value - LI                 (21,629)
 <Increase> /Decrease In Deferred Settlement Costs                 147,586
 <Increase> /Decrease In Deposits                                   (3,700)
 <Decrease> /Increase In Accounts Payable                           (9,175)
 <Decrease> /Increase In Accrued Expenses                          (77,863)
                                                                 ---------
 TOTAL ADJUSTMENTS                                                 478,251
                                                                 ---------

 NET CASH FLOW FROM OPERATING ACTIVITIES                           556,500
                                                                 ---------

CASH FLOW FROM INVESTING ACTIVITIES

 Purchase Of Property And Equipment                                (41,913)
                                                                 ---------

CASH FLOW FROM INVESTING ACTIVITIES                                (41,913)
                                                                 ---------

                  SEE ACCOMPANYING ACCOUNTANT'S REVIEW REPORT
                       AND NOTES TO FINANCIAL STATEMENTS
               TERENCE S. MILANEY - CERTIFIED PUBLIC ACCOUNTANT

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY
                            STATEMENT OF CASH FLOWS
                              FOR THE YEAR ENDED
                               OCTOBER 31, 1995




 CASH FLOW FROM FINANCING ACTIVITIES

 Payments On Long Term Debts                                          $(251,015)
 Increase In Current Maturities Of Long Term Debt                        63,566
 Declaration Of Dividends Payable                                      (144,000)

                                                                 --------------
NET CASH FLOW FROM FINANCING ACTIVITIES                                (331,449)
                                                                 --------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                               183,138

CASH AT THE BEGINNING OF THE PERIOD                                     361,710
                                                                 --------------

CASH AT THE END OF THE PERIOD                                          $544,848
                                                                 ==============
ADDITIONAL DISCLOSURES:

 Income Taxes Paid                                                      $12,954
 Interest Paid                                                          $26,660
                                                                 ==============




                  SEE ACCOMPANYING ACCOUNTANT'S REVIEW REPORT
                       AND NOTES TO FINANCIAL STATEMENTS
               TERENCE S. MILANEY - CERTIFIED PUBLIC ACCOUNTANT

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY
                             FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED OCTOBER 31, 1995
                         NOTES TO FINANCIAL STATEMENTS


1.  SIGNIFICANT ACCOUNTING POLICIES:

ACCOUNTS RECEIVABLE:

Bad debts are recognized by making reserve for bad debts and actual bad debts during the year are written off against this reserve.

PROPERTY AND EQUIPMENT:

The corporation records equipment acquisitions at cost and depreciates them over their estimated useful lives using the straight line, declining balance and accelerated cost recovery system (ACRS) methods. Leasehold improvements have been amortized using the straight-line method over the shorter of life of the related asset or the term of the lease.

INTANGIBLES:

Organization cost have been capitalized and no amortization has been recorded.

Goodwill and licenses are being amortized over the estimated useful life of 40 years. The annual write off for amortization is $8,904.

INCOME TAXES:

Income taxes have been provided based on pre-tax net income after the carry forward of Net Operating Loss of $65,235 for federal income tax purposes. The gain on sale of Radio K. N. R. Y. during the fiscal year ended October 31, 1992 is considered an installment sale on the tax return. Since the entire note is paid off by the buyers of the K.N.R.Y. Radio during the fiscal year ended October 31, 1995, income taxes amounting to $61,462 is considered as prior year adjustment on financial statements and accordingly reported in Retained Earnings Section of the balance sheet.

LEASED PROPERTY:

In accordance with the Statement Of Financial Accounting Standards number 13, the Corporation records lease expense under the operating lease method which recognizes expense as payments are made.


The Notes to Financial Statements are an Integral Part Of This Statement.

See Accountant's Review Report.

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY
                             FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED OCTOBER 31, 1995
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


2.  NOTES AND DIVIDENDS PAYABLE:

Long term portion of the notes payable at October 31, 1995 consists of the following:

                                                             Due in    Due After
                                                           one year     One Year
1.  8% Note payable to Southern California Broadcasting
Profit Sharing Plan, due interest only, Note is
considered as Non Current and is unsecured.                       -   $  275,000

2.  Note Payable - Settlement Costs - Bill Beaton
(No Interest and Unsecured)                                $ 96,000   $  564,000

3.  Note Payable - Settlement Costs - Barbara
Ettleman (No Interest and Unsecured)                       $ 25,000   $  300,000

4.  Note Payable - Settlement Costs - Clair Beston
Heirs (No Interest and Unsecured)                          $ 25,000   $  187,370

5.  Contract Payable - California Thrift and Loan
@ 10.13% Secured by Transmitter Equipment                  $ 26,328   $   58,342

6.  A dividend at the rate of 9% on preferred stock
of 16,000 shares of $100 par value is due and payable
for the years ending October 31, 1990, October 31,
1991, October 31, 1992, October 31, 1993, October 31,
1994 and October 31, 1995. Thus, the total amount due
and payable for all the six years is $629,021. Of
this $514,021 is considered as long term and $115,000
is considered current.                                     $115,000   $  514,021
                                                           --------   ----------
                                                 TOTAL     $287,328   $1,898,733
                                                           --------   ----------

The Notes to Financial Statements are an Integral Part Of This Statement.

See Accountant's Review Report.

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY
                             FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED OCTOBER 31, 1995
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2.  NOTES AND DIVIDENDS PAYABLE: (CONTINUED)

Maturities of Long Term debt over a period of next five years are as follows:

          Year Ending October 31,              Amount
             1996                             $287,328
             1997                              273,313
             1998                              243,987
             1999                              241,000
             2000                              241,000
             2001 and Beyond                   899,433

                                    TOTAL   $2,186,061

The Notes to Financial Statements are an Integral Part Of This Statement.

See Accountant's Review Report.

                                     -8A-

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY
                             FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED OCTOBER 31, 1995
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3.  LEASE COMMITMENT:

In October, 1989 the Corporation has moved its headquarters to a new location on San Fernando Road, Glendale, with a current monthly lease of $10,250.

The following is the Schedule of minimum lease payment over a period of next five years:

          Year Ending October 31,              Amount
                  1996                        $126,240
                  1997                         126,240
                  1998                         126,240
                  1999                         126,240
                  2000                         126,240
                  2001                         126,240

                                    TOTAL     $631,200

4.  INCOME TAXES:

The provision for Federal and State Income Taxes are as follows:

                  Federal                     $14,162
                  State                        10,038
                                              -------
                                    TOTAL     $24,200
                                              =======

Provision for income taxes have been made after bringing forward applicable net operating losses from prior years for Federal Income taxes.

The Notes to Financial Statements are an Integral Part Of This Statement.

See Accountant's Review Report.

                              TERENCE S. MILANEY
                          Certified Public Accountant
                         -----------------------------
                           3500 Ocean View Boulevard
                          Glendale, California 91208

                                (818) 248-0577



                         SUPPLEMENTARY FINANCIAL DATA


Board Of Directors and Stockholders
Southern California Broadcasting Company
5900 San Fernando Road,
Glendale, California 91202

The review of the financial statements of Southern California Broadcasting Corporation for the year ended October 31, 1995 has been made primarily for the purpose of expressing limited assurance that there are not material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles. The accompanying information on pages 11 to 15 is presented only for the supplementary analysis purposes and has not been subjected to the inquiry and analytical procedure applied in the review of the basic financial statements, but was compiled from information that is the representation of the management, without audit or review, and we do not express an opinion or any form of assurance on it.

/s/ Terence S. Milaney

Terence S. Milaney
Certified Public Accountant

April 15, 1996

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY
                    STATEMENT OF INCOME BEFORE INCOME TAXES
                              FOR THE YEAR ENDED
                               OCTOBER 31, 1995

                                                                          YEAR
                                                                       TO DATE
                                                                    ----------
SALES                                                               $2,982,262

OPERATING EXPENSES
  Agency Commission                                                     69,728
  Program Department Expenses                                          458,686
  Transmitter Department Expenses                                      358,982
                                                                    ----------
  TOTAL OPERATING EXPENSES                                             887,396

GROSS PROFIT                                                         2,094,866

SELLING AND ADMINISTRATIVE EXPENSES
  Selling                                                              627,911
  General and Administrative                                         1,399,969
                                                                    ----------
  TOTAL SELLING AND ADMINISTRATIVE EXPENSES                         $2,027,880

INCOME FROM OPERATIONS                                                  66,986

OTHER INCOME (EXPENSES)
  Miscellaneous Income                                                  42,891
  Interest Income                                                       43,845
  Gain (Loss) On Investment                                            (24,613)
  Interest Expense                                                     (26,660)
                                                                    ----------
INCOME BEFORE INCOME TAXES                                          $  102,449
                                                                    ==========

                      SEE ACCOMPANYING ACCOUNTANTS REPORT
                        ON SUPPLEMENTARY FINANCIAL DATA

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY
                    SCHEDULE OF PROGRAM DEPARTMENT EXPENSES
                              FOR THE YEAR ENDED
                               OCTOBER 31, 1995


                                                               YEAR
                                                            TO DATE
                                                           --------
PROGRAM DEPARTMENT EXPENSES

Licenses and Franchise Fees                                $ 19,621
Line Charges                                                  4,382
Newswire                                                      8,729
Salaries - Announcers                                       223,117
Talent                                                      151,265
Travel and Subsistence                                       28,589
Union welfare                                                22,983
                                                           --------
TOTAL PROGRAM DEPARTMENT EXPENSES                          $458,686
                                                           ========




                     SEE ACCOMPANYING ACCOUNTANT'S REPORT
                        ON SUPPLEMENTARY FINANCIAL DATA
               TERENCE S. MILANEY - CERTIFIED PUBLIC ACCOUNTANT

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY
                  SCHEDULE OF TRANSMITTER DEPARTMENT EXPENSES
                              FOR THE YEAR ENDED
                               OCTOBER 31, 1995




                                                                YEAR
                                                             TO DATE
                                                            --------
TRANSMITTER DEPARTMENT EXPENSES

 Depreciation                                               $ 46,584
 Engineering Supplies                                          7,927
 Repairs, Maintenance and Services                            27,768
 Power                                                        16,800
 Salaries - Technicians                                      258,571
 Travel and Subsistence                                        1,332

                                                            --------
 TOTAL TRANSMITTER DEPARTMENT EXPENSES                      $358,982
                                                            ========






                     SEE ACCOMPANYING ACCOUNTANT'S REPORT
                        ON SUPPLEMENTARY FINANCIAL DATA
               TERENCE S. MILANEY - CERTIFIED PUBLIC ACCOUNTANT

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY
                     SCHEDULE OF SALES DEPARTMENT EXPENSES
                              FOR THE YEAR ENDED
                               OCTOBER 31, 1995




                                                                YEAR
                                                             TO DATE
                                                            --------
SALES DEPARTMENT EXPENSES

 Collection Fees                                            $  6,885
 Advertising                                                  19,327
 Commission - Salesmen                                       536,509
 Promotion                                                    30,808
 Travel and Subsistence                                       34,382

                                                            --------
 TOTAL SALES DEPARTMENT EXPENSES                            $627,911
                                                            ========







                     SEE ACCOMPANYING ACCOUNTANT'S REPORT
                        ON SUPPLEMENTARY FINANCIAL DATA
               TERENCE S. MILANEY - CERTIFIED PUBLIC ACCOUNTANT

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY
                    SCHEDULE OF GENERAL AND ADMINISTRATION
                              DEPARTMENT EXPENSES
                              FOR THE YEAR ENDED
                               OCTOBER 31, 1995

                                                                            YEAR
                                                                         TO DATE
                                                                 ---------------
GENERAL AND ADMINISTRATION
 DEPARTMENT EXPENSES
 Bad Debts                                                               $69,217
 Bonus                                                                    50,000
 Contribution                                                              2,280
 Cash Discount - K N R Y                                                  49,279
 Depreciation                                                              6,421
 Amortization                                                              8,904
 Automobile Expense                                                       29,114
 Dues and Subscription                                                     9,476
 Outside Services                                                         21,281
 Group Insurance                                                          60,350
 Workers Compensation Insurance                                            9,272
 General Insurance                                                        20,522
 Life Insurance                                                           36,370
 Janitor and Maintenance                                                   2,545
 Legal and Professional Fees                                             139,138
 Profit Sharing Plan Administration Fees                                      75
 Penalties                                                                    64
 Management Counselling                                                    7,767
 Medical and Dental Expenses                                               4,719
 Miscellaneous                                                             1,000
 Office Equipment Rental and Expenses                                     21,603
 Office Supplies                                                          16,513
 Rent                                                                    147,942
 Salaries                                                                358,537
 Payroll Taxes                                                            90,747
 Property Taxes                                                            6,218
 Taxes and Licenses                                                        5,028
 Telephone Expenses                                                       52,596
 Travel and Subsistence                                                    4,575
 Settlement Costs                                                        149,086
 Utilities                                                                19,330
 TOTAL GENERAL AND ADMINISTRATION
                                                                 ---------------
 DEPARTMENT EXPENSES                                                  $1,399,969
                                                                 ===============



                      SEE ACCOMPANYING ACCOUNTANT'S REPORT
                        ON SUPPLEMENTARY FINANCIAL DATA
               TERRENCE S. MILANEY - CERTIFIED PUBLIC ACCOUNTANT

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY

                              FINANCIAL STATEMENTS

                               OCTOBER 31, 1996

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY
                              FINANCIAL STATEMENTS
                               OCTOBER 31, 1996

                                     INDEX


                                                                        PAGE NO.
                                                                        --------
Accountant's Review Report                                                 1

FINANCIAL STATEMENTS

 . Balance Sheet                                                            2-3

 . Statement Of Income                                                      4

 . Statement Of Retained Earnings                                           4A

 . Statement Of Cash Flows                                                  5-6

 . Notes To Financial Statements                                            7-9

SUPPLEMENTARY FINANCIAL DATA

 . Accountant's Report                                                      10

 . Detailed Statement Of Income Before Taxes                                11

 . Schedule Of Program Department Expenses                                  12

 . Schedule Of Transmitter Department Expenses                              13

 . Schedule Of Sales Department Expenses                                    14

 . Schedule Of General and Administration Department                        15
  Expenses

                              TERENCE S. MILANEY
                          CERTIFIED PUBLIC ACCOUNTANT

                            290 E VERDUGO SUITE 101
                              BURBANK, CA  91502

                                (818) 248-0577

Board Of Directors and Stockholders
Southern California Broadcasting Company
5900 San Fernando Road
Glendale, California 91202

I have reviewed the accompanying Balance Sheet of Southern California Broadcasting Company as of October 31, 1996 and the related Statement Of Income and Retained Earnings and Cash Flows for the year then ended in accordance with he standards established by the American Institute Of Certified Public Accountants. All information included in these financial statements is the representation of the management of Southern California Broadcasting Company.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an examination in accordance with generally accepted auditing standards., the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my review, I am not aware of any material modifications that should be made to the accompanying financial statements in order for it to be in the conformity with generally accepted accounting principles.


/s/ TERENCE S. MILANEY

Terence S. Milaney
Certified Public Accountant

May 5, 1997

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY
                                 BALANCE SHEET
                               OCTOBER 31, 1996

                                    ASSETS

CURRENT ASSETS
 Cash                                            $   207,088
 Accounts Receivable                                 458,227
 Prepaid Expenses                                     45,435
                                                 -----------
TOTAL CURRENT ASSETS                                              $  710,750

PROPERTY AND EQUIPMENT (Note 1)
 Land                                                800,000
 Towers and Equipment                                182,169
 Transmitter Equipment                               450,269
 Studio Equipment                                    320,151
 Office Equipment                                    106,803
 Furniture and Fixtures and Equipment                179,930
 Leasehold Improvement                               285,296
                                                 -----------
                                                   2,324,619
 Less: Accumulated Depreciation and Amortization  (1,244,899)
                                                 -----------

 TOTAL FIXED ASSETS                                                1,079,720

INTANGIBLES
 Goodwill and Licenses                               353,701
 Organization Costs                                    2,604
                                                 -----------
                                                     356,306
 Less: Accumulated Amortization                     (231,556)
                                                 -----------

 TOTAL INTANGIBLES                                                   124,750

OTHER ASSETS
 Deposits                                              9,231
 Investment                                           17,698
 Deferred Settlement Costs                           906,735
 Cash Surrender Value On Insurance Policy            229,996
                                                 -----------

 TOTAL OTHER ASSETS                                                1,163,660

                                                                  ----------
TOTAL ASSETS                                                      $3,078,880
                                                                  ==========

                  SEE ACCOMPANYING ACCOUNTANT'S REVIEW REPORT
                       AND NOTES TO FINANCIAL STATEMENTS
               TERENCE S. MILANEY - CERTIFIED PUBLIC ACCOUNTANT

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY
                                 BALANCE SHEET
                               OCTOBER 31, 1996

                     LIABILITIES AND STOCKHOLDERS' EQUITY




CURRENT LIABILITIES
 Accounts Payable                                       $  115,381
 Accrued Expenses                                          206,579
 Current Portion Of Long Term debt                         293,213
                                                        ----------
                                                                      $  615,173

LONG TERM LIABILITIES
 Long Term Debt                                          2,525,477
 Less: Current Portion                                    (293,213)
                                                        ----------

 TOTAL LONG TERM LIABILITIES                                           2,232,264

STOCKHOLDER'S EQUITY
 Common Stock, no par value, Authorized 25,000 Shares
  Issued And Outstanding 2798.30 shares                     32,580
Less: Common stock Retired                                  (4,597)
Preferred Stock, $ 100 par value, Authorized 20,000
 Shares, Issued And Outstanding 20,000 Shares
 Preference 9%                                           2,000,000
Less: Preferred Stock Retired                             (400,000)
Less: Discount On Issue Of Preferred Stock              (1,555,584)
Less: Premium Paid On Preferred Stock Retired             (138,896)
Less: Premium Paid On Common Stock Retired                 (95,403)
Additional Paid In Capital                                  22,000
Retained Earnings                                          371,343
                                                        ----------
TOTAL STOCKHOLDERS' EQUITY                                               231,443


                                                                     -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $3,078,880
                                                                     ===========



                  SEE ACCOMPANYING ACCOUNTANT'S REVIEW REPORT
                       AND NOTES TO FINANCIAL STATEMENTS
               TERRENCE S. MILANEY - CERTIFIED PUBLIC ACCOUNTANT

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY
                              STATEMENT OF INCOME
                              FOR THE YEAR ENDED
                               OCTOBER 31, 1996




                                                                           YEAR
                                                                        TO DATE
                                                                  -------------

SALES                                                                $3,675,289
OPERATING EXPENSES                                                    1,055,683
                                                                  -------------

GROSS PROFIT                                                          2,619,606

SELLING AND ADMINISTRATIVE EXPENSES                                   2,400,681
                                                                  -------------

INCOME FROM OPERATIONS                                                  218,925

OTHER INCOME ( EXPENSES )

 MISCELLANEOUS                                                           88,879
 INTEREST INCOME                                                         13,474
 INTEREST EXPENSE                                                       (53,480)
 GAIN ( LOSS ) ON INVESTMENT                                            (56,831)
                                                                  -------------

INCOME ( LOSS ) BEFORE INCOME TAXES                                     210,967

PROVISION FOR INCOME TAXES ( Note 2 )                                    55,461
                                                                  -------------

NET INCOME ( LOSS )                                                  $  155,506
                                                                  =============





                  SEE ACCOMPANYING ACCOUNTANT'S REVIEW REPORT
                       AND NOTES TO FINANCIAL STATEMENTS
               TERENCE S. MILANEY - CERTIFIED PUBLIC ACCOUNTANT

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY

                        STATEMENT OF RETAINED EARNINGS
                               OCTOBER 31, 1996


RETAINED EARNINGS
 Balance At the Beginning Of the Year                 $359,837
 Add: Net Income ( Loss )                              155,506
 Less: Dividends Declared                             (144,000)
                                                --------------

                                                                 --------------
BALANCE AT THE END OF THE YEAR                                         $371,343
                                                                 ==============




                  SEE ACCOMPANYING ACCOUNTANT'S REVIEW REPORT
                       AND NOTES TO FINANCIAL STATEMENTS
               TERENCE S. MILANEY - CERTIFIED PUBLIC ACCOUNTANT

                                     -4A-

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY
                            STATEMENT OF CASH FLOWS
                              FOR THE YEAR ENDED
                               OCTOBER 31, 1996


NET CASH FLOW FROM OPERATING ACTIVITIES

Net Income (Loss)                                             $155,506
                                                              --------

ADJUSTMENTS TO RECONCILE NET
 INCOME TO NET CASH PROVIDED BY
 OPERATING EXPENSES
 Depreciation                                                   72,725
 Amortization                                                    8,904
 (Increase)/Decrease in Accounts Receivable                    (67,920)
 (Increase)/Decrease in Prepaid Expenses                       (25,305)
 (Increase)/Decrease in Investments                             54,331
 (Increase)/Decrease in Cash Surrender Value - LI              (74,959)
 (Increase)/Decrease in Deferred Settlement Costs              122,585
 (Increase)/Decrease in Deposits                                (2,500)
 (Decrease)/Increase in Accounts Payable                        55,547
 (Decrease)/Increase in Accrued Expenses                         2,389
                                                              --------
 TOTAL ADJUSTMENTS                                             145,797
                                                              --------

 NET CASH FLOW OPERATING ACTIVITIES                            301,303
                                                              --------
CASH FLOW FROM INVESTING ACTIVITIES

 Purchase Of Property And Equipment                           (834,480)
                                                              --------

CASH FLOW FROM INVESTING ACTIVITIES                           (834,480)
                                                              --------


                  SEE ACCOMPANYING ACCOUNTANT'S REVIEW REPORT
                       AND NOTES TO FINANCIAL STATEMENTS
               TERENCE S. MILANEY - CERTIFIED PUBLIC ACCOUNTANT

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY
                            STATEMENT OF CASH FLOWS
                              FOR THE YEAR ENDED
                               OCTOBER 31, 1996



CASH FLOW FROM FINANCING ACTIVITIES

 Borrowings On Long Term Debts                              $333,531
 Borrowings On Current Portion Of Long Term Debt               5,886
 Declaration Of Dividends Payable                           (144,000)

                                                            ---------
NET CASH FLOW FROM FINANCING ACTIVITIES                      195,417
                                                            ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS                   (337,760)

CASH AT THE BEGINNING OF THE PERIOD                          544,848
                                                            ---------

CASH AT THE END OF THE PERIOD                               $207,088
                                                            =========

ADDITIONAL DISCLOSURES:

 Income Taxes Paid                                          $ 76,500
                                                            =========
 Interest Paid                                              $ 53,480
                                                            =========




                  SEE ACCOMPANYING ACCOUNTANT'S REVIEW REPORT
                       AND NOTES TO FINANCIAL STATEMENTS
               TERENCE S. MILANEY - CERTIFIED PUBLIC ACCOUNTANT

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY
                             FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED OCTOBER 31, 1996
                         NOTES TO FINANCIAL STATEMENTS


1. SIGNIFICANT ACCOUNTING POLICIES:

ACCOUNTS RECEIVABLE:

Bad debts are recognized by making reserve for bad debts and actual bad debts during the year are written off against this reserve.

PROPERTY AND EQUIPMENT:

The corporation records equipment acquisitions at cost and depreciates them over their estimated useful lives using the straight line, declining balance and accelerated cost recovery system (ACRS) methods. Leasehold improvements have been amortized using the straight-line method over the shorter of life of the related asset or the term of the lease.

INTANGIBLES:

Organization cost have been capitalized and no amortization has been recorded.

Goodwill and licenses are being amortized over the estimated useful life of 40 years. The annual write off for amortization is $ 8,904.

INCOME TAXES:

Income taxes have been provided based on pre-tax net income.

LEASED PROPERTY:

In accordance with the Statement Of Financial Accounting Standards number 13, the Corporation records lease expense under the operating lease method which recognizes expense as payments are made.

The Notes to Financial Statements are an Integral Part Of This Statement.

See Accountant's Review Report

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY
                             FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED OCTOBER 31, 1996
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


2.NOTES AND DIVIDENDS PAYABLE:

Long term portion of the notes payable at October 31, 1996 consists of the following:

                                                   Due in         Due After
                                                  one year        One Year

1. 8% Note payable to Southern California
Broadcasting Profit Sharing Plan, due interest
only, Note is considered as Non Current and is
unsecured.                                           -             $ 275,000

2. Note Payable - Settlement Costs - Bill Beaton
(No Interest and Unsecured)                        $ 96,000        $ 497,000

3. Note Payable - Settlement Costs - Barbara
Ettleman (No Interest and Unsecured)               $ 25,000        $ 250,000

4. Note Payable - Settlement Costs - Clair Beaton
Heirs (No Interest and Unsecured)                  $ 25,000        $ 158,370

5. Contract Payable - California Thrift and Loan
@ 10.13% Secured by Transmitter Equipment
                                                   $ 32,213        $  23,335
6. Note Payable - Community Bank - This is an
Interest only note @ Prime Interest Rate plus 3/4
% until October 1, 1997 and there after payable in
a quarterly payment of $ 25,000 plus interest.     $      0        $ 500,000




The Notes to Financial Statements are an Integral Part Of This Statement.

See Accountant's Review Report.

               TERENCE S. MILANEY - Certified Public Accountant

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY
                             FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED OCTOBER 31, 1996
                  NOTES TO FINANCIAL STATEMENTS ( CONTINUED )




6.A DIVIDEND AT THE RATE OF 9 % ON PREFERRED STOCK
OF 16,000 SHARES OF $ 100 PAR VALUE IS DUE AND
PAYABLE FOR THE YEARS ENDING OCTOBER 31, 1990,
OCTOBER 31, 1991, OCTOBER 31, 1992, OCTOBER 31,
1993, OCTOBER 31, 1994, OCTOBER 31, 1995 AND
OCTOBER 31, 1996. THUS, THE TOTAL AMOUNT DUE AND
PAYABLE FOR ALL THE SIX YEARS IS $ 643,559. OF THIS $
528,559 IS CONSIDERED AS LONG TERM AND $ 115,000 IS
CONSIDERED CURRENT.                                     $ 115,000    $  528,559
                                                        ---------    ----------

                               TOTAL                    $ 293,213    $2,232,264
                                                        ---------    ----------



MATURITIES OF LONG TERM DEBT OVER A PERIOD OF NEXT FIVE YEARS ARE AS FOLLOWS:

YEAR ENDING OCTOBER 31,                                                AMOUNT

1997                                                               $  293,213

1998                                                                  384,334

1999                                                                  361,000

2000                                                                  361,000

2001                                                                  361,000

2001 and Beyond                                                       471,717



                                                         TOTAL     $2,232,264
                                                                   ----------


The Notes to Financial Statements are an Integral Part Of This Statement.

See Accountant's Review Report.

                                     -8a-

               TERENCE S. MILANEY - CERTIFIED PUBLIC ACCOUNTANT

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY
                             FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED OCTOBER 31, 1996
                  NOTES TO FINANCIAL STATEMENTS ( CONTINUED )


3. LEASE COMMITMENT:

IN OCTOBER, 1989 THE CORPORATION HAS MOVED ITS HEADQUARTERS TO A NEW LOCATION ON SAN FERNANDO ROAD, GLENDALE, WITH A CURRENT MONTHLY LEASE OF $ 10,250.

THE FOLLOWING IS THE SCHEDULE OF MINIMUM LEASE PAYMENT OVER A PERIOD OF NEXT FIVE YEARS:

YEAR ENDING OCTOBER 31,                                               AMOUNT

1997                                                                $126,240

1998                                                                 126,240

1999                                                                 126,240

2000                                                                 126,240

2001                                                                 126,240



                                                         TOTAL      $631,200
                                                                    --------


4.INCOME TAXES:

THE PROVISION FOR FEDERAL AND STATE INCOME TAXES ARE AS FOLLOWS:

FEDERAL                                                             $ 34,177
STATE                                                                 21,284
                                                                    ________
                                                         TOTAL      $ 55,461
                                                                    ========

The Notes to Financial Statements are an Integral Part Of This Statement.

See Accountant's Review Report.

               TERENCE S. MILANEY - CERTIFIED PUBLIC ACCOUNTANT

                              TERENCE S. MILANEY
                          CERTIFIED PUBLIC ACCOUNTANT

                           290 E. VERDUGO SUITE 101
                               BURBANK, CA 91501

                                (818) 248-0577




                         SUPPLEMENTARY FINANCIAL DATA




Board Of Directors and Stockholders
Southern California Broadcasting Company
5900 San Fernando Road,
Glendale, California 92102


The review of the financial statements of Souther California Broadcasting Corporation for the year ended October 31, 1996 has been made primarily for the purpose of expressing limited assurance that there are not material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles. The accompanying information on pages 11 to 15 is presented only for the supplementary analysis purposes and has not been subjected to the inquiry and analytical purposes applied in the review of the basic financial statements, but was compiled from information that is the representation of the management, without audit or review, and we do not express an opinion or any form of assurance on it.




/s/ Terence S. Milaney
Terence S. Milaney
Certified Public Accountant


May 5, 1995

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY
                    STATEMENT OF INCOME BEFORE INCOME TAXES
                              FOR THE YEAR ENDED
                               OCTOBER 31, 1996

                                                               YEAR
                                                             TO DATE
                                                          ------------
SALES

OPERATING EXPENSES                                          $3,675,289

 Agency Commission                                              77,818
 Program Department Expenses                                   589,407
 Transmitter Department Expenses                               388,457
                                                          ------------

 TOTAL OPERATING EXPENSES                                    1,055,683

GROSS PROFIT                                                 2,619,606

 SELLING AND ADMINISTRATIVE EXPENSES

 Selling                                                       783,877
 General and Administrative                                  1,616,804
                                                          ------------
 TOTAL SELLING AND ADMINISTRATIVE EXPENSES                  $2,400,681

INCOME FROM OPERATIONS                                         218,925

OTHER INCOME (EXPENSES)

 Miscellaneous Income                                           88,879
 Interest Income                                                13,474
 Gain (Loss) On Investment                                     (56,831)
 Interest Expense                                              (53,480)
                                                          ------------
 INCOME BEFORE INCOME TAXES                                   $210,967
                                                          ============

                     SEE ACCOMPANYING ACCOUNTANT'S REPORT
                        ON SUPPLEMENTARY FINANCIAL DATA


               TERENCE S. MILANEY - CERTIFIED PUBLIC ACCOUNTANT

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY
                    SCHEDULE OF PROGRAM DEPARTMENT EXPENSES
                              FOR THE YEAR ENDED
                               OCTOBER 31, 1996

                                                                 YEAR
                                                              TO DATE
                                                             --------
PROGRAM DEPARTMENT EXPENSES

 Licenses and Franchise Fees                                 $ 14,209
 Line Charges                                                   3,076
 Newswire                                                       8,580
 Salaries - Announcers                                        241,910
 Talent                                                       227,756
 Travel and Subsistence                                        67,199
 Union welfare                                                 26,676
                                                             --------
 TOTAL PROGRAM DEPARTMENT EXPENSES                           $589,407
                                                             ========






                     SEE ACCOMPANYING ACCOUNTANT'S REPORT
                        ON SUPPLEMENTARY FINANCIAL DATA
                 TERENCE S. MILANEY - CERTIFIED PUBLIC ACCOUNT

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY
                  SCHEDULE OF TRANSMITTER DEPARTMENT EXPENSES
                              FOR THE YEAR ENDED
                               OCTOBER 31, 1996

                                                                 YEAR
                                                              TO DATE
                                                             --------
TRANSMITTER DEPARTMENT EXPENSES

 Depreciation                                                $ 60,300
 Engineering Supplies                                          17,359
 Repairs, Maintenance and Services                             23,958
 Power                                                         16,559
 Salaries - Technicians                                       269,323
 Travel and Subsistence                                           959

                                                             --------
TOTAL TRANSMITTER DEPARTMENT EXPENSES                        $388,457
                                                             ========





                     SEE ACCOMPANYING ACCOUNTANT'S REPORT
                        ON SUPPLEMENTARY FINANCIAL DATA
               TERENCE S. MILANEY - CERTIFIED PUBLIC ACCOUNTANT

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY
                     SCHEDULE OF SALES DEPARTMENT EXPENSES
                              FOR THE YEAR ENDED
                               OCTOBER 31, 1996

                                                                      YEAR
                                                                   TO DATE
                                                                  --------
SALES DEPARTMENT EXPENSES

 Collection Fees                                                  $  2,956
 Advertising                                                        39,612
 Commission - Salesmen                                             680,110
 Promotion                                                          29,196
 Travel and Subsistence                                             32,003

                                                                  --------
 TOTAL SALES DEPARTMENT EXPENSES                                  $783,877
                                                                  ========






                     SEE ACCOMPANYING ACCOUNTANT'S REPORT
                        ON SUPPLEMENTARY FINANCIAL DATA
               TERENCE S. MILANEY - CERTIFIED PUBLIC ACCOUNTANT

                   SOUTHERN CALIFORNIA BROADCASTING COMPANY
                    SCHEDULE OF GENERAL AND ADMINISTRATION
                              DEPARTMENT EXPENSES
                              FOR THE YEAR ENDED
                               OCTOBER 31, 1996


                                                                         YEAR
                                                                      TO DATE
                                                                     ---------
GENERAL AND ADMINISTRATION
 DEPARTMENT EXPENSES
 Bad Debts                                                            $121,807
 Bonus                                                                  58,300
 Contribution                                                            1,992
 Depreciation                                                           12,425
 Amortization                                                            8,904
 Automobile Expenses                                                    28,114
 Dues and Subscription                                                  10,105
 Outside Services                                                       14,236
 Group Insurance                                                        72,139
 Workers Compensation Insurance                                          7,646
 General insurance                                                      20,029
 Life Insurance                                                         50,538
 Janitor and Maintenance                                                10,794
 Legal and Professional Fees                                           151,303
 Penalties                                                                 835
 Management Counselling                                                 12,200
 Medical and Dental Expenses                                            25,685
 Miscellaneous                                                              54
 Office Equipment Rental and Expenses                                   24,039
 Office Supplies                                                        20,383
 Rent                                                                  241,045
 Salaries                                                              348,846
 Payroll Taxes                                                         100,579
 Property Taxes                                                         12,611
 Taxes and Licenses                                                      8,366
 Telephone Expenses                                                     82,899
 Travel and Subsistence                                                 19,956
 Settlement Costs                                                      124,086
 Utilities                                                              26,888
 TOTAL GENERAL AND ADMINISTRATION
                                                                    ----------
 DEPARTMENT EXPENSES                                                $1,616,804
                                                                    ==========

                     SEE ACCOMPANYING ACCOUNTANT'S REPORT
                        ON SUPPLEMENTARY FINANCIAL DATA
               TERENCE S. MILANEY - CERTIFIED PUBLIC ACCOUNTANT

                           SO. CAL. BROADCASTING CO.

                                 BALANCE SHEET
                               OCTOBER 31, 1997

                                    ASSETS
CURRENT ASSETS:
  CASH IN BANK (SCHEDULE)                               $208,741.88
  ACCOUNTS RECEIVABLE - (SCHEDULE)    501,098.51
  LESS: ALLOWANCE FOR BAD DEBTS       (11,515.00)
                                      ----------
  TOTAL ACCOUNTS RECEIVABLE                              489,583.51
  PREPAID EXPENSES (SCHEDULE)                            110,359.14
                                                         ----------
  TOTAL CURRENT ASSETS                                               $  808,684.53

PROPERTY AND EQUIPMENT:
  TOWERS                                                 151,906.51
  LAND-EL REPOSO                                         800,000.00
  OFFICE EQUIPMENT                                        26,840.24
  TRANSMITTER EQUIPMENT                                  455,368.14
  FREQ. MODULATION MONITORS                                4,712.44
  STUDIO EQUIPMENT                                       327,837.67
  FURNITURE & FIXTURE                                    181,424.10
  AUTOMOBILE                                              26,923.76
  AIR CONDITIONERS                                        17,633.95
  LEASEHOLD IMPROVEMENT                                  285,296.20
  EMERGENCY GENERATOR                                     32,093.33
  TELEPHONE SYSTEM                                        31,368.76
  COMPUTERS                                               37,587.74
  ACCUMULATED DEPRECIATION                            (1,305,897.90)
                                                      -------------
TOTAL PROPERTY & EQUIPMENT                                            1,073,094.94

OTHER ASSETS:
  DEPOSITS                                                 7,531.00
  SILVER                                                   9,650.00
  PARTNERSHIP #5900 SF                                    33,048.00
  ORGANIZATION COSTS                                       2,604.20
  GOODWILL & LICENSES                                    353,701.46
  DEFERRED OFFICERS' INDEMNIFICATION COSTS               128,176.48
  CASH SUR. VALUE - O.L.I.                               229,996.00
  ACCUMULATED AMORTIZATION                              (240,459.64)
  DEFERRED SETTLEMENT COSTS (SCH)                        534,149.24
                                                        -----------
  TOTAL OTHER ASSETS                                                  1,058,396.74
                                                                      ------------
TOTAL ASSETS                                                         $2,940,176.21
                                                                     =============


               SEE ACCOMPANYING ACCOUNTANT'S COMPILATION REPORT

                           SO. CAL. BROADCASTING CO.

                                 BALANCE SHEET
                               OCTOBER 31, 1997



                      LIABILITIES & STOCK HOLDERS' EQUITY

CURRENT LIABILITIES:
  ACCOUNTS PAYABLE - TRADE                    $  124,005.41
  ACCT. PAYBALE - OTHER                           65,863.22
  ACCRUED PAYROLL                                 36,918.37
  ACCRUED COMMISSION - SALESMEN                   87,061.68
  CONTRACT PAYABLE - G M A C                      17,334.47
  ADD: CURRENT PORTION OF L/T DEBT               293,213.00
                                              -------------
  TOTAL CURRENT LIABILITIES                                    $  624,396.15

LONG TERM LIABILITIES
  CONTRACT PAYABLE                                23,334.33
  LOAN PAYABLE - COMMUNITY BANK                  500,000.00
  NOTES PAYABLE SETTLEMENT COSTS               1,450,370.00
  NOTE PAYABLE - AETNA LIFE INSURANCE            151,875.00
  NOTE PAYABLE - HARTFORD LIFE INSURANCE          84,395.92
  DIVIDENDS PAYABLE - LONG TERM                  420,394.65
  LESS: CURRENT PORTION                         (293,213.00)
                                              -------------
  TOTAL LONG TERM LIABILITIES                                   2,337,156.90
                                                               -------------
TOTAL LIABILITIES                                               2,961,553.05

CAPITAL
  COMMON STOCK                   32,580.00
  LESS:STOCK RETIRED             (4,797.04)
                             -------------
  TOTAL COMMON STOCK                              27,782.96
  PREMIUM PAID ON STOCK RETIRED                 (167,202.96)
  PREFERRED STOCK             2,000,000.00
  LESS: DISCOUNT ON ISSUE    (1,555,584.00)
  LESS: STOCK RETIRED          (800,000.00)
                             -------------
  TOTAL PREFERRED STOCK                         (355,584.00)
  PREMIUM ON STOCK RETIRED                      (138,896.00)
  ADD'L PAID IN CAPITAL                           22,000.00
  RETAINED EARNINGS                              371,342.65
  CURRENT INCOME                                 219,180.51
                                              -------------
  TOTAL CAPITAL                                                   (21,376.84)
                                                               -------------

TOTAL LIAB. & CAPITAL                                          $2,940,176.21
                                                               =============




               SEE ACCOMPANYING ACCOUNTANT'S COMPILATION REPORT

                           SO. CAL. BROADCASTING CO.

                            BALANCE SHEET SCHEDULES
                               OCTOBER 31, 1997




CASH AND BANK BALANCES
  PETTY CASH                                      $    525.00
  CASH-CHECKING                                     64,572.63
  CASH - SAVINGS                                   143,644.25
                                                  -----------
  TOTAL CASH AND BANK BALANCES                                   $208,741.88
                                                                 ===========
ACCOUNTS RECEIVABLE-NET
  ACCOUNTS RECEIVABLE                              465,950.84
  EMPLOYEE ADVANCES                                    500.00
  ACCOUNTS RECEIVABLE - OTHER                        3,769.74
  RECEIVABLES - 5900 S. F.                          30,877.93
                                                  -----------
  TOTAL ACCOUNTS RECEIVABLE                                      $501,098.51
                                                                 ===========


PREPAID EXPENSES
  PREPAID INSURANCE - GENERAL                      $18,988.40
  PREPAID INSURANCE - WORKERS COMP                     203.04
  PREPAID FRANCHISE TAX                             20,000.00
  PREPAID FED. INCOME TAX                           64,697.00
  PREPAID OTHERS                                     6,470.70
                                                  -----------
  TOTAL PREPAID EXPENSES                                         $110,359.14
                                                                 ===========




               SEE ACCOMPANYING ACCOUNTANT'S COMPILATION REPORT

                           SO. CAL. BROADCASTING CO.

                            BALANCE SHEET SCHEDULES
                               OCTOBER 31, 1997


DEFFERED SETTLEMENT COSTS
    SETTLEMENT COSTS - WILLIAM J BEATON                           375,779.20
    SETTLEMENT COSTS - CLAIR BEATON HEIRS                         158,370.04
                                                                  ----------
TOTAL DEFERRED SETTLEMENT COSTS                                                    $  534,149.24
                                                                                   =============
LONG TERM NOTES PAYABLE - SETTLEMENT COSTS
    NOTE PAYABLE - BILL BEATON                                    497,000.00
    NOTE PAYABLE - BARBARA ETTLEMAN                               795,000.00
    NOTE PAYABLE - CLAIR BEATON HEIRS                             158,370.00
                                                                  ----------
TOTAL LONG TERM NOTES PAYABLE                                                      $1,450,370.00
                                                                                   =============

               SEE ACCOMPANYING ACCOUNTANT'S COMPILATION REPORT

                           SO. CAL. BROADCASTING CO.

                         CONSOLIDATED INCOME STATEMENT
                 FOR THE TWELVE MONTHS ENDED OCTOBER 31, 1997

                                                      YEAR
                                                   TO DATE         %
REVENUE
  SALES-LOCAL ANNOUNCEMENT                   $  999,713.77      25.5
  SALES-LOCAL TIME                            2,990,711.47      76.3
  AGENCY COMMISSION                             (72,604.54)     (1.9)
                                             -------------     -----
NET REVENUE                                   3,917,820.70     100.0

DEPARTMENT EXPENSES
  PROGRAM DEPARTMENT                            580,994.52      14.8
  TRANSMITTER DEPARTMENT                        422,081.90      10.8
  SALES DEPARTMENT                              864,158.96      22.1
  GEN. & ADM'TRATION DEPT                     1,858,220.89      47.4
                                             -------------     -----
  TOTAL DEPARTMENT EXPENSE                    3,725,456.27      95.1
                                             -------------     -----

  OPERATING PROFIT (-LOSS)                      192,364.43       4.9

INTEREST INCOME                                   9,731.55        .3

MISCELLANEOUS INCOME                             19,084.53        .5
LOSS ON DISPOSITION                              (2,000.00)      (.1)
                                             -------------     -----

INCOME BEFORE TAXES                             219,180.51       5.6

                                             -------------     -----

NET INCOME                                   $  219,180.51       5.6
                                             =============     =====

               SEE ACCOMPANYING ACCOUNTANT'S COMPILATION REPORT

                           SO. CAL. BROADCASTING CO.

                      SCHEDULE OF PROGRAM DEPARTMENT EXP
                 FOR THE TWELVE MONTHS ENDED OCTOBER 31, 1997

                                                           YEAR
                                                        TO DATE        %
PROGRAM DEPARTMENT EXP
  LICENSES & FRANCHISE                                15,233.04       .4
  LINE CHARGES                                         3,728.66       .1
  NEWSWIRE                                             8,580.00       .2
  SALARIES-ANNOUNCERS                                238,462.83      6.1
  TALENT                                             230,668.39      5.9
  TRAVEL & SUBSISTENCE                                56,283.55      1.4
  UNION WELFARE                                       28,038.05       .7
                                                    -----------     ----
  TOTAL PROGRAM DEPT                                $580,994.52     14.8
                                                    ===========     ====

TRANSMITTER DEPARTMENT
  DEPRECIATION                                        50,004.96      1.3
  ENG'NG SUPPLIES                                     25,438.67       .7
  REPAIRS, MAINTENANCE & SERVICES                     54,032.19      1.4
  UTILITIES                                           16,746.28       .4
  SALARIES-TECHNICIANS                                74,411.25      7.0
  TRAVEL & SUBSISTENCE                                 1,448.55       .0
                                                    -----------     ----
  TOTAL TRANSMITTER DEPT                            $422,081.90     10.8
                                                    ===========     ====

SALES DEPARTMENT
  COLLECTION FEE                                       1,431.93       .0
  ADVERTISING                                         28,864.90       .7
  COMMISSION-SALESMEN                                771,630.54     19.7
  PROMOTION                                           26,945.20       .7
  TRAVEL & SUBSISTENCE                                35,286.39       .9
                                                    -----------     ----
  TOTAL SALES DEPT                                  $864,158.96     22.1
                                                    ===========     ====
GEN. & ADM'TRATION DEPT
  BAD DEBTS                                           69,238.43      1.8
  BONUS                                               10,150.00       .3
  CONTRIBUTION                                         3,051.23       .1
  DEPRECIATION                                        10,994.04       .3
  AMORTIZATION - INTANGIBLE                            8,904.00       .2
  AUTOMOBILE EXPENSES                                 24,451.86       .6
  DUES & SUBSCRIPTION                                  7,957.76       .2
  OUTSIDE SERVICE                                     10,611.43       .3
  GROUP INSURANCE                                     68,224.48      1.7
  INSURANCE - WORKERS COMPENSATION                     7,225.84       .2
  INSURANCE-GENERAL                                   21,757.88       .6
  INSURANCE - LIFE                                    57,600.00      1.5
  INTEREST EXPENSE                                    69,795.94      1.8
  JANITOR & MAINTENANCE                               12,260.00       .3
  PROFESSIONAL & LEGAL                               190,435.45      4.9
  PROFIT SHARING PLAN EXP                                350.00       .0
  MANAGEMENT COUNSELLING                               1,200.00       .0
  MEDICAL & DENTAL                                     9,730.06       .3
  OFFICE EQUIPMENT RENTAL & EXPENSE                   23,750.16       .6
  OFFICE SUPPLIES                                     20,741.65       .5
  RENT                                               132,015.25      3.4
  SALARIES-ADMINISTRATION                            156,000.00      4.0

               SEE ACCOMPANYING ACCOUNTANT'S COMPILATION REPORT

                           SO. CAL. BROADCASTING CO.

                       SCHEDULE OF PROGRAM DEPARTMENT EXP
                 FOR THE TWELVE MONTHS ENDED OCTOBER 31, 1997

                                                        YEAR
                                                     TO DATE      %
SALARIES-STAFF                                    293,059.50    7.5
TAXES-PAYROLL                                     105,853.78    2.7
TAXES - PROPERTY                                   25,289.10     .7
TAXES & LICENSES - OTHER                            5,229.00     .1
TELEPHONE & TELEXES                                60,772.35    1.6
TRAVEL & SUBSISTENCE                               20,313.98     .5
SETTLEMENT COST                                   410,451.92   10.5
UTILITIES                                          20,805.80     .5
                                               -------------   ----
TOTAL GEN. & ADM'TRATION DEPT                  $1,858,220.89   47.4
                                               =============   ====



               SEE ACCOMPANYING ACCOUNTANT'S COMPILATION REPORT

JOURNAL--All Source                                        12-JAN-98 PAGE 1
SO. CALIFORNIA BROADCASTING CO.                (870)          10:08:16
PERIOD ENDING: 10/31/97 FYE: 10/97  SEQ: Entry       RANGE: All
TRANSACTION # RANGE:  0-99999

================================================================================
DESCRIPTION                 DATE    REFER      ACCOUNT         AMOUNT      TRN #
================================================================================
ADJ JOURNAL ENTR          10/31/97  AJE70       596         60,000.00        2
ADJ JOURNAL ENTR          10/31/97  AJE70       600            870.00        3
ADJ JOURNAL ENTR          10/31/97  AJE70       114         30,000.00 CR     4
ADJ JOURNAL ENTR          10/31/97  AJE70       222         30,000.00 CR     5
ADJ JOURNAL ENTR          10/31/97  AJE70       222            870.00 CR     6
ADJ JOURNAL ENTR          10/31/97  AJE70       131            991.36        7
ADJ JOURNAL ENTR          10/31/97  AJE70       222            991.36 CR     8
ADJ JOURNAL ENTR          10/31/97  AJE70       110        347,853.56        9
ADJ JOURNAL ENTR          10/31/97  AJE70       308          5,229.64       10
ADJ JOURNAL ENTR          10/31/97  AJE70       110        346,557.56 CR    11
ADJ JOURNAL ENTR          10/31/97  AJE70       308          6,525.64 CR    12
ADJ JOURNAL ENTR          10/31/97  AJE70       185          5,830.00       13
ADJ JOURNAL ENTR          10/31/97  AJE70       185          9,500.00       14
ADJ JOURNAL ENTR          10/31/97  AJE70       185          3,750.00       15
ADJ JOURNAL ENTR          10/31/97  AJE70       185          6,250.00       16
ADJ JOURNAL ENTR          10/31/97  AJE70       185          1,400.00       17
ADJ JOURNAL ENTR          10/31/97  AJE70       185          1,800.00       18
ADJ JOURNAL ENTR          10/31/97  AJE70       185         10,000.00       19
ADJ JOURNAL ENTR          10/31/97  AJE70       110         38,530.00 CR    20
                                                                  .00   *
--------------------------------------------------------------------------------

TOTAL DEBITS:        453,474.56                TOTAL CREDITS:  453,474.56
                                IN BALANCE

   NUMBER OF TRANSACTIONS:               ACCOUNT HASH TOTAL:
                        19                          4,348.00

         CASH DISB:     19                          4,348.00

                           SO. CAL. BROADCASTING CO.

                                 BALANCE SHEET
                               NOVEMBER 30, 1997


                                    ASSETS
CURRENT ASSETS:
  CASH IN BANK (SCHEDULE)                            $   217,420.61
  ACCOUNTS RECEIVABLE - (SCHEDULE)     531,248.09
  LESS: ALLOWANCE FOR BAD DEBTS        (11,673.42)
                                       ----------
  TOTAL ACCOUNTS RECEIVABLE                              519,574.67
  PREPAID EXPENSES (SCHEDULE)                            108,193.91
                                                     --------------
  TOTAL CURRENT ASSETS                                                $  845,109.19

PROPERTY AND EQUIPMENT:
  TOWERS                                                 151,906.51
  LAND-EL REPOSO                                         800,000.00
  OFFICE EQUIPMENT                                        26,840.24
  TRANSMITTER EQUIPMENT                                  455,368.14
  FREQ. MODULATION MONITORS                                4,712.44
  STUDIO EQUIPMENT                                       327,837.67
  FURNITURE & FIXTURE                                    181,424.10
  AUTOMOBILE                                              26,923.76
  AIR CONDITIONERS                                        17,633.95
  LEASEHOLD IMPROVEMENT                                  285,296.20
  EMERGENCY GENERATOR                                     32,093.33
  TELEPHONE SYSTEM                                        31,368.76
  COMPUTERS                                               37,587.74
  ACCUMULATED DEPRECIATION                            (1,310,997.90)
                                                     --------------
TOTAL PROPERTY & EQUIPMENT                                             1,067,994.94

OTHER ASSETS:
  DEPOSITS                                                 7,531.00
  SILVER                                                   9,650.00
  PARTNERSHIP #5900 SF                                     3,000.00
  ORGANIZATION COSTS                                       2,604.20
  GOODWILL & LICENSES                                    353,701.46
  CASH SUR. VALUE - O.L.I.                               229,996.00
  ACCUMULATED AMORTIZATION                              (241,201.64)
  DEFERRED SETTLEMENT COSTS (SCH)                        528,100.44
                                                     --------------
  TOTAL OTHER ASSETS                                                     893,381.46
                                                                      -------------
TOTAL ASSETS                                                          $2,806,565.59
                                                                      =============


               SEE ACCOMPANYING ACCOUNTANT'S COMPILATION REPORT

                           SO. CAL. BROADCASTING CO.

                                 BALANCE SHEET
                               NOVEMBER 30, 1997



                      LIABILITIES & STOCK HOLDERS' EQUITY

CURRENT LIABILITIES:
  ACCOUNTS PAYABLE - TRADE                        $   95,274.75
  ACCT. PAYABLE-OTHER                                 60,300.73
  ACCRUED PAYROLL                                     38,335.36
  ACCRUED COMMISSION - SALESMEN                       79,355.68
  CONTRACT PAYABLE - G M A C                          16,674.37
  ADD: CURRENT PORTION OF L/T DEBT                   191,333.00
                                                  -------------
  TOTAL CURRENT LIABILITIES                                       $  481,273.89

LONG TERM LIABILITIES
  CONTRACT PAYABLE                                    20,500.31
  LOAN PAYABLE- COMMUNITY BANK                       500,000.00
  NOTES PAYABLE SETTLEMENT COSTS                   1,437,370.00
  NOTE PAYABLE - AETNA LIFE INSURANCE                151,875.00
  NOTE PAYABLE - HARTFORD LIFE INSURANCE              84,395.92
  DIVIDENDS PAYABLE - LONG TERM                      420,394.65
  LESS: CURRENT PORTION                             (191,333.00)
                                                  -------------
  TOTAL LONG TERM LIABILITIES                                      2,423,202.88
                                                                  -------------
TOTAL LIABILITIES                                                  2,904,476.77

CAPITAL
  COMMON STOCK                       32,580.00
  LESS:STOCK RETIRED                 (4,797.04)
                                 -------------
  TOTAL COMMON STOCK                                  27,782.96
  PREMIUM PAID ON STOCK RETIRED                     (295,202.96)
  PREFERRED STOCK                 2,000,000.00
  LESS: DISCOUNT ON ISSUE        (1,555,584.00)
  LESS:STOCK RETIRED               (800,000.00)
                                 -------------
  TOTAL PREFERRED STOCK                             (355,584.00)
  PREMIUM ON STOCK RETIRED                          (138,896.00)
  ADD'L PAID IN CAPITAL                               22,000.00
  RETAINED EARNINGS                                  563,765.26
  CURRENT INCOME                                      78,223.56
                                                    -----------
  TOTAL CAPITAL                                                      (97,911.18)
                                                                  -------------

TOTAL LIAB. & CAPITAL                                             $2,806,565.59
                                                                  =============




               SEE ACCOMPANYING ACCOUNTANT'S COMPILATION REPORT

                           SO. CAL. BROADCASTING CO.

                            BALANCE SHEET SCHEDULES
                               NOVEMBER 30, 1997


CASH AND BANK BALANCES
  PETTY CASH                              $    525.00
  CASH-CHECKING                             72,832.37
  CASH - SAVINGS                           144,063.24
                                          -----------
  TOTAL CASH AND BANK BALANCES                              $217,420.61
                                                            ===========
ACCOUNTS RECEIVABLE - NET
  ACCOUNTS RECEIVABLE                      491,365.18
  EMPLOYEE ADVANCES                          1,268.63
  ACCOUNTS RECEIVABLE - OTHER                6,754.27
  RECEIVABLES - 5900 S. F.                  31,860.01
                                          -----------
  TOTAL ACCOUNTS RECEIVABLE                                 $531,248.09
                                                            ===========
PREPAID EXPENSES
  PREPAID INSURANCE - GENERAL              $16,389.11
  PREPAID FRANCHISE TAX                     20,000.00
  PREPAID FED. INCOME TAX                   64,697.00
  PREPAID OTHERS                             7,107,80
                                          -----------
  TOTAL PREPAID EXPENSES                                    $108,193.91
                                                            ===========

                 SEE ACCOMPANYING ACCOUNTANT'S COMPILATION REPORT

                           SO. CAL. BROADCASTING CO.

                            BALANCE SHEET SCHEDULES
                               NOVEMBER 30, 1997





DEFERRED SETTLEMENT COSTS
   SETTLEMENT COSTS - WILLIAM J BEATON              369,730.40
   SETTLEMENT COSTS-CLAIR BEATON HEIRS              158,370.04
                                                    ----------
TOTAL DEFERRED SETTLEMENT COSTS                                    $  528,100.44
                                                                   =============

LONG TERM NOTES PAYABLE - SETTLEMENT COSTS
   NOTE PAYABLE - BILL BEATON                       489,000.00
   NOTE PAYABLE - BARBARA ETTLEMAN                  790,000.00
   NOTE PAYABLE - CLAIR BEATON HEIRS                158,370.00
                                                    ----------
TOTAL LONG TERM NOTES PAYABLE                                      $1,437,370.00
                                                                   =============





               SEE ACCOMPANYING ACCOUNTANT'S COMPILATION REPORT

                           SO. CAL. BROADCASTING CO.

                         CONSOLIDATED INCOME STATEMENT
             FOR THE MONTH AND ONE MONTHS ENDED NOVEMBER 30, 1997

                                      CURRENT                  YEAR
                                       PERIOD        %        TO DATE       %
REVENUE
  SALES-LOCAL ANNOUNCEMENT          $ 94,317.40     27.2    $ 94,317.40    27.2
  SALES-LOCAL TIME                   256,070.00     73.9     256,070.00    73.9
  AGENCY COMMISSION                   (4,003.82)    (1.2)     (4,003.82)   (1.2)
                                    -----------    -----    -----------   -----
NET REVENUE                          346,383.58    100.0     346,383.58   100.0

DEPARTMENT EXPENSES
  PROGRAM DEPARTMENT                  48,964.61     14.1      48,964.61    14.1
  TRANSMITTER DEPARTMENT              33,357.30      9.6      33,357.30     9.6
  SALES DEPARTMENT                    68,024.32     19.6      68,024.32    19.6
  GEN. & ADM'TRATION DEPT            118,732.78     34.3     118,732.78    34.3
                                    -----------    -----    -----------   -----
  TOTAL DEPARTMENT EXPENSE           269,079.01     77.7     269,079.01    77.7
                                    -----------    -----    -----------   -----

  OPERATING PROFIT (-LOSS)            77,304.57     22.3      77,304.57    22.3

INTEREST INCOME                          418.99       .1         418.99      .1

MISCELLANEOUS INCOME                     500.00       .1         500.00      .1
                                    -----------    -----    -----------   -----

INCOME BEFORE TAXES                   78,223.56     22.6      78,223.56    22.6

                                    -----------    -----    -----------   -----

NET INCOME                          $ 78,223.56     22.6    $ 78,223.56    22.6
                                    ===========    =====    ===========   =====



               SEE ACCOMPANYING ACCOUNTANT'S COMPILATION REPORT

                           SO. CAL. BROADCASTING CO.

                      SCHEDULE OF PROGRAM DEPARTMENT EXP
             FOR THE MONTH AND ONE MONTHS ENDED NOVEMBER 30, 1997



                                          CURRENT                 YEAR
                                           PERIOD     %        TO DATE       %

PROGRAM DEPARTMENT EXP
  LICENSES & FRANCHISE                   1,292.42     .4      1,292.42       .4
  LINE CHARGES                             323.42     .1        323.42       .1
  NEWSWIRE                                 715.00     .2        715.00       .2
  SALARIES-ANNOUNCERS                   19,536.44    5.6     19,536.44      5.6
  TALENT                                20,649.04    6.0     20,649.04      6.0
  TRAVEL & SUBSISTENCE                   4,162.86    1.2      4,162.86      1.2
  UNION WELFARE                          2,285.43     .7      2,285.43       .7
                                       ----------   ----    ----------     ----
  TOTAL PROGRAM DEPT                   $48,964.61   14.1    $48,964.61     14.1
                                       ==========   ====    ==========     ====
TRANSMITTER DEPARTMENT
  DEPRECIATION                           4,200.00    1.2      4,200.00      1.2
  ENG'NG SUPPLIES                        2,096.51     .6      2,096.51       .6
  REPAIRS, MAINTENANCE & SERVICES          863.16     .3        863.16       .3
  UTILITIES                              1,673.47     .5      1,673.47       .5
  SALARIES - TECHNICIANS                24,300.78    7.0     24,300.78      7.0
  TRAVEL & SUBSISTENCE                     223.38     .1        223.38       .1
                                       ----------   ----    ----------     ----
  TOTAL TRANSMITTER DEPT               $33,357.30    9.6    $33,357.30      9.6
                                       ==========   ====    ==========     ====
SALES DEPARTMENT
  COLLECTION FEE                           175.00     .1        175.00       .1
  ADVERTISING                            2,687.00     .8      2,687.00       .8
  COMMISSION - SALESMEN                 59,905.46   17.3     59,905.46     17.3
  PROMOTION                              2,961.44     .9      2,961.44       .9
  TRAVEL & SUBSISTENCE                   2,295.42     .7      2,295.42       .7
                                       ----------   ----    ----------     ----
  TOTAL SALES DEPT                     $68,024.32   19.6    $68,024.32     19.6
                                       ==========   ====    ==========     ====
GEN. & ADM'TRATION DEPT
  BAD DEBTS                              2,400.00     .7      2,400.00       .7
  DEPRECIATION                             900.00     .3        900.00       .3
  AMORTIZATION - INTANGIBLE                742.00     .2        742.00       .2
  AUTOMOBILE EXPENSES                    2,844.24     .8      2,844.24       .8
  DUES & SUBSCRIPTION                      584.86     .2        584.86       .2
  OUTSIDE SERVICE                        2,673.88     .8      2,673.88       .8
  GROUP INSURANCE                        6,056.46    1.8      6,056.46      1.8
  INSURANCE - WORKERS COMPENSATION         635.33     .2        635.33       .2
  INSURANCE - GENERAL                    2,069.25     .6      2,069.25       .6
  INSURANCE - LIFE                       4,800.00    1.4      4,800.00      1.4
  INTEREST EXPENSE                       4,501.41    1.3      4,501.41      1.3
  JANITOR & MAINTENANCE                  1,115.85     .3      1,115.85       .3
  PROFESSIONAL & LEGAL                  19,744.91    5.7     19,744.91      5.7
  MANAGEMENT COUNSELLING                   100.00     .0        100.00       .0
  MEDICAL & DENTAL                         201.44     .1        201.44       .1
  OFFICE EQUIPMENT RENTAL & EXPENSE      1,475.70     .4      1,475.70       .4
  OFFICE SUPPLIES                          223.29     .1        223.29       .1
  RENT                                  11,095.00    3.2     11,095.00      3.2
  SALARIES - ADMINISTRATION              8,000.00    2.3      8,000.00      2.3
  SALARIES - STAFF                      24,521.26    7.1     24,521.26      7.1
  TAXES - PAYROLL                        7,154.86    2.1      7,154.86      2.1
  TAXES - PROPERTY                       1,817.39     .5      1,817.39       .5

               SEE ACCOMPANYING ACCOUNTANT'S COMPILATION REPORT

                           SO. CAL. BROADCASTING CO.

                      SCHEDULE OF PROGRAM DEPARTMENT EXP
             FOR THE MONTH AND ONE MONTHS ENDED NOVEMBER 30, 1997

                                    CURRENT                          YEAR
                                    PERIOD         %               TO DATE           %
TELEPHONE & TELEXES               5,617.89        1.6             5,617.89          1.6
TRAVEL & SUBSISTENCE              1,825.92         .5             1,825.92           .5
SETTLEMENT COST                   6,048.80        1.8             6,048.80          1.8
UTILITIES                         1,583.04         .5             1,583.04           .5
                               -----------       ----          -----------          ---
TOTAL GEN. & ADM'TRATION DEPT  $118,732.78       34.3          $118,732.78         34.3
                               ===========       ====          ===========         ====

               SEE ACCOMPANYING ACCOUNTANT'S COMPILATION REPORT